This preliminary remarketing prospectus supplement is subject to completion and amendment without notice. This preliminary remarketing prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the reset rate notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transactions described herein will be described in the final remarketing prospectus supplement.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2008

Preliminary Remarketing Prospectus Supplement

(To Prospectus Dated October 15, 2008)

PRELIMINARY REMARKETING PROSPECTUS SUPPLEMENT

RELATING TO THE REMARKETING OF

(up to)

$406,791,000

CLASS A-4 NOTES

SLM Student Loan Trust 2005-8

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

The remarketing agents are remarketing, on behalf of SLM Student Loan Trust 2005-8, the class A-4 notes (the “class A-4 notes”). The class A-4 notes were originally issued by the trust on September 20, 2005. If successfully remarketed, the class A-4 notes will have the following terms:

Class	Outstanding Principal Amount	Interest Rate	Price	Next Reset Date	Legal Maturity Date
Class A-4 Notes	$406,791,000	3-month LIBOR plus %	At least 99.5%	October 25, 2010	January 25, 2028

Other than as provided herein, no person has been authorized to give any information or to make any representations other than those contained in this preliminary remarketing prospectus supplement and, if given or made, such information or representations must not be relied upon. This preliminary remarketing prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the class A-4 notes nor an offer of such securities to any person in any state or other jurisdiction in which it is unlawful to make such offer or solicitation. The delivery of this preliminary remarketing prospectus supplement at any time does not imply that the information herein is correct as of any time after its date.

All existing class A-4 noteholders are hereby advised that if you want to retain your class A-4 notes, you are required to submit a hold notice prior to 12:00 p.m., New York City time, on October 17, 2008, to one of the remarketing agents. Otherwise your notes will be deemed to have been tendered for remarketing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the class A-4 notes, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this preliminary remarketing prospectus supplement. Any representation to the contrary is a criminal offense.

The notes are asset-backed securities and are obligations of the issuing entity. They are not obligations of or interests in SLM Corporation, the sponsor, the depositor, any seller of loans to the depositor, the administrator, the servicer or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

You should consider carefully the risk factors on page S-22 of this preliminary remarketing prospectus supplement and on page 20 of the base prospectus.

Remarketing Agents

Deutsche Bank Securities	Merrill Lynch & Co.

October     , 2008

REMARKETING TERMS SUMMARY

On October 27, 2008 (absent a failed remarketing, or the exercise by SLM Corporation or one of its wholly-owned subsidiaries of its call option), the class A-4 notes will be reset from their current terms to the following terms, which terms will be applicable until the next reset date for the class A-4 notes (definitions for certain capitalized terms may be found in the Glossary at the end of this preliminary remarketing prospectus supplement):

Class A-4 Notes

Original principal amount	$406,791,000
Current outstanding principal balance	$406,791,000
Principal amount being remarketed(1)	$
Remarketing Terms Determination Date	October 15, 2008
Notice Date(2)	October 17, 2008
Spread Determination Date(3)	On or before October 22, 2008
Current reset date	October 27, 2008
All Hold Rate	Three-Month LIBOR plus 1.50%
Next applicable reset date	October 25, 2010
Interest rate mode	Floating
Index	Three-Month LIBOR(4)
Spread(5)	Plus %
Day-count basis	Actual/360
Weighted average remaining life	(6)

(1)	Subject to the receipt of timely delivered Hold Notices.
(2)

Unless an existing class A-4 noteholder submits a Hold Notice to one of the remarketing agents prior to 12:00 p.m., New York City time, on the Notice Date, such notes will be irrevocably deemed to have been tendered for remarketing.

(3)	The applicable Spread may be determined at any time after 12:00 p.m., New York City time, on the Notice Date but not later than 3:00 p.m., New York City time, on October 22, 2008.
(4)

Three-month LIBOR will be reset on each LIBOR Determination Date in accordance with the procedures set forth under “Additional Information Regarding the Notes-Determination of Indices-LIBOR” in the base prospectus.

(5)	To be determined on the Spread Determination Date.
(6)

The weighted average remaining life to the next reset date of the class A-4 notes at various assumed prepayment rates may be found in “Weighted Average Remaining Life of the Class A-4 Notes” attached as Exhibit I to this preliminary remarketing prospectus supplement.

- i -

The remarketing agents may be contacted as follows:

Deutsche Bank Securities Inc.

60 Wall Street, 19th Floor

New York, New York 10005

Attention: Randall Outlaw

Telephone: 212-250-7730

Facsimile: 212-797-2031

E-mail: randall.outlaw@db.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch World Headquarters

4 World Financial Center

250 Vesey Street

New York, New York 10080

Attention: Brian Kane

Telephone: 212-449-3660

E-mail: brian_f_kane@ml.com

- ii -

INTRODUCTION

The Student Loan-Backed Notes issued by SLM Student Loan Trust 2005-8 consist of the class A-4 notes (referred to as the “reset rate notes”) and the class A-1, class A-2, class A-3 and class A-5 notes (collectively referred to as the “floating rate class A notes”) and the class B notes (which, together with the floating rate class A notes, are referred to as the “floating rate notes” and the floating rate notes, together with the reset rate notes, are referred to as the “notes”). As of the date of this preliminary remarketing prospectus supplement (referred to as the “preliminary prospectus supplement”), none of the notes have been paid in full. None of the classes of notes other than the class A-4 notes (collectively referred to as the “other notes”) are being offered under this preliminary prospectus supplement. Any information contained herein with respect to the other notes is provided only to present a better understanding of the class A-4 notes. The class A-4 notes were originally offered for sale pursuant to the prospectus supplement, dated September 8, 2005 and the related prospectus, dated August 1, 2005.

Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as the remarketing agents (in such capacity, collectively, the “remarketing agents”) for the class A-4 notes.

The notes were issued on September 20, 2005 (referred to as the “closing date”), are obligations of an issuing entity known as SLM Student Loan Trust 2005-8 (referred to as the “trust”) and are secured by the assets of the trust, which consist primarily of a pool of consolidation student loans (the “trust student loans”).

Principal of and interest on the notes are payable as described herein on the 25th day of each January, April, July and October or, if such day is not a business day, then on the next business day (each, a “distribution date”). The initial “reset date” for the class A-4 notes is October 27, 2008. The first distribution date after the initial reset date is scheduled to occur on January 26, 2009. If successfully remarketed, interest will accrue on the class A-4 notes at the rate specified in the summary until their next reset date which will occur on October 25, 2010. Interest will accrue on the outstanding principal balance of the class A-4 notes during three-month accrual periods and will be paid on each distribution date. Absent a failed remarketing with respect to the October 27, 2008 reset date, and until their next reset date, interest on the class A-4 notes will be calculated based on the actual number of days elapsed in each accrual period and a 360-day year. Each accrual period will begin on a distribution date and end on the day before the next distribution date.

Investors in the class A-4 notes are strongly urged to keep in contact with the remarketing agents because notices and required information pertaining to the remarketing of the class A-4 notes sent to the clearing agencies by the administrator or the remarketing agents, as applicable, may not be communicated in a timely manner to the related beneficial owners.

- iii -

- iv -

PAYMENT FLOWS AND DELIVERIES ON THE ORIGINAL CLOSING DATE AND QUARTERLY DISTRIBUTION DATES

SLM FUNDING LLC
SLM Education Credit Finance Corporation
Loans for $
$ for Loans
VG Funding, LLC (and Interim Eligible Lender Trustee for VG Funding)
$ for Loans
Loans for $
$ for Loans
Loans for $
SLM Student Loan Trust 2005–8
Notes for $
$ for Notes
Underwriters
Legal Title for Loans
Legal Title for Loans
Interim Eligible Lender Trustee (for SLM Funding)
Legal Title for Loans
Eligible Lender Trustee (for the Trust)
Quarterly Distributions of $
$ for Notes
Notes for $
Investors
Indenture Trustee
Quarterly Distributions of $ to Investors

- v -

Preliminary Prospectus Supplement

- vi -

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND

THE BASE PROSPECTUS ATTACHED HERETO AS APPENDIX I

We provide information to you about the class A-4 notes in two separate sections of this document that provide progressively more detailed information. These two sections are: (a) the accompanying base prospectus (referred to as the “prospectus”), which begins after the end of this preliminary prospectus supplement and which provides general information about the issuing entity, the trust student loans and the notes, some of which will not apply to the class A-4 notes, and (b) this preliminary prospectus supplement, which describes the specific terms of the class A-4 notes that are being offered hereby and provides information about the trust student loans as of October 1, 2008. You should read both the prospectus and this preliminary prospectus supplement to fully understand the class A-4 notes.

For your convenience, we include cross-references in this preliminary prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Table of Contents on page vi provides the pages on which you can find these captions.

NOTICE TO INVESTORS

The class A-4 notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

The class A-4 notes are currently listed on the Luxembourg Stock Exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the class A-4 notes, for additional information regarding their status.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this preliminary prospectus supplement and the prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

- vii -

SUMMARY OF NOTE TERMS

This summary highlights selected information about the class A-4 notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding. You should read the full description of this information appearing elsewhere in this document and in the attached prospectus. We have provided information in this preliminary prospectus supplement with respect to the other notes in order to further the understanding by potential investors of the class A-4 notes.

ISSUING ENTITY

SLM Student Loan Trust 2005-8.

CLASS A-4 NOTES

The Reset Rate Class A-4 Student Loan-Backed Notes that are being remarketed hereunder were originally issued by the trust on September 20, 2005 in the principal amount of $406,791,000 and are currently outstanding in the same amount.

The initial reset date for the class A-4 notes is October 27, 2008. Absent a failed remarketing or an exercise of the related call option by SLM Corporation or one of its wholly-owned subsidiaries with respect to that reset date, the next reset date for the class A-4 notes will be October 25, 2010. The legal maturity date for the class A-4 notes is January 25, 2028.

Interest. Interest will accrue on the outstanding principal balance of the class A-4 notes during each accrual period and will be paid on each distribution date. If successfully remarketed, the class A-4 notes, until the end of the accrual period relating to the October 25, 2010 reset date, will bear interest at an annual rate equal to three-month LIBOR plus         % based on the actual number of days elapsed in each accrual period and a 360-day year. Each accrual period will begin on a distribution date and will end on the day before the next distribution date. The next accrual period for the class A-4 notes will begin on October 27, 2008 and end on January 25, 2009.

During their initial reset period, the class A-4 notes have borne interest at a fixed per annum rate of 4.25%.

Principal. Payments of principal to the class A-4 notes will generally be made only after the class A-1, class A-2 and class A-3 notes, in that order, have been retired. None of these classes of notes have been paid in full. Absent an event of default, no principal will be paid to the class A-4 notes until the outstanding principal balances of the class A-1, class A-2 and class A-3 notes have been reduced to zero.

There will be no payment of principal on the class A-4 notes from the trust on the October 27, 2008 reset date.

Reset Date Procedures

Remarketing Terms Determination Date. Not later than eight business days prior to the related reset date, which we refer to as the remarketing terms determination date and which, for the class A-4 notes and with respect to the initial reset date, is October 15, 2008, the remarketing agents, in consultation with the administrator, will determine for the class A-4 notes, among other things, the applicable currency, the applicable interest rate mode, whether principal will be paid periodically or at the end of the related reset period, the index, if applicable, the length of the reset period and the applicable distribution dates, the identities of any potential swap counterparties, if applicable, and the all hold rate.

All Hold Rate. The all hold rate for the reset rate notes will be the interest rate applicable for the reset rate notes for the next reset period if all holders of the reset rate notes choose not to tender their notes to the remarketing agents for remarketing, which for the class A-4 notes and the initial reset date occurring on October 27, 2008 is equal to an annual rate of three-month LIBOR plus 1.50%. The all hold rate will be applicable only if the class A-4 notes are denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period (as will be the case for the class A-4 notes assuming a successful remarketing on the October 27, 2008 reset date).

Tendered Notes. Absent a failed remarketing, holders of reset rate notes denominated in U.S. Dollars in the then-current reset period and the immediately following reset period (as will be the case for the class A-4 notes assuming a successful remarketing on the October 27, 2008 reset date) that wish to sell some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process. Holders of reset rate notes denominated in a non-U.S. Dollar currency in the then-current reset period or the immediately following reset period will be deemed to have tendered their reset rate notes pursuant to the remarketing process.

Hold Notices. In connection with the initial reset date, holders of the class A-4 notes will be given until the notice date, which is 12:00 p.m., New York City time, on the date not less than two business days after the remarketing terms determination date, to choose whether to hold their notes by delivering a hold notice to the remarketing agents. The notice date with respect to the class A-4 notes and the initial reset period is October 17, 2008. Any class A-4 notes for which a hold notice is not timely received on or prior to the notice date, will be deemed to be tendered and will be remarketed on the related reset date.

Spread Determination Date. Absent receipt by the remarketing agents of hold notices from 100% of the holders of the class A-4 notes or an exercise of the related call option by SLM Corporation or one of its wholly-owned subsidiaries, the spread will be determined by the remarketing agents at any time after the notice date but no later than 3:00 p.m., New York City time, on the date which is three business days prior to the related reset date, which we refer to as the spread determination date and which, for the class A-4 notes and with respect to the initial reset date, is any time during the period beginning after 12:00 p.m., New York City time, on October 17, 2008 and ending at 3:00 p.m., New York City time, on October 22, 2008. The spread will be the lowest spread to three-month LIBOR, but not less than the all hold rate (which is equal to an annual rate of three-month LIBOR plus 1.50% for the class A-4 notes), which would enable all tendering noteholders to receive a payment equal to 100% of the outstanding principal balance of their reset rate notes (including in such amount a one-time payment, if any, made by SLM Corporation or one of its affiliates to the spread supplement account of the discount adjustment amount (as described below)). If SLM Corporation or one of its affiliates does not provide the required discount adjustment amount, a failed remarketing will result. However, upon payment of the discount adjustment amount on the initial reset date, absent a failed remarketing caused by another event, the class A-4 notes will be reset to bear interest until October 25, 2010, the next reset date, at an annual floating rate equal to the sum of three-month LIBOR plus          %. LIBOR will be determined as specified under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the prospectus.

Discount Adjustment Amount. In connection with the remarketing of the class A-4 notes, SLM Corporation or one of its affiliates may be required to make a one-time capital contribution to the trust as described below under “—Distributions From The Spread Supplement Account” equal to the amount required to sell the class A-4 notes at a discount to par to new purchasers while still providing tendering noteholders a payment of 100% of the outstanding principal balance of their class A-4 notes (we refer to this amount as the “discount adjustment amount”). Noteholders who deliver a valid hold notice will also be entitled to receive their pro rata portion of the discount adjustment amount. The discount adjustment amount will not be greater than a de minimis amount as defined under the Internal Revenue Code (which we refer to as the “de minimis amount”). See “U.S. Federal Income Tax Consequences” in this preliminary prospectus supplement.

Distributions From The Spread Supplement Account. In the event of a successful remarketing of the class A-4 notes at a discount to par on the October 27, 2008 reset date, SLM Corporation or one of its affiliates, if required, will make a one-time capital contribution to the trust in the amount of the discount adjustment amount as described above under “—Discount Adjustment Amount.” Such amount will be deposited into a newly created trust account called the spread supplement account. On the October 27, 2008 reset date, the discount adjustment amount will be paid to the remarketing agents from amounts on deposit in the spread supplement account, for the benefit of the class A-4 noteholders, and will be used to ensure that all tendering class A-4 noteholders receive a payment of 100% of the outstanding principal balance of their class A-4 notes and that all class A-4 noteholders who elect to hold their class A-4 notes receive their pro rata portion of such amount.

In addition, on the October 27, 2008 reset date, SLM Corporation or one of its affiliates will also make a deposit into the spread supplement account in an amount equal to the excess of the expected cash flow required to pay noteholders of the class A-4 notes interest to October 25, 2010, the next reset date, at the annual stated reset rate of interest over the amount that would be payable by the trust if such class of notes bore an annual rate of interest equal to three-month LIBOR plus 0.75% (as evidenced by compliance with stated assumption requirements for such account furnished by each rating agency). Such amounts will be deposited into the spread supplement account for the benefit of the class A-4 noteholders exclusively. On each distribution date, the class A-4 noteholders will receive an amount equal to an annual rate of three-month LIBOR plus 0.75% (which will be paid out of available funds), plus an amount withdrawn by the indenture trustee from the spread supplement account equal to the excess of interest earned on the class A-4 notes at the applicable stated reset rate of interest over interest that would have been payable on such class of notes if they bore interest at an annual rate of three-month LIBOR plus 0.75%, and pay such amounts directly to the class A-4 noteholders. No amounts on deposit in the spread supplement account will become a part of available funds nor may such amounts be used to satisfy any other obligations of the trust.

Assuming a successful remarketing on the October 27, 2008 reset date, all amounts to be deposited into the spread supplement account will be calculated as of the October 27, 2008 reset date.

Reset Date. Reset dates always occur on a distribution date and reset periods always end on a distribution date and may not extend beyond the maturity date of the reset rate notes. The initial reset date for the class A-4 notes is October 27, 2008 and the next scheduled reset date for the class A-4 notes is October 25, 2010. Holders of class A-4 notes that wish to be repaid on the initial reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process. Tender is mandatory for any reset rate notes that are denominated in a non-U.S. Dollar currency during either the then-current or the immediately following reset period and all holders of such reset rate notes will be deemed to have tendered their notes on the related reset date. If there is a failed remarketing of the reset rate notes with respect to such reset date, existing holders of such notes will not be permitted to exercise any remedies as a result of the failure of their reset rate notes to be remarketed on such reset date.

Failed Remarketing. There will be a failed remarketing for the class A-4 notes with respect to the October 27, 2008 reset date if:

•	the remarketing agents cannot determine the applicable required reset terms on or before the remarketing terms determination date;

•	the remarketing agents cannot establish the required spread on the spread determination date;

•

either sufficient committed purchasers cannot be obtained for all of the tendered reset rate notes at the spread set by the remarketing agents, or one or more committed purchasers default on their purchase obligations and the remarketing agents choose not to purchase such reset rate notes themselves;

•	any rating agency then rating the notes has not confirmed or upgraded its then-current rating of any class of notes, if such confirmation is required; or

•	certain other conditions specified in the remarketing agreement are not satisfied.

See “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this preliminary prospectus supplement.

In the event a failed remarketing is declared with respect to the class A-4 notes:

•	all holders of the class A-4 notes will retain their notes, including in all deemed mandatory tender situations;

•	the related interest rate for the class A-4 notes will be reset to a failed remarketing rate of three-month LIBOR plus 0.75% per annum; and

•	the related reset period will be set at three months.

Call Option. SLM Corporation, or one of its wholly-owned subsidiaries (to whom it has the right at any time to transfer such call option), has the option to purchase the class A-4 notes in their entirety as of any reset date. If it exercises this right, the interest rate for the reset rate notes, which we refer to as the call rate, will be (1) if no related swap agreement was in effect with respect to the reset rate notes during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, or (2) if one or more related swap agreements were in effect with respect to the reset rate notes during the previous reset period (as has been the case with respect to the class A-4 notes and their initial reset period), an annual three-month LIBOR-based interest rate equal to the weighted average of the floating rates of interest that the trust paid to the swap counterparties hedging the currency risk and/or basis risk for the reset rate notes during the preceding reset period.

The call rate will continue to apply for each reset period while SLM Corporation, or any of its wholly-owned subsidiaries, if applicable, retains the reset rate notes pursuant to its exercise of the call option. In either case, the next reset date for the reset rate notes will occur on the next distribution date.

The administrator will notify the Luxembourg Stock Exchange of any exercise of the call option and a notice will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort.

See “Description of the Notes—The Reset Rate Notes” in this preliminary prospectus supplement for a more complete discussion of the remarketing process.

Denominations. The class A-4 notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000 in excess thereof. The class A-4 notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System. You will not receive a certificate representing your class A-4 notes except in very limited circumstances.

DATES

The closing date for the original offering was September 20, 2005. We refer to this date as the closing date.

The statistical cutoff date for the original offering was August 22, 2005. We refer to this date as the statistical cutoff date.

Unless otherwise indicated, all information provided in this preliminary prospectus supplement regarding the notes and the pool of trust student loans is presented as of October 1, 2008. We refer to this date as the statistical disclosure date.

A distribution date for each class of notes is the 25th of each January, April, July and October. If any January 25, April 25, July 25 or October 25 is not a business day, the distribution date will be the next business day.

Each reset date will occur on a distribution date for the class A-4 notes. The related reset period will always end on a distribution date and may not extend beyond the maturity date of the class A-4 notes.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

A collection period is the three-month period ending on the last day of March, June, September or December, in each case for the distribution date in the following month.

WEIGHTED AVERAGE REMAINING LIFE OF THE CLASS A-4 NOTES

The projected weighted average life of the class A-4 notes to their next reset date under various assumed prepayment scenarios may be found in “Weighted Average Remaining Life of the Class A-4 Notes,” attached hereto as Exhibit I.

THE OTHER NOTES

On the closing date, the trust also issued its class A-1, class A-2, class A-3, class A-5 and class B notes, as more specifically described below.

Floating Rate Class A Notes:

•	Class A-1 Student Loan-Backed Notes in the original principal amount of $812,000,000, and currently outstanding in the amount of $36,924,132.58;

•	Class A-2 Student Loan-Backed Notes in the original principal amount of $485,000,000, and currently outstanding in the same amount;

•	Class A-3 Student Loan-Backed Notes in the original principal amount of $300,000,000, and currently outstanding in the same amount; and

•	Class A-5 Student Loan-Backed Notes in the original principal amount of $510,000,000, and currently outstanding in the same amount.

Class B Notes:

•	Class B Student Loan-Backed Notes in the original principal amount of $77,747,000, and currently outstanding in the same amount.

We sometimes refer to:

•	the floating rate class A notes and the reset rate notes collectively as the class A notes;

•	the floating rate class A notes and the class B notes as the floating rate notes; and

•	the floating rate notes and the reset rate notes as the notes.

Interest Rates. The outstanding floating rate notes bear interest at an annual rate equal to the sum of three-month LIBOR and the applicable spread listed in the table below:

Class	Spread
Class A-1	plus 0.00%
Class A-2	plus 0.09%
Class A-3	plus 0.11%
Class A-5	plus 0.17%
Class B	plus 0.31%

For all classes of notes, the administrator determines LIBOR as specified under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the prospectus. For the floating rate notes, interest is calculated based on the actual number of days elapsed in each accrual period and a 360-day year.

ALL NOTES

Interest Payments. Interest accrues on the outstanding principal balance of the notes during each accrual period and is payable on the related distribution date.

An accrual period for the floating rate notes begins on a distribution date and ends on the day before the next distribution date.

An accrual period for reset rate notes that bear a fixed rate of interest (as has been the case with respect to the class A-4 notes and their initial reset period) will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the current distribution date.

Principal Payments. Principal will be payable or allocable on each distribution date in an amount generally equal to (a) the principal distribution amount for that distribution date plus (b) any shortfall in the payment of principal as of the preceding distribution date.

Priority of Principal Payments. Assuming a successful remarketing on October 27, 2008, thereafter we will apply or allocate principal sequentially on each distribution date as follows:

•	first, the class A noteholders’ principal distribution amount:

•	sequentially, to the class A-1, class A-2 and class A-3 notes, in that order, until their respective principal balances are reduced to zero; then,

•

to the class A-4 notes until their principal balance is reduced to zero; provided, that either (a) if the class A-4 notes are then denominated in a currency other than U.S. Dollars, any payments due to the reset rate noteholders will be made to the currency swap counterparty or (b) if the class A-4 notes are then structured not to receive a payment of principal until the end of the related reset period (as has been the case with respect to the class A-4 notes and their initial reset period), any payments due to the reset rate noteholders will be allocated to the accumulation account; and then,

•	to the class A-5 notes, until their principal balance is reduced to zero; and

•

second, on each distribution date on and after the stepdown date, and provided that no trigger event is in effect on such distribution date, the class B noteholders’ principal distribution amount, to the class B notes, until their principal balance is reduced to zero.

Until the stepdown date, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

The stepdown date will be the earlier to occur of: (1) the October 2011 distribution date or (2) the first date on which no class A notes remain outstanding.

The class A noteholders’ principal distribution amount is equal to the principal distribution amount times the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders’ principal distribution amount is equal to the principal distribution amount times the class B percentage.

The class B percentage is zero (i) for each distribution date occurring prior to the stepdown date and (ii) for any distribution date when a trigger event is in effect. On each other distribution date, the class B percentage is the percentage obtained by dividing (x) the aggregate principal balance of the class B notes, by (y) the aggregate principal balance, or U.S. Dollar equivalent, of all outstanding notes less all amounts on deposit, exclusive of any investment earnings, in the accumulation account, in each case determined immediately prior to that distribution date.

A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes, less amounts on deposit in the accumulation account, exclusive of any investment earnings and after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.

See “Description of the Notes— Distributions” in this preliminary prospectus supplement for a more detailed description of principal payments.

Maturity Dates.

Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity Date
Class A-1	July 25, 2018
Class A-2	July 25, 2022
Class A-3	October 25, 2024
Class A-4	January 25, 2028
Class A-5	January 25, 2040
Class B	January 25, 2040

The actual maturity of any class of notes could occur earlier if, for example:

•	there are prepayments on the trust student loans;

•

the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

•

the indenture trustee auctions all remaining trust student loans, which absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.

•

The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty, if applicable. In general, payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes, trust swap payments due to any swap counterparty, if applicable, and any deposits required to be made into any supplemental interest account or any investment reserve account. See “Description of the Notes—The Notes— The Class B Notes—Subordination of the Class B Notes” in this preliminary prospectus supplement.

Security for the Notes. The notes are secured by the assets of the trust, primarily the trust student loans.

Potential Future Interest Rate Cap Agreement. At any time, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more eligible swap counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes. Any payment due by the trust to a potential future cap counterparty would be payable only out of funds available for distribution under clause (p)(1) of “Description of the Notes—Distributions—Distributions from the Collection Account” in this preliminary prospectus supplement. Any payments received from a potential future cap counterparty would be included in available funds. It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment. See “Description of the Notes—Potential Future Interest Rate Cap Agreement” in this preliminary prospectus supplement.

As of the October 27, 2008 reset date, the trust has not entered into any potential future interest rate cap agreements.

INDENTURE TRUSTEE AND PAYING AGENT

The trust issued the notes under an indenture dated as of September 1, 2005. Under the indenture, Deutsche Bank Trust Company Americas acts as indenture trustee for the benefit of, and to protect the interests of, the noteholders and acts as paying agent for the notes.

LUXEMBOURG PAYING AGENT

As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed. Currently, Deutsche Bank Luxembourg S.A. acts as the Luxembourg paying agent with respect to the class A-4 notes.

ELIGIBLE LENDER TRUSTEE

The Bank of New York Mellon Trust Company, National Association is the successor eligible lender trustee under the trust agreement. It holds legal title to the assets of the trust.

DELAWARE TRUSTEE

BNY Mellon Trust of Delaware, a Delaware banking corporation, is the Delaware trustee. The Delaware trustee acts in the capacities required under the Delaware Statutory Trust Act and under the trust agreement. Its principal Delaware address is 100 White Clay Center, Route 273, Newark, Delaware 19711.

REMARKETING AGENTS

The remarketing agents will be entitled to a fee on each reset date in connection with a successful remarketing of the reset rate notes from amounts on deposit in the remarketing fee account. In connection with a successful remarketing of the class A-4 notes on the October 27, 2008 reset date, the remarketing agents will be paid a remarketing fee by the trust in an amount that will not exceed $1,423,768.50. The trust will also be obligated to reimburse the remarketing agents, on a subordinated basis, for certain out-of-pocket expenses incurred in connection with each reset date.

ADMINISTRATOR

Sallie Mae, Inc. (“Sallie Mae”), acts as the administrator of the trust under an administration agreement dated as of the closing date. Sallie Mae is a Delaware corporation and a wholly-owned subsidiary of SLM Corporation. Subject to certain conditions, Sallie Mae may transfer its obligations as administrator to an affiliate.

INFORMATION ABOUT THE TRUST

The trust is a Delaware statutory trust created under a trust agreement dated as of July 29, 2005.

The only activities of the trust that are currently permitted are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into any required swap agreements or potential future interest rate cap agreements and other related activities. See “The Trust—General” in this preliminary prospectus supplement.

SLM Funding LLC, as depositor, after acquiring the student loans from one of VG Funding LLC (“VG Funding”) or SLM Education Credit Finance Corporation (“SLM ECFC”) under separate purchase agreements, sold them to the trust on the closing date under a sale agreement (we sometimes refer to SLM ECFC and VG Funding as the “sellers”). The depositor is a limited liability company of which SLM ECFC is the sole member. Chase Bank USA, National Association, as interim eligible lender trustee, initially held legal title to the student loans for the depositor under an interim trust arrangement prior to their transfer to the trust and then as eligible lender trustee for the benefit of the trust under the trust agreement. The Bank of New York Mellon Trust Company, National Association now serves as successor interim eligible lender trustee for the depositor and successor eligible lender trustee on behalf of the trust.

Its Assets

The assets of the trust include:

•	the trust student loans;

•	collections and other payments on the trust student loans;

•

funds it currently holds or will hold from time to time in its trust accounts, including a collection account; a reserve account; an accumulation account; a supplemental interest account; an investment reserve account; an investment premium purchase account; a remarketing fee account; if the class A-4 notes are denominated in a currency other than U.S. Dollars, a currency account; and, if applicable, assuming a successful remarketing of the class A-4 notes on the October 27, 2008 reset date, the spread supplement account;

•

its rights under the transfer and servicing agreements, including the right to require VG Funding (or Sallie Mae, as servicer, acting on its behalf), SLM ECFC, the depositor or the servicer to repurchase trust student loans from it or to substitute loans under certain conditions;

•	its rights under any swap agreement or potential future interest rate cap agreement, as applicable; and

•	its rights under the guarantee agreements with guarantors.

The rest of this section describes the trust student loans and trust accounts more fully.

Trust Student Loans. The trust student loans (including the initial trust student loans, any additional trust student loans and any add-on consolidation loans) are education loans to students and parents of students made under the Federal Family Education Loan Program, known as the FFELP. All of the trust student loans are consolidation loans.

Consolidation loans are used to combine a borrower’s or borrowers’ obligations under various federally authorized student loan programs into a single loan. See “Appendix A—Federal Family Education Loan Program” in the prospectus.

The trust student loans were selected from student loans owned by SLM ECFC or VG Funding, or their affiliates, based on the criteria established by the depositor, as described in the prospectus.

Guaranty agencies described in this document guarantee all of the trust student loans. They are also reinsured by the United States Department of Education (which we refer to as the Department of Education).

Initial Trust Student Loans. The initial trust student loans had a pool balance of approximately $2,500,536,593 as of the statistical cutoff date and $20,000,000 aggregate principal balance was added to the pool balance through the purchase of add-on consolidation loans using funds on deposit in the add-on consolidation loan account. The trust student loans have a pool balance of approximately $1,789,839,024 as of the statistical disclosure date.

As of the statistical disclosure date, the weighted average annual borrower interest rate of the trust student loans was approximately 3.76% and their weighted average remaining term to scheduled maturity was approximately 248 months.

Any special allowance payments on the trust student loans are based on the three-month financial commercial paper rate as to approximately 99.35% of the trust student loans by principal balance and the 91-day treasury bill rate as to approximately 0.65% of the trust student loans by principal balance.

For more details concerning the trust student loans as of the statistical disclosure date, see “Annex A—The Trust Student Loan Pool” attached to this preliminary prospectus supplement.

Collection Account. The administrator established and maintains the collection account as an asset of the trust in the name of the indenture trustee. The administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments into the collection account, as described in this preliminary prospectus supplement and the prospectus.

Reserve Account. The administrator established and maintains the reserve account as an asset of the trust in the name of the indenture trustee. As of the July 25, 2008 distribution date, the amount on deposit in the reserve account was $4,529,830.75.

Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See “Description of the Notes—Distributions.”

Amounts remaining in the reserve account in excess of the specified reserve account balance on any distribution date, after payments described below, will be deposited into the collection account for distribution on that distribution date.

The specified reserve account balance is the amount required to be maintained in the reserve account. The specified reserve account balance for any distribution date will be equal to the greater of (a) 0.25% of the pool balance at the end of the related collection period and (b) $3,780,805. The specified reserve account balance will be subject to adjustment as described in this preliminary prospectus supplement. In no event will it exceed the outstanding principal balance of the notes, less all amounts then on deposit in the accumulation account (exclusive of investment earnings), if any.

The reserve account will be available to cover any shortfalls in payments of the primary servicing fee, the administration fee, the remarketing fees, if any, the class A noteholders’ interest distribution amount (but only up to an annual interest rate equal to three-month LIBOR plus 0.75% in the case of the class A-4 notes), the class B noteholders’ interest distribution amount, payments due to any swap counterparty with respect to interest, if applicable, and certain swap termination payments. As of the July 25, 2008 distribution date, amounts on deposit in the reserve account have not been required for these purposes.

In addition, the reserve account will be available:

•

on the related maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest to the related class of notes; and

•

on the class B maturity date and upon termination of the trust, to cover shortfalls in payments of the class B noteholders’ principal and accrued interest, any carryover servicing fees, any remaining swap termination payments and remarketing fees and expenses.

The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted which could result in shortfalls in distributions to noteholders.

On any distribution date, if the market value of the reserve account, together with amounts on deposit in any supplemental interest account, is sufficient to pay the remaining principal and interest accrued on the notes and any carryover servicing fees, amounts on deposit in those accounts will be so applied on that distribution date. See “Description of the Notes—Credit Enhancement—Reserve Account” in this preliminary prospectus supplement.

Capitalized Interest Account. All funds on deposit in the capitalized interest account that was created and funded on the closing date were transferred to the collection account on the October 2006 distribution date. No additional sums were subsequently or will be deposited into this account.

Remarketing Fee Account. The administrator established and maintains a remarketing fee account as an asset of the trust in the name of the indenture trustee, for the benefit of the remarketing agents and the class A noteholders. Beginning on the distribution date that is one year prior to the initial reset date for the reset rate notes, and through such reset date, the trust is required to deposit into the remarketing fee account available funds up to the related quarterly required amount on each related distribution date, until the balance on deposit in the remarketing fee account reaches the targeted level for the related reset date, prior to the payment of interest on the notes. As of the July 25, 2008 distribution date, there was $1,139,014.80 on deposit in the remarketing fee account. As of the October 27, 2008 distribution date, the required amount for this account will not exceed $1,423,768.50.

Investment earnings on deposit in the remarketing fee account are withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date. In addition, if on any distribution date, a class A note interest shortfall would exist, or if on the maturity date for any class of class A notes, available funds would not be sufficient to reduce the principal balance of that class to zero, the amount of that class A note interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes. See “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this preliminary prospectus supplement.

Accumulation Account. The administrator will establish and maintain, in the name of the indenture trustee, an accumulation account for the benefit of the class A-4 notes whenever such notes are structured not to receive a payment of principal until the end of the related reset period (as has been the case during the initial reset period for the class A-4 notes and will be the case in any future reset period during which the class A-4 notes are reset to bear interest at a fixed rate or are denominated in a currency other than U.S. Dollars). With respect to each related reset period, on each distribution date, the indenture trustee will deposit any payments of principal allocated to the class A-4 notes, in U.S. Dollars, into the accumulation account. All sums on deposit in the accumulation account, including any amounts deposited into the accumulation account on the related distribution date, but less any investment earnings, will be paid either:

•	if the class A-4 notes are then denominated in U.S. Dollars, on the next reset date, to the reset rate noteholders, after all other required distributions have been made on that reset date; or

•

if the class A-4 notes are then denominated in a currency other than U.S. Dollars, on or about the next reset date, to the currency swap counterparty or counterparties, which will in turn pay the applicable currency equivalent of those amounts to the trust, for payment to the reset rate noteholders on the second business day following the related reset date, after all other required distributions have been made on that reset date.

Amounts on deposit in the accumulation account (exclusive of investment earnings) may be used only to pay principal on the class A-4 notes or to the currency swap counterparty or counterparties and for no other purpose. Investment earnings on deposit in the accumulation account will be withdrawn on each distribution date, deposited into the collection account and included as a part of available funds for that distribution date.

Amounts on deposit in the accumulation account may be invested in eligible investments that can be purchased at a price equal to par, at a discount, or at a premium. Eligible investments may be purchased at a premium over par only if there are sufficient amounts on deposit in the investment premium purchase account described below to pay the amount of the purchase price in excess of par.

As of the July 25, 2008 distribution date there were no amounts on deposit in the accumulation account.

Investment Premium Purchase Account. When required, the administrator will establish and maintain, in the name of the indenture trustee, an investment premium purchase account related to the accumulation account. On each distribution date when funds are deposited into the accumulation account, the indenture trustee will be required to deposit, subject to sufficient available funds, an amount generally equal to 1.0% of the amount deposited into the accumulation account into the investment premium purchase account, together with any carryover amounts from previous distribution dates if there were insufficient available funds on any previous distribution date to make the required deposits in full.

Amounts on deposit in the investment premium purchase account may be used from time to time to pay amounts in excess of par on eligible investments purchased with funds on deposit in the accumulation account. Amounts not used to pay such premium purchase amounts will become a part of available funds on future distribution dates pursuant to a formula set forth in the administration agreement.

As of the July 25, 2008 distribution date there were no amounts on deposit in the investment premium purchase account.

Investment Reserve Account. When required, the administrator will establish and maintain, in the name of the indenture trustee, an investment reserve account related to the accumulation account. On any distribution date, and to the extent of available funds, if the ratings of any eligible investments in the accumulation account have been downgraded by one or more rating agencies, the indenture trustee will deposit into the investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition, which amount will not exceed the amount of the unrealized loss on the related eligible investments. On each distribution date, all amounts on deposit in the investment reserve account either will be withdrawn from the investment reserve account and deposited into the accumulation account in an amount required to offset any realized losses on eligible investments related to the accumulation account, or will be deposited into the collection account to be included as a part of available funds on that distribution date.

As of the July 25, 2008 distribution date there were no amounts on deposit in the investment reserve account.

Supplemental Interest Account. When required, the administrator will establish and maintain, in the name of the indenture trustee, a supplemental interest account related to the accumulation account.

On each distribution date when amounts are deposited into or are on deposit in the accumulation account, the administrator will cause the indenture trustee, subject to sufficient available funds, to make a deposit into the supplemental interest account. This deposit will equal the amount sufficient to pay either to the reset rate noteholders or to each swap counterparty, as applicable, the floating rate payments due to the reset rate noteholders or the swap counterparty, as applicable, through the next distribution date at the related LIBOR-based floating rate on all amounts on deposit in the accumulation account, after giving effect to an assumed rate of investment earnings on that account.

All amounts on deposit in the supplemental interest account will be withdrawn on or before each distribution date, deposited into the collection account and included as a part of available funds for that distribution date.

As of the July 25, 2008 distribution date there are no amounts on deposit in the supplemental interest account.

Spread Supplement Account. In the event the class A-4 notes are successfully remarketed on the October 27, 2008 reset date, the transaction parties will enter into a supplemental indenture and an amendment to the administration agreement to provide for the creation, funding and permitted uses of a new trust account to be called the spread supplement account. The spread supplement account will be established and maintained by the administrator in the name of the indenture trustee for the benefit of the trust and the class A-4 noteholders.

On the October 27, 2008 reset date, if required as described under “Class A-4 Notes—Reset Date Procedures—Discount Adjustment Amount” above, the remarketing agents, for the benefit of the class A-4 noteholders, will receive the discount adjustment amount from the spread supplement account. The remarketing agents will use such funds to ensure that all tendering class A-4 noteholders receive a payment of 100% of the outstanding principal balance of their class A-4 notes and that all class
A-4 noteholders who elect to hold their class A-4 notes receive their pro rata portion of such amount.

On each distribution date, an amount equal to the excess of interest earned on the class A-4 notes at the applicable stated reset rate of interest over interest that would have been payable on such class of notes if they bore interest at an annual rate of three-month LIBOR plus 0.75% will be withdrawn by the indenture trustee from the spread supplement account and paid directly to the class A-4 noteholders.

All investment earnings on the spread supplement account will be paid to the excess distribution certificateholder on each distribution date. Following payment in full of all outstanding amounts on the class A-4 notes, any sums remaining on deposit in the spread supplement account will be withdrawn on the related distribution date and paid to the excess distribution certificateholder. See “Description of the Notes—Credit Enhancement—Spread Supplement Account” in this preliminary prospectus supplement.

ADMINISTRATION OF THE TRUST

Distributions

Sallie Mae, as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the other accounts, as described above. These funds will be applied on or before each applicable distribution date generally as shown in the chart on the following page. Funds on deposit in the collection account and, to the extent required, the reserve account will be applied monthly to the payment of the primary servicing fee.

See “Description of the Notes— Distributions” in this preliminary prospectus supplement for a more detailed description of distributions.

COLLECTION ACCOUNT
1st
SERVICER
(Primary Servicing Fee)
2nd
ADMINISTRATOR
(Administration Fee)
3rd
REMARKETING FEE ACCOUNT
(Quarterly Funding Amount)
4th
(pro rata)
CLASS A NOTEHOLDERS
(Class A Noteholders' Interest Distribution Amount)*
SWAP COUNTERPARTIES
(Floating rate interest payments due from the trust, if any)
SWAP COUNTERPARTIES
(Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
(to the class A-1 notes through the class A-5 notes, in that order, until each such class is paid in full (subject, with respect to the class A-4 notes, to certain amounts being deposited into any related accumulation account or paid to any currency swap counterparties, in each case, to the extent applicable))
6th
CLASS A NOTEHOLDERS
(Class A Noteholders' Principal Distribution Amount)
7th
SUPPLEMENTAL INTEREST ACCOUNT
(Supplemental Interest Account Deposit Amount, if any)
8th
INVESTMENT RESERVE ACCOUNT
(Investment Reserve Account Required Amount, if any)
9th
CLASS B NOTEHOLDERS
(Class B Noteholders' Principal Distribution Amount)
10th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
11th
INVESTMENT PREMIUM PURCHASE ACCOUNT
(Investment Premium Purchase Account Deposit Amount, if any)
12th
SERVICER
(Carryover Servicing Fee, if any)
13th
SWAP COUNTERPARTIES
(Remaining Swap Termination Payments, if any)
14th
REMARKETING AGENTS OR ADMINISTRATOR
(Any amounts with respect to remarketing fees not paid from amounts on deposit in the remarketing fee account)
15th
REMARKETING AGENTS OR ADMINISTRATOR
(Certain expenses related to the remarketing of the reset rate notes)
16th
CAP COUNTERPARTIES
(Any payments)
17th
EXCESS DISTRIBUTION CERTIFICATEHOLDER
(Any remaining amounts)

*The class A-4 noteholders will receive an amount of interest equal to an annual rate of three-month LIBOR plus 0.75% from available funds. Amounts of interest due to the class A-4 noteholders in excess of an annual percentage equal to three-month LIBOR plus 0.75%, if applicable, will not be paid from available funds but will instead be withdrawn on each applicable distribution date from the spread supplement account and paid directly to the class A-4 noteholders.

Transfer of the Assets to the Trust

Under a sale agreement, the depositor sold the trust student loans to the trust, with the eligible lender trustee holding legal title to the trust student loans.

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Each seller has similar obligations under the purchase agreements. See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the prospectus.

Servicing of the Assets

Under a servicing agreement, Sallie Mae, as servicer, is responsible for servicing, maintaining custody of and making collections on the trust student loans. It also bills and collects payments from the guaranty agencies and the Department of Education.

The servicer manages and operates the loan servicing functions for the SLM Corporation family of companies. The servicer may enter into subservicing agreements with respect to some or all of its servicing obligations, but these arrangements will not affect the servicer’s obligations to the trust. Under some circumstances, the servicer may transfer its obligations as servicer.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See “The Trust Student Loan Pool—Insurance of Student Loans; Guarantors of Student Loans” in this preliminary prospectus supplement.

Compensation of the Servicer

The servicer receives two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.

The primary servicing fee is payable in arrears out of available funds and amounts on deposit in the reserve account on the 25th day of each month, or if the 25th day is not a business day, then on the next business day. Fees are calculated as of the first day of the preceding calendar month. Fees include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee is payable to the servicer on each distribution date out of available funds.

The carryover servicing fee is the sum of:

•	the amount of specified increases in the costs incurred by the servicer;

•	the amount of specified conversion, transfer and removal fees;

•	any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

•	interest on any unpaid amounts.

See “Description of the Notes—Servicing Compensation” in this preliminary prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

•	the payment of all amounts required to be paid to the noteholders.

See “The Student Loan Pools—Termination” in the prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on or after the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in the accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but will not be less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•	pay to noteholders the interest payable on the related distribution date; and

•	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in the accumulation account.

For these purposes, if the class A-4 notes:

•

are then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the class A-4 notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the accumulation account; and/or

•

are then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of the class A-4 notes will be determined based upon the exchange rate provided for in the currency swap agreement or agreements.

The pool balance as of the statistical disclosure date is approximately 71.0% of the sum of (i) the principal balance of the initial trust student loans as of the statistical cutoff date and (ii) the aggregate principal balance of all add-on consolidation loans purchased with funds on deposit in the add-on loan consolidation account.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right as described above. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of (a) the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or (b) the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed the amount in the immediately preceding paragraph, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including any of the original underwriters of the notes, or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools—Termination” in the prospectus.

The net proceeds of any auction sale, plus all amounts, less any investment earnings, then on deposit in the accumulation account, will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.

The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or on subsequent distribution dates.

See “The Student Loan Pools— Termination” in the prospectus.

TAX CONSIDERATIONS

Subject to important considerations described in the prospectus:

•	Federal tax counsel for the trust is of the opinion that the class A-4 notes will be characterized as debt for federal income tax purposes.

•

Federal tax counsel for the trust is of the opinion that the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

•

If the class A-4 notes are remarketed without the support of the spread supplement account, then the class A-4 notes may be issued with a de minimis amount of market discount for U.S. federal income tax purposes (as discussed in more detail in this preliminary prospectus supplement below). An appropriate portion of the discount will be recognized as and when principal payments are received on the class A-4 notes.

•

If the class A-4 notes provide for a de minimis amount of discount and, in addition, are remarketed with the support of the spread supplement account, then for federal income tax purposes, the remarketing of the class A-4 notes will likely be treated as a significant modification of such notes taking into account the discount and the holder’s entitlement to payments to be made out of amounts on deposit in the spread supplement account.

•

Delaware tax counsel for the trust is of the opinion that the same characterizations will apply for Delaware state income tax purposes as for federal income tax purposes and that noteholders who were not otherwise subject to Delaware taxation on income would not become subject to Delaware taxation as a result of their ownership of notes.

See “U.S. Federal Income Tax Consequences” in this preliminary prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this preliminary prospectus supplement and the prospectus, the class A-4 notes may, in general, be purchased by or on behalf of an employee benefit plan, including an insurance company general account, that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code only if an exemption from the prohibited transaction rules applies, so that the purchase and holding of the class A-4 notes by or on behalf of the plan will not result in a non-exempt prohibited transaction. Each fiduciary who purchases any note will be deemed to represent that such an exemption exists and applies to it.

See “ERISA Considerations” in this preliminary prospectus supplement and in the prospectus for additional information concerning the application of ERISA.

RATING OF THE SECURITIES

The notes are currently rated as follows:

•	Class A notes (including the class A-4 notes): “AAA” by Fitch, “Aaa” by Moody’s and “AAA” by S&P.

•	Class B notes: “AAA” by Fitch, “Aa1” by Moody’s and “AA+” by S&P.

See “Ratings” in this preliminary prospectus supplement.

LISTING INFORMATION

The class A-4 notes are currently listed on the Luxembourg Stock Exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the notes, for additional information regarding their status. You can contact the listing agent at 2 Boulevard Konrad Adenauer L-1115, Luxembourg.

So long as the class A-4 notes are listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to that class of notes, including if any of such class is delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort and/or on the Luxembourg Stock Exchange’s website at: http://www.bourse.lu.

The class A-4 notes are currently able to be cleared and settled through Clearstream, Luxembourg and Euroclear.

RISK FACTORS

Some of the factors you should consider before making an investment in the class A-4 notes are described in this preliminary prospectus supplement and in the prospectus under “Risk Factors.”

IDENTIFICATION NUMBERS

The class A-4 notes have the following identification numbers:

CUSIP Number	78442G QR 0
International Securities Identification Number (ISIN)	US78442GQR01
European Common Code	023012294

RISK FACTORS

You should carefully consider the following factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the class A-4 notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase the class A-4 notes. The prospectus describes additional risk factors that you should also consider beginning on page 20. These risk factors could affect your investment in or return on the class A-4 notes.

Sequential Payment Of The Notes Results In A Greater Risk Of Loss	Holders of the class A-4 notes bear a greater risk of loss than do holders of the class A-1, class A-2 and class A-3 notes because no principal will be paid to any class A-4 noteholders until the class A-1, class A-2 and class A-3 notes have been paid in full. If a failed remarketing occurs, the reset rate notes would become subject to the failed remarketing rate, which may be higher than the interest rate that would otherwise be applicable to such class of notes. This would reduce the amount of available funds to pay interest on other classes of notes and principal on the reset rate notes. In that case, or if prepayments are much higher than anticipated, or if losses on the trust student loans are greater than expected, you may suffer a loss.

Your Notes Are Subject To A Call Option	SLM Corporation, or one of its wholly-owned subsidiaries, has the option to call, in full, the class A-4 notes in respect of the October 27, 2008 reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your class A-4 notes less all amounts distributed to you as a payment of principal, plus all accrued and unpaid interest on such distribution date. However, you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield. For additional information concerning the call option and reset periods, see “Description of the Notes—The Reset Rate Notes” in this preliminary prospectus supplement.

You May Be Required To Hold Your Notes If A Failed Remarketing Occurs With Respect To A Reset Date	In connection with the remarketing of your class A-4 notes on the October 27, 2008 reset date, if a failed remarketing is declared, your class A-4 notes will not be sold, even though you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class A-4 notes, independent of the remarketing process.
If your class A-4 notes become subject to the failed remarketing rate due to a failed remarketing, you will receive interest until the next reset date at the annual rate of three-month LIBOR plus 0.75%. This may differ significantly from the rate of interest you received during the preceding reset period. We cannot assure you that the failed remarketing rate is now, nor will it necessarily be, as high as the prevailing market rate of interest for similar securities and you may suffer a loss in yield. For additional information concerning a failed remarketing, see “Description of the Notes—The Reset Rate Notes” in this preliminary prospectus supplement.

You May Experience Notification Delays In Connection With A Remarketing Of Your Notes	Holders of beneficial interests in the class A-4 notes may not receive timely notifications of the reset terms for any reset date due to procedures used by the clearing agencies and financial intermediaries. If you do not receive a copy of the notice delivered on the related remarketing terms determination date, you will nevertheless be deemed to have tendered your class A-4 notes unless one of the remarketing agents has received a hold notice from you on or prior to the related notice date.

Certain Actions Can Be Taken Without Noteholder Approval	The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions.

Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal And Interest On Your Notes	There is a degree of basis risk associated with the class A-4 notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of a different index. If a shortfall were to occur, the trust’s ability to pay principal and/or interest on your notes could be compromised. See “Annex A—The Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Disclosure Date” in this preliminary prospectus supplement which specifies the percentages of trust student loans that adjust based on the three-month commercial paper rate or the 91-day Treasury bill rate, as applicable.

The Spread Supplement Account May Not Have Sufficient Funds On Deposit To Make All Required Payments To The Class A-4 Noteholders	Although it is believed that, if applicable, sufficient amounts will be deposited into the spread supplement account on the October 27, 2008 reset date to make all required payments of interest on the class A-4 notes in excess of an annual rate of three-month LIBOR plus 0.75% to be paid by the trust from available funds, it is possible that, due to unforeseen circumstances or incorrect modeling assumptions, there may not be sufficient sums to make such required payments on each distribution date until October 25, 2010, the next reset date for the class A-4 notes. Neither SLM Corporation nor any of its affiliates will be under any obligation to deposit additional funds into the spread supplement account to cover any such shortfalls. In addition, if a shortfall occurs due to insufficient funds in the spread supplement account and the class A-4 noteholders do not receive all of their required payment of interest on a distribution date, this will result in an event of default under the indenture; however, the notes may not be accelerated without the consent of a majority of all noteholders (including for such purpose any classes of notes that are continuing to receive payments in full through distributions of available funds) and until such majority consent is given, the exercise of remedies may be limited.

Failure By SLM Corporation Or One Of Its Affiliates To Provide The Discount Adjustment Amount, If Required To Provide For A Successful Remarketing At A Discount, Will Result In A Failed Remarketing On The October 27, 2008 Reset Date	SLM Corporation or one of its affiliates may be required to make a one-time payment of the discount adjustment amount, on behalf of the trust, to the spread supplement account, for the benefit of the class A-4 noteholders, to facilitate a successful remarketing of the class A-4 notes on the October 27, 2008 reset date at a discount to par by new purchasers. If SLM Corporation or one of its affiliates were not to make this required payment, the trust would not have funds to pay existing noteholders who tender their class A-4 notes at par or provide their pro rata share of the discount adjustment amount to class A-4 noteholders who choose to hold their class A-4 notes, as required, and a failed remarketing would occur on the October 27, 2008 reset date.

Your Ability To Sell Your Class A-4 Notes May Be Limited	The current period of general market illiquidity may continue or even worsen and may adversely affect the secondary market for your class A-4 notes. Accordingly, you may not be able to sell your class A-4 notes when you want to do so or you may be unable to obtain the price that you wish to receive for your class A-4 notes and, as a result, you may suffer a loss on your investment.

DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this preliminary prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

THE TRUST

General

SLM Student Loan Trust 2005-8 is a Delaware statutory trust formed under, and is currently operating pursuant to, a trust agreement dated as of July 29, 2005 between the depositor and the eligible lender trustee. The short-form trust agreement was amended on the closing date pursuant to an amended and restated trust agreement dated as of September 20, 2005, among the depositor, the eligible lender trustee and the indenture trustee. We refer to the short-form trust agreement and the amended and restated trust agreement together as the “trust agreement.”

The trust has not engaged and will not engage in any activity other than:

•	acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

•	issuing the notes;

•	making payments on the notes;

•	if applicable, entering into swap agreements from time to time with respect to the reset rate notes and making the required payments set forth therein;

•

entering into any potential future interest rate cap agreements at the direction of the administrator from time to time and making the payments, including any upfront payments, required thereunder; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust was initially capitalized with nominal equity of $100, excluding amounts that were deposited into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account by the trust on the closing date. The proceeds from the original sale of the notes were used by the eligible lender trustee to make the initial deposits into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account, and to purchase, on behalf of the trust, the initial trust student loans. The trust purchased the initial trust student loans from the depositor under a sale agreement dated as of September 20, 2005, among the depositor, the trust and the eligible lender trustee. The depositor used the net proceeds it received from the sale of the initial trust student loans to pay the sellers the respective purchase prices for the initial trust student loans acquired from them under the purchase agreements dated September 20, 2005.

The property of the trust consists of:

•	the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

•	all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the applicable cutoff date;

•	all moneys and investments from time to time on deposit in the Trust Accounts;

•	if applicable, its rights under any and all swap agreements entered into from time to time with respect to the reset rate notes and the related documents;

•	if applicable, its rights under any potential future interest rate cap agreement entered into from time to time and the related documents;

•

its rights under the transfer and servicing agreements, including the right to require VG Funding (or Sallie Mae, as servicer, acting on its behalf), SLM ECFC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

•	its rights under the guarantee agreements with guarantors.

The notes are secured by the property of the trust. The collection account, the reserve account, any accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and any currency accounts will be maintained in the name of the indenture trustee for the benefit of the noteholders. Assuming a successful remarketing of the class A-4 notes on the October 27, 2008 reset date, the spread supplement account will be maintained in the name of the indenture trustee for the benefit of the class A-4 noteholders. The remarketing fee account will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

The trust’s principal offices are in Jacksonville, Florida, in care of The Bank of New York Mellon Trust Company, National Association, as successor eligible lender trustee, at its address shown below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the statistical disclosure date:

Floating Rate Class A-1 Student Loan-Backed Notes	$36,924,132.58
Floating Rate Class A-2 Student Loan-Backed Notes	485,000,000.00
Floating Rate Class A-3 Student Loan-Backed Notes	300,000,000.00
Reset Rate Class A-4 Student Loan-Backed Notes	406,791,000.00
Floating Rate Class A-5 Student Loan-Backed Notes	510,000,000.00
Floating Rate Class B Student Loan-Backed Notes	77,747,000.00
Initial Equity	100.00

Total	$1,816,462,232.58

Eligible Lender Trustee

The successor eligible lender trustee is The Bank of New York Mellon Trust Company, National Association (“BNYMTC”), a national banking association organized under the laws of the United States. It maintains a trust address at 10161 Centurion Parkway, Jacksonville, Florida, 32256. BNYMTC has been, and currently is, serving as eligible lender trustee for numerous securitization transactions and programs involving pools of student loan receivables. BNYMTC is one of the largest corporate trust providers of trust services in securitization transactions.

BNYMTC has provided the information in the prior paragraph. Other than the prior paragraph, BNYMTC has not participated in the preparation of, and is not responsible for, any other information contained in this preliminary prospectus supplement.

The initial eligible lender trustee was Chase Bank USA, National Association until its responsibilities were assigned to the successor eligible lender trustee in 2007.

The eligible lender trustee holds on behalf of the trust legal title to all the trust student loans acquired under the sale agreement. The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with each of the guaranty agencies described in this preliminary prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans. See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in the prospectus.

The eligible lender trustee acts on behalf of the excess distribution certificateholder and represents and exercises the rights and interests of the excess distribution certificateholder under the trust agreement. Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement. The eligible lender trustee is not personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence. The eligible lender trustee is entitled to be indemnified by the administrator for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents (including any supplemental indenture and/or amended administration agreement). See “Description of the Notes” in this preliminary prospectus supplement and “Transfer and Servicing Agreements” in the prospectus. Affiliates of the depositor maintain banking relations with the eligible lender trustee.

The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as eligible lender trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.

Delaware Trustee

BNY Mellon Trust of Delaware is the Delaware trustee. The Delaware trustee acts in the capacities required for a Delaware trust under the Delaware Statutory Trust Act. BNY Mellon Trust of Delaware is a Delaware banking corporation with its principal place of business located at 100 White Clay Center, Route 273, Newark, Delaware 19711. BNY Mellon Trust of Delaware has and is currently serving as Delaware trustee for numerous securitization transactions and programs involving pools of student loan receivables.

BNY Mellon Trust of Delaware has provided the information in the prior paragraph. Other than the prior paragraph, BNY Mellon Trust of Delaware has not participated in the preparation of, and is not responsible for, any other information contained in this preliminary prospectus supplement or the prospectus.

The liability of the Delaware trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement. The Delaware trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence. The Delaware trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the trust agreement. See “Description of the Notes” in this preliminary prospectus supplement and “Transfer and Servicing Agreements” in the prospectus. The depositor and its affiliates maintain banking relations with the Delaware trustee and/or its affiliates.

The Delaware trustee may resign at any time. The administrator may also remove the Delaware trustee if it becomes insolvent or ceases to be eligible to continue as Delaware trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the Delaware trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the Delaware trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.

Indenture Trustee

The trust issued the notes under an indenture dated as of September 1, 2005. Under the indenture, Deutsche Bank Trust Company Americas acts as indenture trustee for the benefit of and to protect the interests of the noteholders and acts as paying agent for the notes. Deutsche Bank Trust Company Americas, a banking association organized under the laws of the State of New York, is the indenture trustee. Its address is 60 Wall Street, 26th floor, New York, New York 10005. Deutsche Bank Trust Company Americas has acted as trustee on numerous asset-backed securities transactions involving pools of student loans, including as of December 31, 2007, approximately 56 previous asset-backed securities transactions involving federally-insured student loans that were sponsored by Sallie Mae.

Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.

The indenture trustee acts on behalf of the noteholders and represents their interests in the exercise of their rights under the indenture.

To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

USE OF PROCEEDS

A successful remarketing of the class A-4 notes will not result in any proceeds to the trust. Rather all proceeds from the remarketing, in addition to the Discount Adjustment Amount on deposit in the Spread Supplement Account, will be used to purchase tendered class A-4 notes from existing class A-4 noteholders at par.

The trust used the original net proceeds from the sale of the notes to make the initial deposits to the reserve account, the supplemental purchase account, the add-on consolidation loan account, the collection account and the capitalized interest account and to purchase the initial trust student loans from the depositor on the closing date under the sale agreement. The depositor then used the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices for the initial trust student loans purchased by the depositor.

Amounts deposited into the spread supplement account, if any, on the October 27, 2008 reset date will represent a one-time capital contribution to the trust from SLM Corporation or one of its affiliates.

THE TRUST STUDENT LOAN POOL

General

On September 20, 2005, the closing date, the initial eligible lender trustee, on behalf of the trust, purchased the pool of initial trust student loans from the depositor. The information about the trust student loans was originally calculated and presented as of August 22, 2005, the statistical cutoff date.

Eligible Trust Student Loans

The trust student loans were originally selected from the portfolio of student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

•

was a consolidation loan guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was fully disbursed;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan was, as of the applicable cutoff date, or will be, subject to any prior obligation to sell that loan to a third party.

The addition of add-on consolidation loans utilizing funds on deposit in the add-on consolidation loan account was not a sale of new loans to the trust; rather, each such addition merely served to increase the principal balance of the applicable existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller is required to repurchase the entire applicable trust student loan, including the portion attributable to the add-on consolidation loan.

Characteristics of the Initial Trust Student Loans

Unless otherwise specified, all information with respect to the trust student loans presented in this preliminary prospectus supplement or in Annex A is presented as of October 1, 2008, which is the statistical disclosure date.

The tables contained in Annex A to this preliminary prospectus supplement provide a description of specified characteristics of the trust student loans as of the statistical disclosure date. The aggregate outstanding principal balance of the loans in each of the tables in Annex A includes the principal balance due from borrowers, plus accrued interest of $4,696,469 to be capitalized as of the statistical disclosure date. Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding. The tables in Annex A also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The tables in Annex A reflect those loan segments within the number of loans. In addition, 28 borrowers have more than one trust student loan.

For a description of the FFELP, see “Appendix A—Federal Family Education Loan Program” in the prospectus.

Insurance of Student Loans; Guarantors of Student Loans

Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guaranty agencies as described below and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.

In general, disbursed student loans are guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. The percentage of the guarantee is based upon the date of disbursement of the student loans as follows:

Disbursement Date	Percentage Guaranteed
Prior to October 1, 1993	100%
On or after October 1, 1993 but before July 1, 2006	98%

See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in the prospectus.

No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.

Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guaranty agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guaranty agency. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. We cannot assure you that the Department of Education would ever make such a determination with respect to a guaranty agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in the prospectus.

The table on page A-12 of Annex A provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies shown on the table on page A-12 of Annex A to this preliminary prospectus supplement, under which each of the guarantors has agreed to serve as guarantor for the specified trust student loans.

Some historical information about the only guaranty agency that guarantees trust student loans comprising more than 10% of the Pool Balance as of the statistical disclosure date is provided beginning on page A-13 in Annex A. For purposes of the tables in Annex A, we refer to this guaranty agency as the “Significant Guarantor.”

The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in the prospectus.

Each guaranty agency’s guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

•	the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guaranty agency’s rules and other applicable requirements;

•	the timely payment to the guaranty agency of the guarantee fee payable on the trust student loan; and

•	the timely submission to the guaranty agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guaranty agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.

Cure Period for Trust Student Loans

The sellers, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer’s receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See “Servicing and Administration—Servicer Covenants” and “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form. These lump sum payments would then be allocated on a loan-by-loan basis among the various trusts using the same lender identification number.

In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guaranty agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guaranty agencies resulting from the eligible lender trustee’s activities in the FFELP. As a result, if the Department of Education or a guaranty agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guaranty agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guaranty agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees, consolidation loan rebate fees or floor income rebates that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guaranty agency arising from the trust student loans held by the eligible lender trustee on the related trust’s behalf.

RECENT DEVELOPMENTS

Corporate Ratings. On August 28, 2008, Moody’s announced that it has placed its ratings of SLM Corporation’s senior unsecured debt, subordinate debt shelf and preferred stock on watch for possible downgrade. SLM Corporation’s senior unsecured debt, subordinate debt shelf and preferred stock are currently rated Baa2, Baa3 and Ba1, respectively, by Moody’s. S&P’s counterparty credit rating for SLM Corporation is currently BBB-/A3 with a stable outlook. Fitch currently rates SLM Corporation’s long-term issuer debt as BBB, which rating was affirmed on March 3, 2008.

DESCRIPTION OF THE NOTES

General

The notes were issued under an indenture dated as of September 1, 2005. The following summary describes some terms of the notes, the indenture and the trust agreement. The prospectus describes other terms of the notes. See “Description of the Notes” and “Additional Information Regarding the Notes” in the prospectus. The following summary does not cover every detail and is subject to the provisions of the notes, the indenture and the trust agreement.

In the event that the class A-4 notes are successfully remarketed on the October 27, 2008 reset date, the trust will enter into a supplemental indenture and an amended administration agreement for the purpose of establishing, funding and utilizing amounts on deposit in the newly created spread supplement account.

The Notes

The Class A Notes

Distributions of Interest. Interest accrues on the outstanding principal balances of the class A notes at their respective interest rates. Interest accrues during each applicable accrual period and is payable quarterly to the class A noteholders on each applicable distribution date. Interest accrued as of any distribution date but not paid on that distribution date is due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes for any distribution date are generally funded from (1) Available Funds, (2) amounts on deposit in the reserve account remaining after the distribution of the primary servicing fee and administration fee, and required deposits into the remarketing fee account for that distribution date, and (3) with respect to the class A-4 notes only (assuming a successful remarketing of such class on the October 27, 2008 reset date), the excess of the Spread due to the class A-4 notes over an annual rate equal to three-month LIBOR plus 0.75%, from amounts on deposit in the spread supplement account. See “—Distributions” and “ —Credit Enhancement” below. If these sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes from Available Funds.

The interest rate for each class of floating rate class A notes that remain outstanding, for each accrual period, is equal to the sum of an annual rate of three-month LIBOR (as determined on the second business day before the beginning of that accrual period as described in the prospectus under “Additional Information Regarding the Notes—Determination of Indices—LIBOR”) and the following applicable spread:

Class of Notes	Spread
Class A-1	plus 0.00%
Class A-2	plus 0.09%
Class A-3	plus 0.11%
Class A-5	plus 0.17%

The interest rate for the class A-4 notes for each accrual period prior to the initial reset date has been equal to a fixed per annum rate of 4.25%, calculated based on a 360-day year consisting of twelve 30-day months.

Absent a Failed Remarketing or an exercise of the related call option with respect to the October 27, 2008 reset date and until their next reset date, the interest rate for the class A-4 notes will be equal to the sum of an annual rate of three-month LIBOR (as determined on the second business day before the beginning of that accrual period as described in the prospectus under “Additional Information Regarding the Notes—Determination of Indices—LIBOR”) plus     % based on the actual number of days elapsed in that accrual period and a 360-day year; provided, that the trust shall be responsible for only an annual rate of interest equal to three-month LIBOR plus 0.75% to be paid on each distribution date from Available Funds and all required amounts in excess of such rate will be withdrawn from amounts on deposit in the spread supplement account and paid directly to the class A-4 noteholders.

Distributions of Principal. Principal payments are made or allocated to the class A noteholders and any applicable Swap Counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of class A notes is reduced to zero (taking into account, if applicable, funds on deposit (less any investment earnings) in any related accumulation account that, if distributed, would reduce the outstanding principal amount of the reset rate notes to zero). Principal payments on the class A notes and to any applicable Swap Counterparty are generally funded from Available Funds and the other sources of funds available for payment described in this preliminary prospectus supplement (subject to all prior required distributions). See “—The Class B Notes—Subordination of the Class B Notes,” “—Distributions” and “—Credit Enhancement” in this preliminary prospectus supplement. If these sources are insufficient to pay the Class A Noteholders’ Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and any applicable Swap Counterparty with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

Principal payments generally are applied on each distribution date in the priorities set forth under “—Distributions” below.

All of the class A notes are still outstanding. Absent an event of default, no principal will be paid to the class A-4 notes until the outstanding principal balances of the class A-1, class A-2 and class A-3 notes have been reduced to zero.

As of the statistical disclosure date, there were no sums on deposit in any accumulation account relating to the class A-4 notes, therefore there will be no payment of principal of the class A-4 notes from the trust on the initial reset date.

However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to each applicable Swap Counterparty will be made pro rata, without preference or priority, except that amounts on deposit in an accumulation account will be applied only to the payment of principal of the reset rate notes.

The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “Risk Factors” in the prospectus.

The Class B Notes

Distributions of Interest. Interest accrues on the principal balance of the class B notes at the class B interest rate. Interest accrues during each accrual period and will be payable quarterly to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date is due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date are generally funded from Available Funds and other sources of funds available for payment described in this preliminary prospectus supplement (subject to all prior required distributions). See “—The Class B Notes—Subordination of the Class B Notes,” “—Distributions” and “—Credit Enhancement—Reserve Account” in this preliminary prospectus supplement.

The annual interest rate for the class B notes with respect to each accrual period will be equal to three-month LIBOR plus 0.31%. The administrator determines three-month LIBOR for the class B notes for all accrual periods in the same manner as for the class A notes described above under “—The Class A Notes—Distributions of Interest.”

Distributions of Principal. Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is not continuing, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds available for payment described in this preliminary prospectus supplement (subject to all prior required distributions). Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See “—Distributions” and “—Credit Enhancement—Reserve Account” below.

The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors as described in “Risk Factors” in the prospectus.

Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and amounts, if any, due to a Swap Counterparty for trust swap payments, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes, amounts, if any, due to a Swap Counterparty for trust swap payments and any required deposits into any supplemental interest account and any investment reserve account. Consequently, on any distribution date, Available Funds and amounts on deposit in the reserve account remaining after payment of the primary servicing fee, the administration fee and any required deposits to the remarketing fee account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on such distribution date until the class A notes have received the applicable Class A Noteholders’ Principal Distribution Amount. In addition, even after the class A notes have been paid in full (or sufficient amounts are on deposit in any accumulation account to pay the outstanding principal amount in full of the reset rate notes), the Class B Noteholders’ Principal Distribution Amount will be subordinated to the payment of any required deposits into any supplemental interest account and any investment reserve account.

Notwithstanding the foregoing, if

(1) on any distribution date following distributions under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” to be made on that distribution date, the outstanding principal balance of the class A notes, less amounts, other than investment earnings, on deposit in any accumulation account, would be in excess of:

•	the outstanding principal balance of the trust student loans plus

•	any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

•

the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” below minus

•	the Specified Reserve Account Balance and the Supplemental Interest Account Deposit Amount for that distribution date, or

(2) an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders’ Distribution Amount and any Supplemental Interest Account Deposit Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.

The Reset Rate Notes

General. The applicable currency and interest rate for the reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below. Initially, the class A-4 notes have been denominated in U.S. Dollars and have borne interest at a fixed rate.

Interest.

Interest on the class A-4 notes, during any reset period when the class A-4 notes bear interest at a fixed rate (as has been the case during their initial reset period), will accrue daily and will be computed based on:

•	if the class A-4 notes are denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•

if the class A-4 notes are denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in “Additional Information Regarding the Notes—Determination of Indices” in the prospectus or another day-count convention as set forth on the related Remarketing Terms Determination Date.

Interest on the class A-4 notes, during any reset period when the class A-4 notes are denominated in U.S. Dollars and bear interest at a floating rate based on LIBOR, will be calculated using a rate of LIBOR that is determined for all accrual periods in the same manner as for the LIBOR-based class A notes as described above under “Description of the Notes—The Notes—The Class A Notes.” Interest will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year. Interest on the class A-4 notes, during any reset period when the class A-4 notes bear interest at a floating rate based on EURIBOR, GBP-LIBOR or another index, will be computed as described under “Additional Information Regarding the Notes—Determination of Indices” in the prospectus.

An accrual period during any reset period when the class A-4 notes bear interest at a floating rate, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on a distribution date and end on the day before the next distribution date. An accrual period during any reset period when the class A-4 notes bear a fixed rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date. The accrual periods and the distribution dates for payments of interest for the class A-4 notes may be monthly, quarterly, semi-annual or annual, as specified on the related Remarketing Terms Determination Date as described under “Additional Information Regarding the Notes—The Reset Rate Notes—Reset Periods” in the prospectus. Interest and principal will be payable or allocated, as applicable, on each applicable distribution date.

However, during any reset period when the class A-4 notes are denominated in a currency other than U.S. Dollars, if a distribution date for the class A-4 notes coincides with a reset date, payments will be made to the class A-4 noteholders on the second business day following that distribution date (which we sometimes refer to as the “special reset payment date” in this preliminary prospectus supplement), together with additional interest on the applicable principal balance at the related interest rate. For any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the class A-4 notes (as described below), payments of interest and principal to the class A-4 noteholders will be made on the special reset payment date without the payment of any additional interest.

Principal. In general, payments of principal will be made or allocated to the class A-4 notes on each distribution date as described above. If, on any distribution date, principal would be payable to the class A-4 notes during any reset period when they are then structured not to receive a payment of principal until the end of the related reset period (as has been the case during their initial reset period and, generally, but not exclusively, whenever such notes bear a fixed rate of interest), principal generally will be allocated to the class A-4 notes and deposited into the accumulation account until the next reset date, when such amounts will be distributed to the class A-4 noteholders or to the related Swap Counterparty, as applicable, on or about that reset date. See “Additional Information Regarding the Notes—The Reset Rate Notes—Principal” in the prospectus.

Reset Periods. The initial reset date for the class A-4 notes is October 27, 2008. The next reset date for the class A-4 notes is October 25, 2010. We refer to these dates, together with each date thereafter on which the class A-4 notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period between the reset dates for the class A-4 notes as a “reset period.” All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after January 24, 2028 which is the day before the maturity date for the class A-4 notes. Depending on the rate and timing of prepayments on the trust student loans, the class A-4 notes may be repaid earlier than the next related reset date.

The applicable currency, interest rate and the frequency of principal payments on the class A-4 notes will be reset as of each related reset date as determined by:

•

the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the applicable currency (U.S. Dollars, Euros, Pounds Sterling or another currency), whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, whether the class A-4 notes will be structured to amortize periodically or to receive a payment of principal only at the end of the reset period, and the related All Hold Rate (if applicable); and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest or Spread to the chosen interest rate index, as applicable.

In the event that the class A-4 notes are reset to pay (or continue to pay) in a currency other than U.S. Dollars, the class A-4 notes are said to be in foreign exchange mode. In that case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the prospectus.

In the event that the class A-4 notes are reset to bear (or continue to bear) a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the class A-4 notes and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See “Additional Information Regarding the Notes—The Reset Rate Notes—Fixed Rate Mode” in the prospectus. In the event that the class A-4 notes are reset to bear (or continue to bear) a floating rate of interest, the Spread will be determined in the manner described below for each reset period. See also “Additional Information Regarding the Notes—The Reset Rate Notes—Spread Determination Date” in the prospectus.

Each reset period will be no less than three months and will always end on the day before a distribution date. Each distribution date when the reset rate noteholders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable Remarketing Terms Determination Date in connection with the establishment of each reset period.

Absent a Failed Remarketing, any class A-4 noteholders that wish to be repaid on a reset date for their class A-4 notes will be able to obtain a 100% repayment of principal by tendering their class A-4 notes pursuant to the remarketing process; provided, that tender is deemed mandatory when the class A-4 notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed under “Additional Information Regarding the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in the prospectus. If there is a Failed Remarketing of the class A-4 notes, however, the class A-4 noteholders will not be permitted to exercise any remedies as a result of the failure of their class A-4 notes to be remarketed on the related reset date, as described under “Additional Information Regarding the Notes—The Reset Rate Notes—Failed Remarketing” in the prospectus.

Interest on the class A-4 notes during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case the class A-4 notes are said to be in floating rate mode, or

•	at a fixed interest rate, in which case the class A-4 notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date. On the Remarketing Terms Determination Date, unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the class A-4 noteholders whether tender is deemed mandatory or optional for their class A-4 notes. Additionally, in consultation with the administrator, the remarketing agents will establish the following terms for the class A-4 notes by the Remarketing Terms Determination Date, which terms will be applicable during the upcoming reset period:

•	the weighted average life of the class A-4 notes under several assumed prepayment scenarios;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•	the interest rate mode (i.e., fixed rate or floating rate);

•	the applicable currency;

•	if in foreign exchange mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the reset rate noteholders, if other than quarterly;

•

whether the class A-4 notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case, generally, but not exclusively, whenever the class A-4 notes bear a fixed rate of interest);

•	if in floating rate mode, the applicable interest rate index;

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

•	if in floating rate mode, whether there will be a swap agreement and if so the identities of the Eligible Swap Counterparties from which bids will be solicited;

•	the applicable interest rate day-count basis; and

•	the related All Hold Rate, if applicable.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require that the Rating Agency Condition be satisfied.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the class A-4 noteholders, the indenture trustee and the rating agencies on the related Remarketing Terms Determination Date.

If the class A-4 notes are denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on the Remarketing Terms Determination Date, the remarketing agents, in consultation with the administrator, will establish the related All Hold Rate. In this event, on or before the Notice Date, the class A-4 noteholders will have the option to deliver a Hold Notice. A Hold Notice must be delivered with respect to all or any portion of the class A-4 notes to be retained by the related class A-4 noteholder. All or any portion of such notes that are not affirmatively specified in a timely and validly delivered Hold Notice as being retained by the class A-4 noteholder will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If the class A-4 notes either are in foreign exchange mode during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the class A-4 noteholders will be deemed to have tendered their class A-4 notes on the related reset date (including on the initial reset date), regardless of any desire by those noteholders to retain their ownership of any of the class A-4 notes, and no All Hold Rate will be applicable.

If applicable, the All Hold Rate will be the minimum rate of interest that will be effective for the upcoming reset period. In the event that the remarketing agents do not receive Hold Notices with respect to all of the reset rate notes for the next applicable reset period, and the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, all reset rate notes for which a Hold Notice was delivered will be entitled to the higher rate of interest on those reset rate notes for the upcoming reset period. If 100% of the reset rate noteholders elect to hold all of their reset rate notes for the next applicable reset period, the rate of interest during the upcoming reset period will be the All Hold Rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable Remarketing Terms Determination Date, then, unless the holder of the call option chooses to exercise its call option, a Failed Remarketing will be declared on the related Spread Determination Date as described under “Additional Information Regarding the Notes—The Reset Rate Notes—Spread Determination Date” and “—Failed Remarketing” in the prospectus.

Call Option. The class A-4 notes will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its wholly-owned subsidiaries, for 100% of the class A-4 notes exercisable at a price equal to 100% of the principal balance of the class A-4 notes, less all amounts distributed to the class A-4 noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust on the applicable reset date. The call option may be exercised by SLM Corporation or one of its wholly-owned subsidiaries at any time prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing on the related Spread Determination Date. Once notice is given, the holder of the call option may not rescind its exercise of that call option. If the call option is exercised with respect to the class A-4 notes, the interest rate on the class A-4 notes will be the Call Rate and the applicable currency will be U.S. Dollars. In that event, a reset period of three months will be established for the class A-4 notes, at the end of which the holder of the call option may either remarket the class A-4 notes pursuant to the remarketing procedures set forth below or retain those notes for one or more successive three-month reset periods at the existing Call Rate. See “Additional Information Regarding the Notes—The Reset Rate Notes—Call Option” in the prospectus.

Discount Adjustment Amount. In connection with the remarketing of the class A-4 notes, SLM Corporation or one of its affiliates may be required to make a one-time capital contribution to the spread supplement account as described below under “Description of the Notes—Credit Enhancement—Spread Supplement Account” equal to the amount required to sell the class A-4 notes at a discount to par to new purchasers while still providing tendering noteholders a payment of 100% of the outstanding principal balance of their class A-4 notes. Noteholders who deliver a valid hold notice will also be entitled to receive their pro rata portion of the Discount Adjustment Amount. The Discount Adjustment Amount will not be greater than a de minimis amount as defined under the Internal Revenue Code. See “U.S. Federal Income Tax Consequences” in this preliminary prospectus supplement.

Spread Determination Date. On each Spread Determination Date, the remarketing agents will set the applicable Spread above or below the applicable index (if the reset rate notes will be in floating rate mode during the next reset period) or the applicable fixed rate of interest (if the reset rate notes will be in fixed rate mode during the next reset period), in either case, at a rate that, taking into account payment of the Discount Adjustment Amount, in the reasonable opinion of the remarketing agents, will enable all tendering noteholders to receive a payment equal to 100% of the outstanding principal balance of their reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the Eligible Swap Counterparty or Counterparties, with which the trust will enter into one or more swap agreements to hedge basis and/or currency risks for the next related reset period. Furthermore, if the reset rate notes are to be reset to foreign exchange mode, the currency exchange rate, the Extension Rate due to the related currency Swap Counterparty and the Failed Remarketing Rate for the applicable reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related Spread Determination Date the administrator will arrange for new or additional securities identification codes to be obtained. See “Additional Information Regarding the Notes—The Reset Rate Notes—Spread Determination Date” in the prospectus.

Timeline. The following chart shows a timeline of the remarketing process:

Timing	Event
Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	(Administrator to provide notices to clearing agencies specifying the identity of the remarketing agents and whether tender of the related notes is voluntary or mandatory)
At Least Eight Business Days Prior to Reset Date	REMARKETING TERMS DETERMINATION DATE (Notices sent to reset rate noteholders stating the new terms of the reset rate notes, including the related all hold rate, if applicable)
Six Business Days Prior to Reset Date	NOTICE DATE (Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
Three to Six Business Days Prior to Reset Date	SPREAD DETERMINATION DATE (Based on market conditions, the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and, if in foreign exchange mode, the outstanding principal balance of the related class of reset rate notes in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)
Reset Date	RESET DATE (New terms of the remarketed reset rate notes become effective; any swap agreement for previous reset period terminates; any new swap agreement for next reset period becomes effective; payments to tendering noteholders of U.S. Dollar denominated securities; any interest rate swap agreement for the previous reset period terminates)
Two Business Days After Reset Date	SPECIAL RESET PAYMENT DATE (Payments to tendering reset rate noteholders of non-U.S. Dollar denominated securities; any currency swap agreement for the previous reset period terminates)

Foreign Exchange Mode. If the class A-4 notes are to be reset in foreign exchange mode on the related reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with Eligible Swap Counterparties:

•	to facilitate the trust’s ability to pay principal and interest in the applicable currency;

•

to pay additional interest at the applicable interest rate and in the applicable currency on the class A-4 notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•

to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) on the applicable reset date to the applicable currency.

See “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the prospectus.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.

The terms of all currency swap agreements must satisfy the Rating Agency Condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the Rating Agency Condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a Failed Remarketing for the class A-4 notes on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the Remarketing Terms Determination Date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the class A-4 notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the class A-4 notes are either currently in foreign exchange mode or to be reset into foreign exchange mode, the class A-4 notes will be subject to a mandatory tender by the holders thereof on the related reset date. Affected class A-4 noteholders desiring to retain some or all of their class A-4 notes will be required to repurchase their class A-4 notes through the remarketing agents. However, the class A-4 noteholders may or may not be allocated their desired amount of reset rate notes as part of the remarketing process for the class A-4 notes. Holders of the class A-4 notes denominated in a currency other than U.S. Dollars will receive all principal and interest payments due from the trust as well as payment of any outstanding principal amount payable as a result of the remarketing process on or about the second business day following the reset date as a result of the required delay in payment through Euroclear and Clearstream, Luxembourg.

Floating Rate Mode. If, following a successful remarketing, the class A-4 notes will be denominated in U.S. Dollars and are reset to bear a floating rate of interest, then, during the corresponding reset period, the reset rate notes will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable Spread, as determined on the relevant Spread Determination Date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when the class A-4 notes bear a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust will enter into one or more interest rate swap agreements with Eligible Swap Counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related Spread, each Swap Counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the Rating Agency Condition. In the selection of the Swap Counterparties and the establishment of the applicable spread to three-month LIBOR, the remarketing agents, in consultation with the administrator, generally will use the procedures set forth under “—Foreign Exchange Mode” above and “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the prospectus.

Fixed Rate Mode. If, following a successful remarketing, the class A-4 notes will be denominated in U.S. Dollars and are reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the Spread Determination Date by adding:

•	the applicable spread as determined by the remarketing agents on the Spread Determination Date; and

•

the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish that fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, that fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable.

Interest on the class A-4 notes during any reset period when they bear a fixed rate of interest and are denominated in U.S. Dollars generally will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the class A-4 notes during any reset period when they bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “Additional Information Regarding the Notes—Determination of Indices” in the prospectus, or another day-count convention as may be established on the related Remarketing

Terms Determination Date. This interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the Spread Determination Date, during the relevant reset period.

In addition, if, following a successful remarketing, the class A-4 notes will bear a fixed rate of interest during the next related reset period, the trust will enter into one or more interest rate swap agreements with one or more Eligible Swap Counterparties on the related reset date to facilitate the trust’s ability to pay interest at a fixed rate, and any such interest rate swap will be made as part of any required currency swap agreement as described in “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the prospectus. Each of these interest rate swap agreements will terminate, generally, on the earliest to occur of:

•

the next succeeding reset date, if the class A-4 notes are then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if the class A-4 notes are then in foreign exchange mode;

•	the related reset date for which the call option is exercised;

•

the distribution date on which the outstanding principal balance of the class A-4 notes is reduced to zero (including as the result of the optional purchase of the remaining trust student loans by the servicer or an auction of the trust student loans by the indenture trustee); or

•	the maturity date of the class A-4 notes.

See “Additional Information Regarding the Notes—The Reset Rate Notes—Fixed Rate Mode” in the prospectus.

Allocation of Principal to Accumulation Account. If, on any distribution date, principal would be payable to the class A-4 notes during any reset period when such notes are then structured not to receive a payment of principal until the end of the related reset period (as has been the case with respect to the class A-4 notes during their initial reset period and, generally, but not exclusively, whenever the class A-4 notes bear a fixed rate of interest), principal generally will be allocated to the class A-4 notes and deposited into the accumulation account. Those principal amounts will remain in the accumulation account until the next reset date for the class A-4 notes, unless there occurs, prior to that reset date, an optional termination of the trust, an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee or payment of principal on the notes is accelerated following an event of default. On such reset date, all amounts (less any investment earnings) then on deposit in the accumulation account, including any allocation of principal made on that distribution date, will be distributed to the class A-4 noteholders, as of the related record date, in reduction of principal of the class A-4 notes (or if in foreign exchange mode, on or about that reset date to the related Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the class A-4 noteholders on or about that reset date).

However, in the event that on any distribution date the amount (less any investment earnings) on deposit in the accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the class A-4 notes, then no additional amounts will be deposited into the accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next reset date to the class A-4 noteholders (or if in foreign exchange mode, on or about that reset date to the related currency Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the class A-4 noteholders on or about that reset date). On that reset date the outstanding principal balance of the class A-4 notes will be reduced to zero. Amounts (less any investment earnings) on deposit in the accumulation account may be used only to pay principal on the class A-4 notes (or to make payments to the related currency Swap Counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the currency swap agreement) and for no other purpose. All investment earnings on deposit in the accumulation account will be withdrawn on each distribution date and deposited into the collection account.

Whenever amounts are deposited into or are on deposit in the accumulation account, the indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the Supplemental Interest Account Deposit Amount as described under “—Distributions” below.

Tender of Reset Rate Notes; Remarketing Procedures. On the closing date, the trust, the administrator and the remarketing agents entered into a remarketing agreement for the remarketing of the class A-4 notes by the remarketing agents. Pursuant to the remarketing agreement, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have each agreed to act as remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the class A-4 notes and any reset period at any time on or before the related Remarketing Terms Determination Date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when the class A-4 notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to the next Remarketing Terms Determination Date.

On each Remarketing Terms Determination Date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing for the class A-4 notes, and on the related Spread Determination Date (unless a Failed Remarketing is declared, Hold Notices relating to 100% of the class A-4 notes have been timely delivered, or the call option has been exercised with respect to the related reset date), that remarketing agency agreement will be supplemented to include all other required terms of the related remarketing for the class A-4 notes. See “Additional Information Regarding the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in the prospectus for a description of the remarketing procedures applicable to reset rate notes.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient Available Funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. On each distribution date that is one year or less prior to a reset date, Available Funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the Quarterly Funding Amount. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, the excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in Available Funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in Available Funds for that distribution date. Also, if on any distribution date a Class A Note Interest Shortfall would exist, or if on the maturity date for any class of class A notes, Available Funds would not be sufficient to reduce the principal balance of that class to zero, the amount of the Class A Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes.

The remarketing fee account is held by the indenture trustee for the benefit of the remarketing agents and the class A noteholders. As of the July 25, 2008 distribution date, there was $1,139,014.80 on deposit in the remarketing fee account. In connection with a successful remarketing of the class A-4 notes on the October 27, 2008 reset date, the remarketing agents will be paid a remarketing fee by the trust in an amount not to exceed $1,423,768.50.

Notice of Interest Rates

Information concerning past and current three-month LIBOR, any other applicable index, and the interest rates applicable to the reset rate notes, will be available on the administrator’s website at http://www2.salliemae.com/investors/debtasset/slmsltrusts/issuedetails/2005-8.htm or by telephoning the administrator at (800) 321-7179 between the hours of 9:00 a.m. and 4:00 p.m. Eastern time on any business day and will also be available through Reuters Page LIBOR01 or Bloomberg L.P. If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of notes listed on the exchange prior to the first day of each accrual period.

Accounts

The administrator has established and maintains, in the name of the indenture trustee and for the benefit of the reset rate noteholders and, with respect to the remarketing fee account, the class A noteholders, the collection account, the remarketing fee account and the reserve account, and will establish and maintain, with respect to the class A-4 notes, assuming a successful remarketing on the October 27, 2008 reset date, the spread supplement account.

Funds in the collection account, the remarketing fee account, the reserve account, any accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and, assuming a successful remarketing of the class A-4 notes on the October 27, 2008 reset date, the spread supplement account, will be invested as provided in the indenture (or, in the case of the spread supplement account, the related supplemental indenture) in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes. Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee; provided, however, that with respect to funds on deposit in any accumulation account, related eligible investments may mature no later than the business day immediately preceding the next reset date for the reset rate notes.

The administrator will direct the related Swap Counterparties to pay all amounts denominated in a currency other than U.S. Dollars payable under any currency swap agreement into the applicable currency account.

Servicing Compensation

The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee is payable on each monthly servicing payment date out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee is payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (k) under “—Distributions—Distributions from the Collection Account” below. The carryover servicing fee will be subject to an increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions

Deposits into the Collection Account. On or before the business day before each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the servicer.

Except as provided in the next paragraph, the servicer will deposit all payments on the trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

However, for so long as no administrator default has occurred and is continuing, the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, together with interest calculated from the first day of the month following receipt by the administrator to but excluding the day on which the administrator remits such amounts to the collection account at a rate no less than the federal funds rate for each day during that period less 0.20%. See “Servicing and Administration—Payments on Student Loans” in the prospectus.

Distributions from the Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “Description of the Notes—The Notes—The Class A Notes—Distributions of Principal” and “—The Notes—The Class B Notes—Subordination of the Class B Notes” herein, to the extent of Available Funds for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) to the remarketing fee account, any Quarterly Funding Amount for that distribution date;

(d) pro rata, based on amounts due and owing:

(1) to the class A noteholders (other than the reset rate noteholders if a swap agreement with respect to interest payments to be made to those noteholders is then in effect), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount; provided, however, that assuming a successful remarketing of the class A-4 notes on the October 27, 2008 reset date and until October 25, 2010, the next reset date, quarterly payments of interest to the class A-4 noteholders from

Available Funds will be limited to an interest rate equal to three-month LIBOR plus 0.75%, and all amounts in excess thereof that are due and owing will be paid directly to the class A-4 noteholders utilizing funds on deposit in the spread supplement account;

(2) if a swap agreement is then in effect for the reset rate notes with respect to interest payments to be made to those noteholders, to each applicable Swap Counterparty, the amount of interest at the related floating rate of interest due to each applicable Swap Counterparty under the related swap agreement; and

(3) if applicable, to each Swap Counterparty, the amount of any swap termination payment due to that Swap Counterparty under the related swap agreement due solely to a swap termination event resulting from a payment default by the trust or the insolvency of the trust;

(e) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(f)    (1) sequentially, to the class A-1, class A-2 and class A-3 noteholders, in that order, until each of those classes is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(2) any remaining Class A Noteholders’ Principal Distribution Amount, to the class A-4 noteholders, until the principal balance of the class A-4 notes is paid in full; provided, however, that:

(A) if the reset rate notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related reset period, principal payments due to the reset rate noteholders instead will be allocated to the accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,

(B) if the reset rate notes are then denominated in a currency other than U.S. Dollars, principal payments due to the reset rate noteholders instead either will be made to the related currency Swap Counterparty or will be allocated to the accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of such class has been distributed to the related currency Swap Counterparty or allocated to the accumulation account, and

(C) for purposes of this clause (f)(2), the outstanding principal balance of the reset rate notes or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in any accumulation account, and

(3) any remaining Class A Noteholders’ Principal Distribution Amount, to the class A-5 noteholders, until the principal balance of such class is paid in full;

(g) to any supplemental interest account, the Supplemental Interest Account Deposit Amount, if any, for that distribution date;

(h) to any investment reserve account, the amount, if any, required to fund that account to the applicable Investment Reserve Account Required Amount;

(i) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(j) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(k) to any investment premium purchase account, the Investment Premium Purchase Account Deposit Amount, if any, together with any carryover shortfalls not deposited on previous distribution dates;

(l) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(m) if applicable, to any Swap Counterparty or Swap Counterparties, pro rata, the amount of any swap termination payments due to the Swap Counterparty or Swap Counterparties, as the case may be, not payable in clause (d)(3) above;

(n) if applicable, to the remarketing agents, any remarketing fees due and owing by the trust to the extent not paid from amounts on deposit in the remarketing fee account;

(o) if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the reset rate notes on that distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and

(p) sequentially, in this order, to (1) any potential future cap counterparty under a potential future interest rate cap agreement, the amount of any payment under such potential future interest rate cap agreement (including, without limitation, any upfront fees, termination payments or any other amounts due to such potential future cap counterparty), as applicable, and (2) the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

Amounts that would be paid to each Swap Counterparty pursuant to clauses (d), (f) or (m) above with respect to the reset rate notes may be paid by the trust to the related Swap Counterparty on or prior to the applicable distribution date.

In the event that a swap termination payment is owed by the trust to any Swap Counterparty and a replacement swap agreement is procured by the trust under which the replacement Swap Counterparty makes a payment to the trust, the trust will pay that amount directly to the original Swap Counterparty to the extent that a payment is owed by the trust to that counterparty. If after making that payment, the original Swap Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (m) above.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts (other than amounts on deposit in the spread supplement account, if any) that otherwise would be paid to the excess distribution certificateholder.

For a discussion of the ramifications of a termination of a swap agreement meant to hedge currency risk, see “—Distributions with Respect to the Reset Rate Notes in Foreign Exchange Mode” below.

Distributions with Respect to the Reset Rate Notes in Foreign Exchange Mode. On each applicable distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the applicable currency account to the holders of the reset rate notes if the notes are then in foreign exchange mode. If a currency swap agreement terminates, amounts that would have otherwise been paid to the related Swap Counterparty under that currency swap agreement will be used to make payments to the reset rate notes, in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related Swap Counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions to the reset rate notes. If the then-current exchange rate of U.S. Dollars for the applicable non-U.S. Dollar currency is less favorable than under the applicable currency swap agreement or if the then-current spread to LIBOR for another applicable index or a fixed rate is less favorable than under the applicable currency swap agreement, the trust will use more U.S. Dollars to pay the reset rate noteholders than it would have paid to the related Swap Counterparty. As a result, amounts paid pursuant to clauses (d)(1) and (f) above, as applicable, under “—Distributions from the Collection Account” above could be higher if a currency swap agreement terminates.

Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

After the occurrence of any of the following:

•

an event of default under the indenture relating to the payment of principal on any class at its maturity date or to the payment of interest on any class of notes which has resulted in an acceleration of the notes,

•	an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes, or

•	a liquidation of the trust assets following any event of default under the indenture,

the priority of the payment of the notes changes. In particular, payments on the notes on each distribution date following the acceleration of the notes as provided above will be made in the following order of priority:

FIRST:

A:	to the noteholders of the reset rate notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of its related reset period, the amount, if any, on deposit in the related accumulation account for the reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding principal balance of such reset rate notes until they are paid in full; and/or

B:	to the related currency Swap Counterparty if the reset rate notes are then in foreign exchange mode and are then structured not to receive a payment of principal until the end of their reset period, the amount, if any, on deposit in the related accumulation account for the reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding amount of the reset rate notes until they are paid in full;

SECOND: to the indenture trustee, for annual fees and any other amounts due and owing under the indenture;

THIRD: to the servicer, the primary servicing fee due on that distribution date and all prior unpaid primary servicing fees;

FOURTH: to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

FIFTH: pro rata, based on amounts due and owing:

A:	to the class A noteholders (other than the noteholders of the reset rate notes if a swap agreement with respect to interest payments to be made to such noteholders is then in effect), the Class A Noteholders’ Interest Distribution Amount, ratably, without preference or priority of any kind, based on the amounts due and payable as the Class A Noteholders’ Interest Distribution Amount; provided, however, that assuming a successful remarketing of the class A-4 notes on the October 27, 2008 reset date and until October 25, 2010, the next reset date, quarterly payments of interest to the class A-4 noteholders due and payable under this priority will be limited to an annual interest rate equal to three-month LIBOR plus 0.75%, and all amounts in excess thereof that are due and owing, if any, will be paid directly to the class A-4 noteholders utilizing funds on deposit in the spread supplement account;

B:	if a swap agreement is then in effect for the reset rate noteholders with respect to interest payments to be made to such noteholders, to each Swap Counterparty, the amount of any swap interest payments due and payable by the trust (other than as paid to that Swap Counterparty under clause FIRST); and

C:	if any swap agreement with respect to the reset rate notes has been terminated, to the related Swap Counterparty, the amount of any swap termination payments due to such Swap Counterparty under the related swap agreement due to a swap termination event relating to a payment default by the trust, acceleration of the notes or the insolvency of the trust;

SIXTH:

A:	if the reset rate notes are in foreign exchange mode, pro rata (1) to the class A noteholders (other than the holders of any reset rate notes then in foreign exchange mode), ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero, and (2) to the applicable currency Swap Counterparties an amount sufficient to reduce the U.S. Dollar equivalent principal balance of the reset rate notes then in foreign exchange mode to zero; or

B:	if the reset rate notes are then denominated in U.S. Dollars, pro rata to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero;

SEVENTH: to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

EIGHTH: to the class B noteholders, an amount sufficient to reduce the principal balance of the class B notes to zero;

NINTH: to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

TENTH: to any Swap Counterparties, pro rata, the amount of any swap termination payments due to such Swap Counterparties from the trust and not payable under clause FIFTH (C);

ELEVENTH: to the remarketing agents, any due and unpaid remarketing fees payable by the trust to the extent not previously paid from amounts on deposit in the remarketing fee account;

TWELFTH: if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the reset rate notes on such distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and

THIRTEENTH: sequentially, in this order, to (a) any potential future cap counterparty under a potential future interest rate cap agreement, the amount of any payment under such potential future interest rate cap agreement (including, without limitation, any upfront fees, termination payments or any other amounts due to such potential future cap counterparty), as applicable, and (b) the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

If the trust has entered into a currency swap agreement and such currency swap agreement terminates, amounts that would have otherwise been paid to the related currency Swap Counterparty (other than amounts payable as a termination payment thereunder) will be used to make payments to the reset rate noteholders in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related currency Swap Counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions on the reset rate notes.

Voting Rights and Remedies

Noteholders will have the voting rights and remedies described in the prospectus. The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and class B notes have different rights. See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

Credit Enhancement

Reserve Account. The reserve account was created with an initial deposit by the trust on the closing date and, as of the July 25, 2008 distribution date, it had a balance of $4,529,830.75. The reserve account may be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (i) under “—Distributions—Distributions from the Collection Account” above.

If the market value of securities and cash in the reserve account together with amounts on deposit in any supplemental interest account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c), (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) and (i) and, in the case of the final distribution upon termination of the trust, clauses (l) through (o) under “—Distributions—Distributions from the Collection Account” above. These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (c), (d)(1), (d)(2) and (e), clauses (f) and (i), and clauses (l) through (o), as applicable.

The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carryover amounts on the final distribution upon termination of the trust.

Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this preliminary prospectus supplement.

Capitalized Interest Account. All funds on deposit in the capitalized interest account that was created and funded on the closing date were released to the excess distribution certificateholder on the distribution date that occurred in October 2006. No additional sums have been or will be deposited into this account.

Spread Supplement Account. In the event of a successful remarketing of the class A-4 notes at a discount to par on the October 27, 2008 reset date, SLM Corporation or one of its affiliates, if required, will make a one-time capital contribution to the trust in the amount of the Discount Adjustment Amount as described above under “—Reset Rate Notes—Discount Adjustment Amount.” Such amount will be deposited into a newly created trust account called the spread supplement account. On the October 27, 2008 reset date, the Discount Adjustment Amount will be paid to the remarketing agents from amounts on deposit in the spread supplement account, for the benefit of the class A-4 noteholders, and will be used to ensure that all tendering class A-4 noteholders receive a payment of 100% of the outstanding principal balance of their class A-4 notes and that all class A-4 noteholders who elect to hold their class A-4 notes receive their pro rata portion of such amount.

In addition, on the initial reset date, SLM Corporation or one of its affiliates will also make a deposit into the spread supplement account in an amount equal to the excess of the expected cash flow required to pay noteholders of the class A-4 notes interest until the next reset date at the annualized stated reset rate of interest over the amount that would be payable by the trust if such class of notes bore an annual rate of interest equal to three-month LIBOR plus 0.75% (as evidenced by compliance with stated assumption requirements for such account furnished by each rating agency). Such amounts will be deposited into the spread supplement account for the benefit of the class A-4 noteholders exclusively. On each distribution date, the class A-4 noteholders will receive an amount of interest equal to three-month LIBOR plus 0.75% (which will be paid out of Available Funds) plus an amount withdrawn by the indenture trustee from the spread supplement account equal to the excess of interest earned on the class A-4 notes at the applicable stated reset rate of interest over interest that would have been payable on such class of notes if they bore interest at an annual rate of three-month LIBOR plus 0.75% and pay such amounts directly to the class A-4 noteholders. No amounts on deposit in the spread supplement account will become a part of Available Funds nor may such amounts be used to satisfy any other obligations of the trust. All investment earnings on the spread supplement account will be paid to the excess distribution certificateholder on each distribution date. Following payment in full of all outstanding amounts on the class A-4 notes, any sums remaining on deposit in the spread supplement account will be withdrawn on the related distribution date and paid to the excess distribution certificateholder.

Assuming a successful remarketing on the October 27, 2008 reset date, all amounts to be deposited into the spread supplement account will be calculated as of the October 27, 2008 reset date.

Potential Future Interest Rate Cap Agreement

At any time, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more Eligible Swap Counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes. Any potential future interest rate cap agreement would contain customary and usual terms for such derivative agreements. Any payment due by the trust to a potential future cap counterparty would be payable only out of funds payable under clause (p)(1) of “—Distributions—Distributions from the Collection Account” in this preliminary prospectus supplement. Any payments received from a potential future cap counterparty would be included in Available Funds. The trust will enter into a potential future interest rate cap agreement only upon receipt of a written confirmation from each rating agency then rating the notes that such potential future interest rate cap agreement will not result in the downgrading of its then current rating of any class of notes. It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.

Initial Interest Rate Swap Agreement

On the closing date, the trust entered into an interest rate swap agreement with Deutsche Bank AG, New York Branch, as the Swap Counterparty, to hedge the interest rate risk that results from payment of a fixed rate of interest on the class A-4 notes during their initial reset period. This initial interest rate agreement will terminate in accordance with its terms on the October 27, 2008 reset date. The trust will not enter into another interest rate swap agreement with respect to the class A-4 notes on the October 27, 2008 reset date.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $25,000 per collection period payable in arrears on each distribution date.

In addition, to the extent that the trust does not have sufficient Available Funds therefor on the related reset date, the administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the Rating Agency Condition. On subsequent distribution dates, the administrator will be entitled to reimbursement for those remarketing related expenses, from Available Funds on a subordinated basis, as set forth under “Distributions—Distributions From the Collection Account” above.

Determination of Indices

For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable for a class of notes, see “Additional Information Regarding the Notes—Determination of Indices” in the prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the Initial Pool Balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

•	pay to noteholders the interest payable on the related distribution date; and

•	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in any accumulation account.

See “The Student Loan Pools—Termination” in the prospectus.

For these purposes, if the reset rate notes:

•

are then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the reset rate notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

•

are then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of the reset rate notes will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the Pool Balance is 10% or less of the Initial Pool Balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional right to purchase all of the remaining trust student loans. The servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including SLM ECFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

•	the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

•	the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including any of the original underwriters of the notes, or the administrator, to determine if the fair market value of the trust student loans has been offered. See “The Student Loan Pools— Termination” in the prospectus.

The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase all of the remaining trust student loans. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the prospectus.

STATIC POOLS

Information concerning the static pool data of previous FFELP loan securitizations of the sponsor will be found by clicking on the link for this transaction, labeled “2005-8,” on the sponsor’s website at http://www.salliemae.com/about/investors/ StaticPoolindex.htm. This webpage presents the static pool data of the sponsor’s previous securitizations involving similar assets in the form of published charts. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this preliminary prospectus supplement, the prospectus supplement, the prospectus or the related registration statement. We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

WEIGHTED AVERAGE REMAINING LIFE OF THE CLASS A-4 NOTES

The rate of payment of principal of the class A-4 notes and the yield on the class A-4 notes will be affected by prepayments on the trust student loans that may occur as described below. Therefore, payments on the class A-4 notes could occur significantly earlier than expected. Consequently, the actual maturity of the class A-4 notes could be significantly earlier, the weighted average life of the class A-4 notes could be significantly shorter, and periodic balances could be significantly lower, than expected. Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans. Prepayments could increase as a result of certain borrower benefit programs, among other factors. In addition, the depositor is obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period. See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties the Sellers” and “Servicing and Administration—Servicer Covenants” in the prospectus.

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans. These may be lengthened as a result of, among other things, grace periods, deferment periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer. Therefore, payments on the class A-4 notes could occur significantly later than expected. Consequently, the actual maturity and the weighted average life of the class A-4 notes could be significantly longer than expected and periodic balances could be significantly higher than expected. The rate of payment of principal of the class A-4 notes and the yield on the class A-4 notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto. In addition, the maturity of certain of the trust student loans could extend beyond the legal maturity date for the class A-4 notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment on trust student loans will be borne entirely by the noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.

Exhibit I, “Weighted Average Remaining Life of the Class A-4 Notes,” attached to this preliminary prospectus supplement, shows, for the class A-4 notes, the weighted average life of the class A-4 notes from October 27, 2008 until the next reset date, based on various assumptions set forth therein.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences to a U.S. holder, whose functional currency is the U.S. Dollar, pertaining to certain aspects of the reset rate notes. For a summary of additional tax consequences to U.S. holders of the reset rate notes, holders should refer to “U.S. Federal Income Tax Consequences” and “Appendix H—U.S. Federal Income Tax Documentation Requirements” in the prospectus, and for a discussion of the U.S. federal income tax consequences to non-U.S. holders of the reset rate notes, holders should refer to “U.S. Federal Income Tax Consequences—Tax Consequences to Holders of Notes In General—Tax Consequences to Foreign Investors” and “Appendix H—U.S. Federal Income Tax Documentation Requirements” in the prospectus.

This discussion is general in nature and does not address all aspects of U.S. federal income taxation. Nor does it address issues that may be relevant to a particular U.S. holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding the reset rate notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies and traders that elect to mark-to-market their securities). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations that may be applicable to particular U.S. holders. Furthermore, this summary assumes that U.S. holders hold the reset rate notes as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary also assumes that, with respect to the reset rate notes reflected on the books of a qualified business unit of a U.S. holder, such qualified business unit is a U.S. resident.

This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. The terms of the reset rate notes are unusual and there are no rulings or cases that address the treatment of instruments similar to the reset rate notes. Moreover, the administrator does not intend to request rulings as to the U.S. federal income tax treatment of the reset rate notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the reset rate notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a reset rate note to any holder who is not a U.S. person. As used herein, “U.S. holder” means a beneficial owner of a reset rate note that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or partnership (including an entity treated as such) organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•

a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

EACH HOLDER OF A RESET RATE NOTE IS URGED TO CONSULT SUCH HOLDER’S TAX ADVISOR REGARDING THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (AND ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES) OF HOLDING AND DISPOSING OF THE RESET RATE NOTES IN LIGHT OF THE HOLDER’S PARTICULAR CIRCUMSTANCES.

Tax Consequences if the Class A-4 Notes are Remarketed Without the Support of the Spread Supplement Account. As indicated above, SLM Corporation or one of its affiliates may decide to make a one-time payment to the remarketing agents, for the benefit of the class A-4 noteholders, equal to the discount at which the reset notes are issued. If the reset rate notes are issued at a discount to par, it is anticipated that the discount on the reset rate notes will constitute “market discount” that is “de minimis” in amount. As a general rule, de minimis market discount is not treated as interest income to the holder of the debt instrument, but gives rise to capital gain which is realized at the time that the bond is redeemed. In the present case, the reset rate notes will be redeemed over time as and when principal payments are received on the reset rate notes. Holders of the reset rate notes that were not previously holders of class A-4 notes should include in income an amount of the de minimis market discount each taxable year as capital gain in proportion to the percentage of principal payments received on the reset rate notes in the taxable year. Although the possibility exists that any discount not included in income as gain prior to the end of the reset period will be required to be recognized by the holder as gain at the time of such resetting, it is more likely that such remaining discount will be carried forward and recognized as gain by the holder as principal payments are made over the remaining life of the reset rate notes.

Although the matter is not free from doubt, holders of the reset rate notes who were previously holders of the class A-4 notes should not have to include the one-time payment equal to the discount in income at the time of the remarketing but instead should reduce their basis in the reset rate notes by the amount of such payments, and such holders should include market discount or de minimis market discount, or deduct premium, over the remaining term of the reset rate notes by reference to such reduced basis. Although the matter is not clear, such holders likely should accrue non-de minimis market discount or amortize premium by reference to the next reset date, at which time any accrued non-de minimis market discount would be deemed to be paid. By contrast, such holders likely should recognize de minimis market discount by reference to actual principal payments, as described above.

For further discussion of the treatment of market discount and premium, you should refer to the subsections entitled “—Market Discount” and “—Premium” of the section entitled “U.S. Federal Income Tax Consequences—Tax Consequences to Holders of Notes in General” in the prospectus.

A tendering holder of reset rate notes should include the one-time payment from SLM Corporation or one of its affiliates in its amount realized on its disposition of the reset rate notes.

Tax Consequences if the Class A-4 Notes are Remarketed With the Support of the Spread Supplement Account. It is possible that, in addition to the Discount Adjustment Amount, there may be a spread supplement account that may increase the yield on the reset rate notes by more than the statutorily defined de minimis amount. Discussed below are certain U.S. federal income tax consequences that could arise if, in addition to the Discount Adjustment Amount, a spread supplement account is created and the yield on the reset rate notes increases by more than such de minimis amount. For U.S. federal income tax purposes, the resetting of the reset rate notes with an amount of discount, taking into account the discount and the holders’ entitlement to payments to be made out of the spread supplement account, will likely be treated as a significant modification of such reset rate notes. As a result, the reset rate notes will likely be deemed to be newly issued, and an existing, non-tendering holder who retains a reset rate note will be deemed to have exchanged an old reset rate note for an amount realized equal to the issue price of the new reset rate note plus the one-time payment by SLM Corporation or one of its affiliates equal to the discount at which the reset notes are issued. To the extent, if any, that the amount realized differs from the existing holder’s basis in the old reset rate note, gain or loss will be realized by the existing holder. Moreover, the deemed exchanges by existing holders who retain their reset rate notes will likely qualify as a recapitalization for U.S. federal income tax purposes. If the remarketing qualifies as a recapitalization, existing holders who retain their reset rate notes will not recognize any loss and will recognize gain, if any, only to the extent of the cash received.

In addition, in such circumstances, it is anticipated that the reset rate notes may be issued with “original issue discount” (“OID”) which is “de minimis”. Holders who purchase reset rate notes in the remarketing would include such discount as capital gain that is recognized as principal payments are made on the reset rate notes. Specifically, such holders should include in income as capital gain in any taxable year an amount of the de minimis OID in proportion to the percentage of principal payments received in the taxable year. Although the possibility that the holder will be required to recognize gain equal to the remaining discount amount at the time of the next reset cannot be entirely excluded, it is more likely that any discount remaining at the end of the reset period will not be required to be recognized at such time and instead will be carried forward and recognized as gain by the holder over the remaining life of the reset rate notes. For a more detailed discussion of the treatment of de minimis OID, you should refer to the subsection entitled “—Original Issue Discount” of the Section entitled “U.S. Federal Income Tax Consequences—Tax Consequences to Holders of Notes in General” in the prospectus. Existing holders will accrue de minimis OID, will accrue market discount, or will amortize premium, by reference to their basis in the reset rate notes immediately after the remarketing. Existing holders that initially purchased their notes at a market discount and that did not recognize that market discount as a result of the treatment of the exchange as a recapitalization, will be required to account for the non-recognized market discount in connection with principal payments made on the reset rate notes after the remarketing, and likely would be deemed to have been paid any remaining accrued non-de minimis market discount no later than the next reset date. For further discussion of the treatment of market discount and premium, you should refer to the subsections entitled “—Market Discount” and “—Premium” of the section entitled “U.S. Federal Income Tax Consequences—Tax Consequences to Holders of Notes in General” in the prospectus.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

The European Union has adopted a Directive regarding the taxation of savings income. Member States are required to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg have instead opted to impose a withholding system for a transitional period unless during such period they elect otherwise.

The withholding tax provisions of the Directive could apply to payments on the reset rate notes made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the reset rate notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).

ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”). Particularly, the depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator, any underwriter, or any of their respective affiliates may be the fiduciary for one or more Plans. In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

If the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust as further described under “ERISA Considerations” in the prospectus. If, however, the notes are treated as debt for purposes of the Plan Asset Regulations, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. Although there is little guidance on this, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee or certain of their respective affiliates is a Party in Interest.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”).

Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:

•

the Plan’s purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a statutory exemption or a class or other applicable exemption from the prohibited transaction rules as described in the prospectus; and

•	the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of that Similar Law.

Before making an investment in the notes, Plan fiduciaries are strongly encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover that transaction, each Plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	the diversification by type of asset of the Plan’s portfolio;

•	the Plan’s funding objective; and

•

whether under the fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Before making an investment in the notes, potential investors are strongly encouraged to consult their own accountants for advice as to the appropriate accounting treatment for their class of notes.

REPORTS TO NOTEHOLDERS

Quarterly and annual reports concerning the Trust will be delivered to noteholders. See “Reports to Noteholders” in the prospectus. These reports will be available at the office of the Luxembourg paying agent or Luxembourg listing agent. The next such quarterly distribution report is expected to be available on or about February 10, 2009. See “Reports to Noteholders” in the prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See “Certain Information Regarding the Notes—Book-Entry Registration” in the prospectus.

REMARKETING

The remarketing for the class A-4 notes by the remarketing agents is being done in accordance with the terms of the remarketing agreement, dated as of September 20, 2005, among the trust, the administrator, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the related remarketing agency agreement, dated as of October 15, 2008 and the supplemental remarketing agency agreement, to be dated as of the Spread Determination Date, each among the trust, the administrator and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the remarketing agents. The remarketing agents are offering the class A-4 notes on a best efforts basis and, while a remarketing agent may choose to purchase any or all of the class A-4 notes that have been tendered by the holders thereof, no remarketing agent is under any obligation to purchase any of the class A-4 notes. Unless all tendered class A-4 notes are sold pursuant to the remarketing (or the call option is exercised), a Failed Remarketing will be declared and all existing class A-4 noteholders will retain their notes.

NOTICE TO INVESTORS

Each remarketing agent has represented and agreed that (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any class A-4 notes to persons in the United Kingdom prior to the expiration of the period of six months from the initial reset date of the class A-4 notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments as principal or agent or for the purposes of their businesses where the issue of the reset rate notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”); (c) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any class A-4 notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and (d) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the class A-4 notes in, from or otherwise involving the United Kingdom.

No action has been or will be taken by the depositor or the remarketing agents that would permit a public offering of the class A-4 notes in any country or jurisdiction, where action for that purpose is required. Accordingly, the class A-4 notes may not be offered or sold, directly or indirectly, and neither the prospectus, this preliminary prospectus supplement nor any circular, prospectus (including any free-writing prospectus or supplement thereto), form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of such documents (including any free-writing prospectus or supplement thereto) come are required by the depositor and the remarketing agents to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver class A-4 notes or have in their possession or distribute such documents, in all cases at their own expense.

LISTING INFORMATION

The class A-4 notes are currently listed on the Luxembourg Stock Exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the class A-4 notes at 2 Boulevard Konrad Adenauer, L 1115 Luxembourg, phone number (352) 421.22.639 for additional information regarding their status. In connection with the listing application, the certificate of formation and limited liability company operating agreement of the depositor, as well as a legal notice relating to the issuance of the notes together with copies of the indenture, the trust agreement, the form of the class A-4 notes, the administration agreement, the servicing agreement, and the other basic documents were deposited with the Trade and Companies Register (Régistre de Commerce et des Sociétés) in Luxembourg where copies of those documents may be obtained upon request. Copies of the indenture, the trust agreement, the form of the class A-4 notes, the administration agreement, the servicing agreement, and the other basic documents are available at the offices of the Luxembourg paying agent or the Luxembourg listing agent. Trading of the class A-4 notes may be effected on the Luxembourg Stock Exchange. So long as any class of notes is listed on the Luxembourg Stock Exchange’s Euro MTF Market, and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu. The Luxembourg Stock Exchange will also be advised if the class A-4 notes are delisted.

The class A-4 notes are currently able to be cleared and settled through Clearstream, Luxembourg and Euroclear.

The notes, the indenture, the administration agreement and the initial interest rate swap agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware.

The class A-4 notes are listed on the Luxembourg Stock Exchange, definitive notes have been issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent. A Luxembourg paying and transfer agent has been appointed and notices are published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu. We will maintain such a Luxembourg paying and transfer agent as long as required by the Luxembourg Stock Exchange.

As long as the class A-4 notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent or the Luxembourg listing agent. The next such quarterly distribution report is expected to be available not later than February 10, 2009.

As of the date of this preliminary prospectus supplement, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the notes. The depositor is not aware of any proceedings relating to the notes, whether pending or threatened.

The depositor has taken all reasonable care to confirm that the information contained in this preliminary prospectus supplement is true and accurate in all material respects. In relation to the depositor, the trust, Sallie Mae or the class A-4 notes, the depositor accepts full responsibility for the accuracy of the information contained in this preliminary prospectus supplement. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this preliminary prospectus supplement, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the trust since October 1, 2008, which is the statistical disclosure date and the date of the information with respect to the assets of the trust set forth in this preliminary prospectus supplement.

RATINGS

The class A notes, including the class A-4 notes, are currently rated “AAA” by Fitch, “Aaa” by Moody’s and “AAA” by S&P. The class B notes are currently rated “AAA” by Fitch, “Aa1” by Moody’s and “AA+” by S&P. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL MATTERS

On the closing date, a Vice President and Deputy General Counsel of Sallie Mae, Inc., acting as counsel to SLM ECFC, VG Funding, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to SLM ECFC, VG Funding, the trust, the servicer, the administrator and the depositor, gave opinions on specified legal matters for SLM ECFC, VG Funding, the trust, the depositor, the servicer and the administrator. Shearman & Sterling LLP gave opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, gave opinions on specified legal matters for the trust, including specified Delaware state income tax matters.

If there is a successful remarketing of the class A-4 notes on the October 27, 2008 reset date, Michael E. Sheehan, Senior Vice President and General Counsel of SLM Corporation, or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., acting as counsel to the sellers, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to the sellers, the trust, the servicer, the administrator, the sponsor and the depositor, will give opinions on additional specified legal matters regarding the remarketing. Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust. Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP are advising the remarketing agents on legal matters regarding the remarketing and Richards, Layton & Finger, P.A. is acting as Delaware counsel for the trust.

GLOSSARY

“Act” means the Securities Act of 1933, as amended.

“Adjusted Pool Balance” means, for any distribution date,

•

if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, then the Adjusted Pool Balance shall be the sum of that Pool Balance and the Specified Reserve Account Balance for that distribution date, or

•	if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, then the Adjusted Pool Balance shall be that Pool Balance.

“All Hold Rate” means, if the reset rate notes are denominated in U.S. Dollars during the then-current reset period and the immediately following reset period, the applicable index plus or minus the related Spread (if the reset rate notes are in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if the reset rate notes are in fixed rate mode), that the remarketing agents, in consultation with the administrator, determine will be effective, unless the call option is exercised, in the event that 100% of the holders of the reset rate notes choose to hold their reset rate notes for the upcoming reset period. The All Hold Rate shall be a rate that the remarketing agents, in consultation with the administrator, and in their good faith determination believe would result in the remarketing of the entire class of reset rate notes at a price equal to 100% of the outstanding principal balance thereof.

“Available Funds” means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

•	all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

(1)	any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

(2)	amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including consolidation loan rebate fees;

•	any interest subsidy payments and special allowance payments received by the servicer or the eligible lender trustee with respect to the trust student loans during that collection period;

•

all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer’s customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

•

the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

•	the aggregate purchase amounts received during that collection period for those trust student loans purchased by the sellers;

•

the aggregate amounts, if any, received from the sellers, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

•	amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

•	any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing date;

•

investment earnings for that distribution date earned on amounts on deposit in each trust account (other than the spread supplement account, if required, any accumulation account and any currency account);

•	investment earnings actually received by the trust for that distribution date earned on amounts on deposit in any accumulation account;

•	amounts transferred from the remarketing fee account in excess of the Reset Period Target Amount for that distribution date;

•	amounts transferred from any investment premium purchase account in excess of the amount required to be on deposit therein pursuant to the formula set forth in the administration agreement;

•	all amounts on deposit in any investment reserve account not transferred to the accumulation account to offset realized losses on eligible investments as of that distribution date;

•	all amounts on deposit in any supplemental interest account;

•	amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

•

all amounts received by the trust from any potential future cap counterparty, or otherwise under any potential future interest rate cap agreement, for deposit into the collection account for that distribution date; and

•	all amounts received by the trust from any Swap Counterparty for deposit into the collection account, but only to the extent paid in U.S. Dollars, for that distribution date.

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the reserve account, to pay any of the items specified in clauses (a) through (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this preliminary prospectus supplement (but excluding clause (e), and including clauses (f) and (g), in the event that a condition exists as described in either (1) or (2) under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this preliminary prospectus supplement), then Available Funds for that distribution date will include, in addition to Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and Available Funds for the succeeding distribution date will be adjusted accordingly.

“Call Rate” means, if the call option has been exercised with respect to the reset rate notes, the rate of interest that is either:

•

if the reset rate notes did not have at least one related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the Failed Remarketing Rate was not in effect; or

•

if the reset rate notes had one or more swap agreements in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the trust during the previous reset period.

The Call Rate will continue to apply for each reset period while the holder of the call option retains the reset rate notes.

“Class A Note Interest Shortfall” means, for any distribution date, the excess of:

•	the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•	the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each related class of notes from that preceding distribution date to the current distribution date.

“Class A Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

•	the Class A Noteholders’ Principal Distribution Amount on that distribution date, over

•	the amount of principal actually distributed or allocated to the class A noteholders or deposited into the accumulation account on that distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•

the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date, after giving effect to all principal distributions to class A noteholders on that preceding distribution date; and

•	the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit in the accumulation account.

In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding principal balance of that class to zero.

“Class A Percentage” means 100% minus the Class B Percentage.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

•	the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

•	the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

“Class B Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

•	the Class B Noteholders’ Principal Distribution Amount on that distribution date, over

•	the amount of principal actually distributed to the class B noteholders on that distribution date.

“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.

“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

•

the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date, after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

•	the Class B Note Interest Shortfall for that distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the principal balance of the class B notes.

In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

“Class B Percentage” with respect to any distribution date, means:

•	prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

•

on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, less all amounts (other than investment earnings) on deposit in the accumulation account, immediately prior to that distribution date.

“Clearstream, Luxembourg” means Clearstream Banking, sociéte anonyme (formerly known as Cedelbank, sociéte anonyme), or any successor thereto.

“Discount Adjustment Amount” means a one-time payment made by SLM Corporation or one of its affiliates, on behalf of the trust, to the remarketing agents for the benefit of the class A-4 noteholders, equal to the amount required to sell the class A-4 notes at a discount to par to new purchasers while still providing tendering noteholders a payment of 100% of the outstanding principal balance of their class A-4 notes.

“DTC” means The Depository Trust Company, or any successor thereto.

“Eligible Swap Counterparty” means an entity, which may be an affiliate of a remarketing agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

“Euroclear” means the Euroclear System in Europe, or any successor thereto.

“Extension Rate” means, for each distribution date following a Failed Remarketing with respect to the reset rate notes if such notes are then in foreign exchange mode, the rate of interest payable to the related currency Swap Counterparty, generally not to exceed three-month LIBOR plus 0.75%, unless the remarketing agents, in consultation with the administrator, determine that market conditions or some other benefit to the trust requires a higher rate; provided that in each case the Rating Agency Condition is satisfied.

“Failed Remarketing” means, with respect to any reset date for the reset rate notes, the situation where:

•	the remarketing agents, in consultation with the administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date,

•	the remarketing agents are unable to establish the related Spread or fixed rate on the Spread Determination Date,

•

the remarketing agents are unable to remarket some or all of the tendered reset rate notes at the Spread or fixed rate established on the Spread Determination Date, or committed purchasers default on their purchase obligations, and the remarketing agents, in their sole discretion, elect not to purchase the reset rate notes themselves,

•	the remarketing agents, in consultation with the administrator, are unable to obtain one or more swap agreements meeting the required criteria, if applicable,

•	certain conditions specified in the remarketing agreement are not satisfied, or

•	any applicable Rating Agency Condition has not been satisfied.

“Failed Remarketing Rate” means, for any reset period when the reset rate notes are then denominated in U.S. Dollars, three-month LIBOR plus 0.75%; and when the reset rate notes are in foreign exchange mode during a reset period, such rate as will be determined on the related Spread Determination Date pursuant to the terms of the related currency swap agreement.

“Fitch” means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.

“Hold Notice” means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder of reset rate notes denominated in U.S. Dollars during the then-current and immediately following reset periods, delivered to a remarketing agent that the holder desires to hold some or all of its reset rate notes for the upcoming reset period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that reset period.

“Initial Pool Balance” means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

“Investment Premium Purchase Account Deposit Amount” means, with respect to each distribution date when funds are deposited into an accumulation account, an amount generally equal to 1.0% of the amount deposited into such accumulation account.

“Investment Reserve Account Required Amount” means, with respect to each distribution date, immediately following the date when the ratings of any eligible investment in an accumulation account have been downgraded by one or more rating agencies, an amount (to the extent funds are available), to be set by each applicable rating agency in satisfaction of the Rating Agency Condition (that amount not to exceed the amount of the unrealized loss on the related eligible investments).

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Notice Date” means, for the reset rate notes, 12:00 p.m. (noon), New York City time, on the sixth business day prior to the applicable reset date.

“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as such balance has been reduced through such date by:

•	all payments received by the trust through that date from borrowers, the guaranty agencies and the Department of Education;

•	all amounts received by the trust through that date from repurchases of the trust student loans by any of the sellers, the depositor or the servicer;

•	all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

•	the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

•

the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

“Principal Distribution Amount” means:

•	as to the initial distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance for that distribution date, and

•	as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date.

“Quarterly Funding Amount” means, with respect to the reset rate notes and for any distribution date that is: (1) more than one year before the next reset date, zero, and (2) one year or less before the next reset date, an amount to be deposited in the remarketing fee account so that the amount therein in respect of the reset rate notes equals the Quarterly Required Amount; provided, however, that if on any distribution date that is not a reset date, the amount on deposit in the remarketing fee account in respect of the reset rate notes is greater than the Quarterly Required Amount, the excess will be transferred to the collection account and included in Available Funds for that distribution date.

“Quarterly Required Amount” means, for the reset rate notes, (1) on any reset date, the Reset Period Target Amount or (2) on a distribution date that is one year or less before the next reset date (x) the Reset Period Target Amount multiplied by (y) 5 minus the number of distribution dates remaining until the next reset date for the reset rate notes (excluding the current distribution date and including the next reset date), divided by (z) 5.

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“Remarketing Terms Determination Date” means, for the reset rate notes, not later than 3:00 p.m., New York City time, on the eighth business day prior to the applicable reset date.

“Reset Period Target Amount” means for the reset rate notes and for any distribution date that is: (1) more than one year before the next reset date, zero, and (2) one year or less before the next reset date, the highest remarketing fee payable to the remarketing agents for the reset rate notes (not to exceed 0.35% of the maximum principal balance of the reset rate notes that could be remarketed) on the next reset date as determined by the administrator based on the assumed weighted average life of the reset rate notes and the maximum remarketing fee set forth on a schedule attached to the remarketing agreement, as that schedule may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Significant Guarantor” means the guaranty agency that guarantees trust student loans comprising at least 10% of the Initial Pool Balance.

“Specified Reserve Account Balance” means, for any distribution date, the greater of:

(a)	0.25% of the Pool Balance as of the close of business on the last day of the related collection period; and

(b)	$3,780,805;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes. For these purposes, if the reset rate notes are not then structured to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the reset rate notes (or their U.S. Dollar equivalent, if applicable) will be reduced by any amounts (less any investment earnings) on deposit in the accumulation account.

“Spread” means the percentage determined by the remarketing agents with respect to the reset rate notes if, following a successful remarketing, they are reset to bear a floating rate of interest, in excess of or below the applicable interest rate index that will be applicable to the reset rate notes during the upcoming reset period, so as to result in a rate that, in the reasonable opinion of the remarketing agents, will enable all of the class A-4 notes tendered for remarketing to be purchased at a price equal to 100% the outstanding principal balance thereof, as described under “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this preliminary prospectus supplement.

“Spread Determination Date” means, for the reset rate notes, any time after the Notice Date but no later than 3:00 p.m., New York City time, on the third business day prior to the related reset date.

“Stepdown Date” means the earlier to occur of (1) the October 2011 distribution date or (2) the first date on which no class A notes remain outstanding. For this purpose, the outstanding principal balance of the reset rate notes will be deemed reduced by any amounts (other than investment earnings) on deposit in the accumulation account.

“Supplemental Interest Account Deposit Amount” means, with respect to any distribution date during a reset period when the reset rate notes are then structured not to receive a payment of principal until the end of the related reset period, the lesser of:

•	the product of:

(1)	the difference between (a) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to any related Swap Counterparties on the next distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to the reset rate noteholders on the next distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the Rating Agency Condition,

(2)	the amount on deposit in the accumulation account immediately after that distribution date, and

(3)	the actual number of days from that distribution date to the next reset date, divided by 360; and

•	an amount that satisfies the Rating Agency Condition.

“Swap Counterparty” means each Eligible Swap Counterparty with which the trust has entered, or will later enter, into an interest rate or currency swap agreement to hedge in part basis and/or currency risks associated with the reset rate notes.

“Trigger Event” means, on any distribution date while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts (exclusive of investment earnings) on deposit in any accumulation account, after giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.

“Trust Accounts” means, collectively, the collection account, the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account, the accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account, any currency accounts and the spread supplement account.

ANNEX A

THE TRUST STUDENT LOAN POOL

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by SLM ECFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the original statistical cutoff date (and with respect to each additional trust student loan as of its related subsequent cutoff date):

•

was a consolidation loan guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

•	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

•	was fully disbursed;

•	was not more than 210 days past due;

•	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

•	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the applicable cutoff date was subject to any prior obligation to sell that loan to a third party.

Unless otherwise specified, all information with respect to the trust student loans is presented as of October 1, 2008, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $4,696,469 to be capitalized as of the statistical disclosure date. Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding. The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. In addition, 28 borrowers have more than one trust student loan.

The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction. Moreover, the information below about the weighted average remaining term to maturity of the trust

A-1

student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF

THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$1,789,839,024
Aggregate Outstanding Principal Balance—Treasury Bill	$11,692,835
Percentage of Aggregate Outstanding Principal Balance—Treasury Bill	0.65%
Aggregate Outstanding Principal Balance—Commercial Paper	$1,778,146,188
Percentage of Aggregate Outstanding Principal Balance—Commercial Paper	99.35%
Number of Borrowers	77,749
Average Outstanding Principal Balance Per Borrower	$23,021
Number of Loans	126,792
Average Outstanding Principal Balance Per Loan—Treasury Bill	$13,789
Average Outstanding Principal Balance Per Loan—Commercial Paper	$14,119
Weighted Average Remaining Term to Scheduled Maturity	248 months
Weighted Average Annual Interest Rate	3.76%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the prospectus.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.10% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the three-month commercial paper rate was 2.64% as of the statistical disclosure date. See “Special Allowance Payments” in Appendix A to the prospectus.

For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

A-2

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	35,108	$525,718,846	29.4%
3.01% to 3.50%	37,048	426,586,781	23.8
3.51% to 4.00%	15,262	235,590,448	13.2
4.01% to 4.50%	25,138	362,980,867	20.3
4.51% to 5.00%	5,341	77,937,325	4.4
5.01% to 5.50%	5,006	73,562,294	4.1
5.51% to 6.00%	1,307	31,423,255	1.8
6.01% to 6.50%	1,295	25,547,368	1.4
6.51% to 7.00%	381	8,475,850	0.5
7.01% to 7.50%	255	6,248,988	0.3
7.51% to 8.00%	376	9,021,233	0.5
8.01% to 8.50%	219	5,261,314	0.3
Equal to or greater than 8.51%	56	1,484,453	0.1

Total	126,792	$1,789,839,024	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date. Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date. See Appendix A to the prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in the prospectus.

A-3

DISTRIBUTION OF THE TRUST STUDENT LOANS BY

OUTSTANDING PRINCIPAL BALANCE PER BORROWER

AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	5,510	$16,188,967	0.9%
$ 5,000.00—$ 9,999.99	17,470	136,283,547	7.6
$10,000.00—$14,999.99	17,652	218,123,833	12.2
$15,000.00—$19,999.99	10,583	183,062,178	10.2
$20,000.00—$24,999.99	6,458	143,983,932	8.0
$25,000.00—$29,999.99	4,082	111,650,084	6.2
$30,000.00—$34,999.99	3,108	100,776,005	5.6
$35,000.00—$39,999.99	2,380	89,229,123	5.0
$40,000.00—$44,999.99	1,726	73,025,046	4.1
$45,000.00—$49,999.99	1,386	65,817,621	3.7
$50,000.00—$54,999.99	1,123	58,819,702	3.3
$55,000.00—$59,999.99	870	49,929,268	2.8
$60,000.00—$64,999.99	715	44,582,139	2.5
$65,000.00—$69,999.99	564	38,026,492	2.1
$70,000.00—$74,999.99	443	32,083,236	1.8
$75,000.00—$79,999.99	446	34,484,643	1.9
$80,000.00—$84,999.99	338	27,933,071	1.6
$85,000.00—$89,999.99	332	28,958,229	1.6
$90,000.00—$94,999.99	275	25,413,523	1.4
$95,000.00—$99,999.99	224	21,832,399	1.2
$100,000.00 and above	2,064	289,635,985	16.2

Total	77,749	$1,789,839,024	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DELINQUENCY STATUS AS OF THE

STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	117,769	$1,669,442,772	93.3%
31-60 days	3,882	53,897,711	3.0
61-90 days	1,531	20,744,202	1.2
91-120 days	943	12,296,964	0.7
121-150 days	634	8,612,517	0.5
151-180 days	484	5,909,594	0.3
181-210 days	343	4,852,287	0.3
Greater than 210 days	1,206	14,082,978	0.8

Total	126,792	$1,789,839,024	100.0%

A-4

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY REMAINING TERM TO SCHEDULED MATURITY

AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	29	$6,084	*
4 to 12	156	268,884	*
13 to 24	324	1,036,874	0.1%
25 to 36	396	1,410,437	0.1
37 to 48	469	1,903,709	0.1
49 to 60	2,888	7,125,350	0.4
61 to 72	1,398	4,625,186	0.3
73 to 84	1,204	6,778,987	0.4
85 to 96	908	4,760,287	0.3
97 to 108	8,220	37,702,038	2.1
109 to 120	4,017	20,694,633	1.2
121 to 132	2,228	13,109,901	0.7
133 to 144	23,037	174,023,445	9.7
145 to 156	9,859	76,270,975	4.3
157 to 168	5,765	48,073,801	2.7
169 to 180	6,700	61,115,423	3.4
181 to 192	3,372	31,881,379	1.8
193 to 204	12,778	174,099,734	9.7
205 to 216	6,331	83,003,860	4.6
217 to 228	3,887	53,570,379	3.0
229 to 240	5,163	78,101,087	4.4
241 to 252	3,053	47,753,039	2.7
253 to 264	4,538	101,340,618	5.7
265 to 276	2,381	50,993,381	2.8
277 to 288	1,797	41,410,085	2.3
289 to 300	2,849	74,580,486	4.2
301 to 312	2,046	57,965,873	3.2
313 to 324	2,951	125,269,014	7.0
325 to 336	1,752	75,256,875	4.2
337 to 348	1,226	58,691,331	3.3
349 to 360	2,231	120,785,551	6.7
361 and above	2,839	156,230,317	8.7

Total	126,792	$1,789,839,024	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future. See Appendix A to the prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in the prospectus.

A-5

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS

AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	16,506	$270,870,766	15.1%
Forbearance	9,824	207,845,661	11.6
Repayment
First year in repayment	12,595	226,764,501	12.7
Second year in repayment	10,730	154,851,577	8.7
Third year in repayment	30,936	399,084,092	22.3
More than 3 years in repayment	46,201	530,422,427	29.6

Total	126,792	$1,789,839,024	100.0%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date. The borrower:

•	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•	may be currently required to repay the loan—repayment.

See Appendix A to the prospectus and “The Student Loan Pools—SLM Corporation’s Student Loan Financing Business” in the prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 29.6, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.

A-6

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN

STATUS OF THE TRUST STUDENT LOANS BY

CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	15.6	—	274.8
Forbearance	—	4.8	289.7
Repayment	—	—	231.8

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future. Of the $270,870,766 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $153,267,494 or approximately 56.6% of such loans are to borrowers who had not graduated as of that date. We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs. As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans. See Appendix A to the prospectus.

A-7

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS

AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	920	$13,200,173	0.7%
Alaska	135	2,696,830	0.2
Arizona	2,590	35,463,219	2.0
Arkansas	545	7,210,527	0.4
California	13,535	206,800,109	11.6
Colorado	1,800	22,979,318	1.3
Connecticut	2,549	34,822,526	1.9
Delaware	285	4,450,235	0.2
District of Columbia	704	11,541,008	0.6
Florida	8,713	129,380,273	7.2
Georgia	3,114	51,257,560	2.9
Hawaii	626	7,945,336	0.4
Idaho	236	3,568,606	0.2
Illinois	5,827	79,311,506	4.4
Indiana	5,897	65,581,547	3.7
Iowa	382	4,692,468	0.3
Kansas	2,667	28,429,223	1.6
Kentucky	972	11,532,118	0.6
Louisiana	3,297	47,571,831	2.7
Maine	327	4,828,630	0.3
Maryland	3,275	49,913,033	2.8
Massachusetts	5,992	79,984,413	4.5
Michigan	2,745	38,855,754	2.2
Minnesota	993	13,178,437	0.7
Mississippi	1,098	14,468,040	0.8
Missouri	2,299	29,345,765	1.6
Montana	164	2,324,397	0.1
Nebraska	212	3,144,906	0.2
Nevada	773	9,897,824	0.6
New Hampshire	716	10,119,364	0.6
New Jersey	5,034	73,872,747	4.1
New Mexico	337	5,339,605	0.3
New York	12,780	194,434,952	10.9
North Carolina	2,389	34,072,298	1.9
North Dakota	42	529,972	*
Ohio	4,213	58,307,710	3.3
Oklahoma	1,696	21,588,044	1.2
Oregon	1,396	18,181,914	1.0
Pennsylvania	4,441	64,446,218	3.6
Rhode Island	312	4,541,296	0.3
South Carolina	941	14,511,848	0.8
South Dakota	85	1,149,790	0.1
Tennessee	1,759	24,542,422	1.4
Texas	8,388	118,557,591	6.6
Utah	328	5,258,193	0.3
Vermont	158	2,080,598	0.1
Virginia	3,901	53,605,139	3.0
Washington	2,953	37,281,976	2.1
West Virginia	483	5,045,488	0.3
Wisconsin	752	10,648,102	0.6
Wyoming	107	1,228,755	0.1
Other	909	16,119,390	0.9

Total	126,792	$1,789,839,024	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

A-8

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.

A-9

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	97,172	$1,220,956,215	68.2%
Other Repayment Options(1)	29,220	555,901,712	31.1
Income Sensitive(1)	400	12,981,097	0.7

Total	126,792	$1,789,839,024	100.0%

(1)	Includes some interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 3,106 loans with an aggregate outstanding principal balance of $87,377,676 currently in an interest-only period. These interest-only loans represent approximately 4.9% of the aggregate outstanding principal balance of the trust student loans. Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date. If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN

TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	61,431	$774,065,382	43.2%
Unsubsidized	65,361	1,015,773,641	56.8

Total	126,792	$1,789,839,024	100.0%

A-10

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY DATE OF DISBURSEMENT AS OF

THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	25	$669,100	*
October 1, 1993 through June 30, 2006	126,767	1,789,169,924	100.0%
July 1, 2006 and later	0	0	0.0

Total	126,792	$1,789,839,024	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

Guaranty Agencies for the Trust Student Loans.    The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

A-11

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS

BY GUARANTY AGENCY AS OF

THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance Guarantor	6,046	$75,053,353	4.2%
Connecticut Student Loan Foundation	3,940	46,825,026	2.6
Educational Credit Management Corporation	4,043	49,302,475	2.8
Florida Bureau of Student Financial Assistance	4,659	55,157,152	3.1
Great Lakes Higher Education Corporation	1	0	0.0
Illinois Student Assistance Commission	5,707	69,773,380	3.9
Iowa College Student Aid Commission	127	1,208,392	0.1
Kentucky Higher Education Assistance Authority	876	9,597,092	0.5
Louisiana Office of Student Financial Assistance	620	8,474,770	0.5
Michigan Guaranty Agency	1,863	21,213,011	1.2
Nebraska National Student Loan Program	1	9,574	*
New Jersey Higher Education Student Assistance Authority	3,430	38,050,833	2.1
New York State Higher Education Services Corporation	12,267	172,651,335	9.6
Northwest Education Loan Association	27	558,319	*
Oklahoma Guaranteed Student Loan Program	1,588	20,460,418	1.1
Pennsylvania Higher Education Assistance Agency	8,019	105,012,967	5.9
Student Loan Guarantee Foundation of Arkansas	241	3,004,290	0.2
Tennessee Student Assistance Corporation	10	149,293	*
Texas Guaranteed Student Loan Corporation	9,137	119,883,820	6.7
United Student Aid Funds, Inc.	64,190	993,453,525	55.5

Total	126,792	$1,789,839,024	100.0%

*	Represents a percentage greater than 0% but less than 0.05%.

A-12

SIGNIFICANT GUARANTOR

INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantor and/or from the Department of Education. None of the depositor, SLM ECFC, their affiliates or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act of 1965, as amended (“the Act”), as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Act in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada, and Wyoming.

USA Funds contracts with Sallie Mae, Inc., a wholly owned subsidiary of SLM Corporation. USA Funds also contracts with Student Assistance Corporation, a wholly owned subsidiary of SLM Corporation. SLM Corporation and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

Effective December 13, 2004, USA Funds became the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student or parent borrowers.

A-13

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’ losses on default-claim payments made to lenders. The Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

The 1998 Reauthorization Law requires guaranty agencies to return to the Secretary $250 million in federal reserve funds from fiscal years 2002 to 2007. Each guaranty agency’s share is based on a formula prescribed in the 1998 Reauthorization Law. USA Funds is in compliance with the provisions of the reserve fund requirements of the Act. USA Funds remitted $17.8 million to the Secretary in September 2002, $17.3 million by September 1, 2006, and $17.3 million by September 1, 2007.

Effective for all Stafford and PLUS loans that USA Funds guarantees on or after April 1, 2005, USA Funds waived the guarantee fee of up to 1 percent of the principal amount of new loans that federal law permitted a guarantor to assess. During 2006, the U.S. Congress passed the Higher Education Reconciliation Act (HERA) which required all guarantors to collect and deposit into the federal reserve fund a federal default fee of 1% of the principal amount of all Stafford and PLUS loans guaranteed on or after July 1, 2006. USA Funds paid the federal default fee to the federal reserve fund from the operating fund on behalf of the borrower for all PLUS loans made by a lender that paid the federal default fee on behalf of its Stafford borrowers for loans guaranteed by USA Funds from July 1, 2006, through June 30, 2007, and for all PLUS loans guaranteed by USA Funds on or after July 1, 2007, for graduate- and professional-student-borrowers.

As of September 30, 2007, USA Funds held assets on behalf of the federal reserve fund of approximately $316 million and net assets of approximately $247 million. Through September 30, 2007, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $87 billion. As of September 30, 2007, USA Funds had operating fund assets totaling approximately $845 million including the $316 million held on behalf of the federal reserve fund.

A-14

The reserve ratios published by the U.S. Department of Education are based on cumulative assets less liabilities of the federal reserve fund divided by the original principal amount of the outstanding loans guaranteed. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years for which information is available was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	0.67%	0.56%	0.45%	0.26%	0.28%

USA Funds’ “guarantee volume” is the approximate aggregate principal amount of federally reinsured education loans (including subsidized and unsubsidized Stafford and PLUS loans but excluding consolidation loans) guaranteed by USA Funds. For the last five fiscal years for which information is available, the “guarantee volume” was as follows:

	Loans Guaranteed
	Federal Fiscal Year
	($ in millions)
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	$9,587	$9,907	$10,724	$12,586	$15,581

USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years for which information is available, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	30.14%	35.47%	35.05%	38.03%	40.30%

USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years for which information is available, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2003	2004	2005	2006	2007
United Student Aid Funds, Inc.	1.37%	1.13%	1.41%	1.21%	2.13%

USA Funds is headquartered in Fishers, Indiana. USA Funds will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention: Director, Corporate Communications.

A-15

PRINCIPAL OFFICES

ISSUING ENTITY

SLM STUDENT LOAN TRUST 2005-8

10161 Centurion Parkway

Jacksonville, Florida 32256

DEPOSITOR

SLM FUNDING LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SPONSOR, SERVICER AND ADMINISTRATOR

SALLIE MAE, INC.

12061 Bluemont Way

Reston, Virginia 20190

ELIGIBLE LENDER TRUSTEE	DELAWARE TRUSTEE	INDENTURE TRUSTEE AND PAYING AGENT

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION 10161 Centurion Parkway Jacksonville, Florida 32256	BNY MELLON TRUST OF DELAWARE 100 White Clay Center Route 273 Newark, Delaware 19711	DEUTSCHE BANK TRUST COMPANY AMERICAS 60 Wall Street, 26th Floor Mailstop NYC60 2606 New York, New York 10005

LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SERVICER AND THE ADMINISTRATOR

MCKEE NELSON LLP One Battery Park Plaza 34th Floor New York, New York 10004	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004 2604

LEGAL ADVISORS TO THE REMARKETING AGENTS

CADWALADER, WICKERSHAM & TAFT LLP 1201 F Street, N.W. Suite 1100 Washington, D.C. 20004	SHEARMAN & STERLING LLP 801 Pennsylvania Avenue, N.W. Washington, D.C. 20004 2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLP

1800 Tysons Boulevard

McLean, Virginia 22102-4261

EXHIBIT I

WEIGHTED REMAINING AVERAGE LIFE OF THE CLASS A-4 NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^ 1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Exh. I - 1

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical disclosure date for the trust student loans is October 1, 2008;

•

all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment) and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	before October 1, 2008, a 91-day Treasury bill rate of 1.91% and on or after October 1, 2008, a 91-day Treasury bill rate of 0.85%; and

•	a three-month commercial paper rate of 3.81%;

•	all remarketings of the class A-4 notes are successful on the related reset date and, specifically, the class A-4 notes are successfully remarketed on October 27, 2008;

Exh. I - 2

•	distributions begin on January 25, 2009, and payments are made quarterly on the 25th day of every April, July, October and January thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 4.15%;

•	class A-2 notes: 4.24%;

•	class A-3 notes: 4.26%;

•	class A-4 notes: 6.40%;

•	class A-5 notes: 4.32%; and

•	class B notes: 4.46%;

•	an administration fee equal to $25,000 is paid quarterly by the trust to the administrator, beginning in January 2009;

•	a servicing fee equal to 1/12 of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has a current balance equal to $4,474,598 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance and (2) $3,780,805;

•	the collection account has a current balance equal to $0 and the remarketing fee account has a current balance equal to $0;

•	prepayments on the trust student loans:

•	are applied monthly in accordance with CLR or CPR as described above and the weighted average number of months since origination is 41 months; and

•	are collected with all other payments on the 15th day of each month and reinvested in eligible investments until the next applicable distribution date;

•	there are no accumulation accounts and no additional interest rate swaps or interest rate caps will be entered into by the trust;

Exh. I - 3

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and any deposits into the remarketing fee account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.05% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•	no funds in the remarketing fee account are included in Available Funds; and

•

the pool of trust student loans consists of 4,419 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term; and

•

the spread supplement account has an initial balance of $12,339,327 and funds are withdrawn from the spread supplement account on each distribution date in an amount equal to the amount by which the interest payable on the class A-4 notes exceeds 4.90%.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

Exh. I - 4

CLR Tables

The following tables show the weighted average remaining lives and percentages of original principal remaining of the class A-4 notes at various percentages of CLR from the October 27, 2008 reset date until October 25, 2010, the next reset date, assuming a successful remarketing on such date.

Weighted Average Remaining Life of the Class A-4 Notes to Next Reset Date

at Various CLR Percentages from October 27, 2008

Weighted Average Life (years)(1)	0%	50%	100%	150%	200%
Class A-4 Notes	1.99	1.99	1.99	1.99	1.99

(1)

The weighted average life of the class A-4 notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the class A-4 notes by the number of years from the October 27, 2008 reset date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the class A-4 notes as of the October 27, 2008 reset date.

Percentages Of Original Principal Of The Class A-4 Notes Remaining At Certain

Distribution Dates At Various CLR Percentages

Distribution Date	0%	50%	100%	150%	200%
Reset Date	100%	100%	100%	100%	100%
October 2009	100	100	100	100	100
October 2010	0	0	0	0	0

Exh. I - 5

CPR Tables

The following tables show the weighted average remaining lives and percentages of original principal of the class A-4 notes at various percentages of CPR from the October 27, 2008 reset date until October 25, 2010, the next reset date, assuming a successful remarketing on such date.

Weighted Average Remaining Life of the Class A-4 Notes to Next Reset Date

at Various CPR Percentages from October 27, 2008

Weighted Average Life (years)(1)	0%	4%	8%	12%	16%
Class A-4 Notes	1.99	1.99	1.99	1.99	1.99

(1)

The weighted average life of the class A-4 notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the class A-4 notes by the number of years from the October 27, 2008 reset date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the class A-4 notes as of the October 27, 2008 reset date.

Percentages Of Original Principal Of The Class A-4 Notes Remaining At Certain

Distribution Dates At Various CPR Percentages

Distribution Date	0%	4%	8%	12%	16%
Reset Date	100%	100%	100%	100%	100%
October 2009	100	100	100	100	100
October 2010	0	0	0	0	0

Exh. I - 6

APPENDIX I

Base Prospectus, dated October 15, 2008

App. I - 1

BASE PROSPECTUS

The SLM Student Loan Trusts

The SLM Private Credit Student Loan Trusts

Issuing Entities

Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

You should consider carefully the risk factors described in this prospectus beginning on page 20 and in the prospectus supplement that accompanies this prospectus.

The notes described herein represent obligations of the applicable issuing entity only. The notes are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States of America or any U.S. governmental agency.

This prospectus may be used to offer and sell any series of notes only if it is accompanied by the prospectus supplement for that series.

The Depositor

SLM Funding LLC, a Delaware limited liability company, is the depositor. SLM Education Credit Finance Corporation is the sole member of SLM Funding LLC.

The Notes

The depositor intends to form trusts to issue student loan-backed notes. Each issue of notes will have its own designation. We intend to sell the notes from time to time in amounts, at prices and on terms determined at the time of the offering and sale of the related series of notes. Each series will include one or more classes of notes secured by the assets of the trust for that issue.

A class of notes may:

•     be senior or subordinate to other classes in its series; and

•     receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each holder of a class of notes will have the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

•     education loans to students or parents of students;

•     specified types of credit enhancement; and

•     other moneys, investments and property, including derivative instruments in some cases.

Each supplement to this prospectus will describe, among other things, the specific amounts, prices and terms of the notes of the related series. The supplements will also provide details of the specific student loans, credit enhancement, derivative instruments and other assets of the related trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

October 15, 2008

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

For each issue, we will provide information to you about the notes in two separate documents that progressively provide more detail:

•	this prospectus, including the Appendices hereto, which provides general information, some of which may not apply to your series of notes; and

•	the related prospectus supplement, including all Annexes thereto, which describes the specific terms of your series of notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the student loans and the other assets owned by the trust;

•	information about credit enhancement;

•	the ratings; and

•	the method of selling the notes.

In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

For certain information concerning the notes, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement. Under each of those captions, further information about the notes is provided. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

REMARKETING BASE PROSPECTUS

THIS BASE PROSPECTUS IS FOR USE IN CONNECTION WITH THE REMARKETING OF THE SLM STUDENT LOAN TRUST 2005-8 (THE “REMARKETING ISSUING ENTITY”) CLASS A-4 NOTES (THE “REMARKETED NOTES”). WHEREVER APPLICABLE, IT IS NOTED WHERE TERMS AND CONDITIONS FOR THE REMARKETING ISSUING ENTITY AND/OR THE REMARKETED NOTES WOULD DIFFER FROM THOSE APPLICABLE TO CLASSES OF RESET RATE NOTES ISSUED BY OTHER ISSUING ENTITIES THAT HAVE OR COULD OFFER NOTES UTILIZING THIS BASE PROSPECTUS.

Page
Prospectus Summary	7
Principal Parties	7
The Notes	8
Assets of the Issuing Entity	10
Collection Account	11
Reserve Account	11
Pre-Funding Account	12
Capitalized Interest Account	12
Other Accounts	12
Pre-funding Period	12
Revolving Period	13
Credit and Cash Flow or other Enhancement or Derivative Arrangements	13
Servicing Agreements	13
Servicing Fee	13
Administration Agreement	14
Administration Fee	14
Purchase Agreements	14
Sale Agreements	14
Representations and Warranties of the Depositor	14
Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers under the Purchase Agreements	16
Covenants of the Servicer	16
Optional Purchases	17
Call Option and Collateral Call	17
Auction of Trust Assets	18
Tax Considerations	18
ERISA Considerations	19
Ratings	19
Risk Factors	20
Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	20
The Notes Are Not Suitable Investments For All Investors	20
If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May Diminish	20
The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses	20
Private Credit Student Loans May Have Greater Risk Of Default	21
Past Charge-Off Rates On SLM Corporation’s Private Education Loans May Not Be Indicative Of Future Charge-Off Rates	21
Interests Of Other Persons In Private Credit Student Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes	22
Risk Of Default By Private Guarantors	23
You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Student Loans	23
If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes	23
The U.S. Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes	24
You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control	24
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes	25

Page
A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes	26
The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes	26
Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes	26
The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk	27
Incentive Programs May Affect Your Notes	27
Payment Offsets By FFELP Loan Guarantors Or The U.S. Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes	28
A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes	29
The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes	29
The Bankruptcy Of The Depositor, SLM ECFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes	29
The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default	30
Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor, SLM ECFC, Or The Other Sellers And, Accordingly, Adversely Affect Your Notes	31
The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans	31
Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes	32
An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To Active Military Service	32
Consumer Protection Laws May Affect Enforceability Of Student Loans	32
Risk of Bankruptcy Discharge of Private Credit Student Loans	33
Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture	33
In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty	34
Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates	34
Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates	35
If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note	36

Page
Risks Related To Auction Rate Notes	36
The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield	36
Risks Related To Reset Rate Notes	37
If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid	37
Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes	37
If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss	38
In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated Noteholders May Suffer A Loss	39
If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Note	40
If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes	40
If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest	40
Formation of the Issuing Entities	41
The Issuing Entities	41
Eligible Lender Trustee or Trustee	42
Use Of Proceeds	43
The Depositor	44
The Sponsor, Servicer and Administrator	45
The Sellers	47
The Student Loan Pools	48
FFELP Delinquencies, Defaults, Claims and Net Losses	49
Static Pool Data	49
Prepayments and Yield	50
Payment of Notes	50
Termination	51
Sallie Mae’s Student Loan Financing Business	51
Transfer and Servicing Agreements	59
General	59
Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers	59
Sale of Student Loans to the Trust; Representations and Warranties of the Depositor	60
Custodian of Promissory Notes	61
Additional Fundings	61
Amendments to Transfer and Servicing Agreements	62
Servicing and Administration	62
General	62
Accounts	63
Servicing Procedures	65
Payments on Student Loans	65
Servicer Covenants	66
Servicing Compensation	67
Evidence as to Compliance	68
Matters Regarding the Servicer	69
Servicer Default	70
Rights Upon Servicer Default	71
Waiver of Past Defaults	71
Administration Agreement	71
Administrator Default	72
Rights Upon Administrator Default	73
Statements to Indenture Trustee and Trust	73
Evidence as to Compliance	75
Trading Information	75
Pool Factors	77
Description of the Notes	77
General	77

PROSPECTUS SUMMARY

This summary highlights selected information concerning the notes. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information which appears elsewhere in this document and in the prospectus supplement for your particular notes.

Principal Parties

Issuing Entity	Each issuing entity will be a Delaware statutory trust to be formed for each series of notes under a trust agreement between the depositor and an eligible lender trustee. We sometimes refer to an issuing entity as a “trust” in this prospectus.

Depositor	The depositor is SLM Funding LLC, which is a Delaware limited liability company. SLM Education Credit Finance Corporation is the sole member of the depositor. An interim eligible lender trustee specified in the prospectus supplement for your notes will hold legal title to any FFELP loans on our behalf. Where the context involves the holding or transferring of legal title to FFELP loans, references herein to the depositor include the interim eligible lender trustee.

Trustee, Delaware Trustee and Eligible Lender Trustee	For each series of notes, the related prospectus supplement will specify the trustee, the Delaware trustee and/or eligible lender trustee, as applicable, for the related issuing entity. See “Formation of the Issuing Entities—Eligible Lender Trustee or Trustee” in this prospectus.

Sponsor	The sponsor is Sallie Mae, Inc. We sometimes refer herein to Sallie Mae, Inc. as SMI.

Servicer	The servicer will be either SMI or another servicer specified in the prospectus supplement for your notes. SMI manages and operates the loan servicing functions for SLM Corporation and its affiliates and certain unrelated parties.

Under the circumstances described in this prospectus, the servicer may transfer its servicing obligations to other entities. It may also contract with other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers with whom the servicer has contracted. See “Servicing and Administration—Matters Regarding the Servicer” in this prospectus.

Sellers	The sellers are SLM Education Credit Finance Corporation and/or other affiliates of the depositor as identified in the related prospectus supplement. We sometimes refer herein to SLM Education Credit Finance Corporation as SLM ECFC.

Originators	To the extent that non-FFELP loans have been originated by one or more originators not affiliated with SMI or the depositor and constitute a material portion of the related loan pool, the identity of such originators will be disclosed, to the extent known. The requisite information concerning those originators, to the extent available, will be provided in the related prospectus supplement.

Indenture Trustee	For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes. See “Description of the Notes—The Indenture—The Indenture Trustee” in this prospectus.

Administrator	The administrator of the issuing entity will be either Sallie Mae, Inc. or a sub-administrator specified in the prospectus supplement for your notes. Under the circumstances described in this prospectus, the administrator may transfer its obligations as administrator to an affiliate. The administrator may also contract with sub-administrators. If there is a sub-administrator, the identity of the sub-administrator will be specified in the prospectus supplement for your notes. The related prospectus supplement will describe any sub-administrators with whom the administrator has contracted. See “Summary of Terms—Administrator” in the related prospectus supplement.

The Notes	Each series of notes will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the issuing entity and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in minimum denominations and additional amounts in excess thereof, as provided in the related prospectus supplement. The depositor may denominate the notes in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement. The notes will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

See “Additional Information Regarding the Notes—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Each class of notes will have a stated principal amount and will bear interest at the rate described in the related prospectus supplement. Interest rates may vary between the classes of notes in a particular series. The interest rate may be:

• fixed; • variable; • adjustable; • auction-determined; • reset rate; or • any combination of these rates.

The related prospectus supplement will specify:

• the stated principal amount of each class of notes; and • the interest rate for each class of notes or the method for determining the interest rate.

See “Description of the Notes—Principal and Interest on the Notes” in this prospectus “Summary of Terms—The Notes” and “—Information About the Notes” and in the related prospectus supplement.

If a series includes two or more classes of notes:

•     the timing and priority of payments, seniority, interest rates and/or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or

•     payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Assets of the Issuing Entity	The assets of each issuing entity will include a pool of student loans. The loans may be:

• education loans to students or parents of students made under the Federal Family Education Loan Program, known as the FFELP; or

• if so specified in the prospectus supplement, other education loans not made under the FFELP.

Student loans owned by the issuing entity are called “trust student loans.”

The assets of each issuing entity will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from SLM ECFC or another affiliate of SLM Corporation under one or more purchase agreements. The prospectus supplement for your notes will describe the seller or sellers that sold the loans to us. The student loans will be selected based on criteria listed in the related purchase agreement.

We will sell the student loans to the related issuing entity under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold to the issuing entity as of the cutoff date specified in that prospectus supplement. The property of each issuing entity will also include amounts on deposit in specific trust accounts. The accounts may include: a collection account, any reserve account, any pre-funding account, any capitalized interest account, any cash capitalization account and any other account identified in the related prospectus supplement. The property of each issuing entity may also include the right to receive payments under any swap agreements entered into by the issuing entity from time to time. See “Formation of the Issuing Entities” in this prospectus.

Each FFELP loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. The percentage of the guarantee will be set forth in the prospectus supplement for your notes. These guarantees are contingent upon compliance with specific origination and servicing procedures, as prescribed by various U.S. federal and guarantor regulations. Each guarantor is reinsured by the U.S. Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in this prospectus.

Non-FFELP loans or “private credit student loans” may or may not be insured by a private guarantor or surety. If insured private credit student loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered notes related to that issuing entity may or may not have the benefit of the guarantee. If your notes have the benefit of a private guarantee or surety, the related prospectus supplement will describe such private guarantee or surety.

An issuing entity’s assets may include various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps and similar financial contracts. As applicable, these agreements will be described in the related prospectus supplement.

Collection Account	For each issuing entity, the administrator will establish and maintain one or more accounts to hold all payments made on the trust student loans. We refer herein to each of these accounts collectively as the “collection account.” The collection account will be in the name of the indenture trustee on behalf of the holders of the notes. The collection account will be an asset of the issuing entity. The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Reserve Account	The administrator will establish a reserve account for each series. The reserve account will be established in the name of the indenture trustee and will be an asset of the issuing entity. On the relevant closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may be supplemented from time to time by additional deposits. The prospectus supplement will describe the conditions and amounts of these additional deposits.

The prospectus supplement for each issuing entity will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Pre-Funding Account	The prospectus supplement for your notes will inform you if a portion of the net proceeds of the sale of the notes will be held in a pre-funding account and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the issuing entity. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the pre-funding account.

Capitalized Interest Account	The prospectus supplement for your notes will inform you if the administrator will establish and maintain a capitalized interest account as an asset of the issuing entity. If a capitalized interest account is established, it will be in the name of the indenture trustee. If a capitalized interest account is established, the related issuing entity will make an initial deposit from the net proceeds of the sale of the notes into that account as specified in the related prospectus supplement. This initial deposit will be in the form of either cash or eligible investments.

Funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing, administration, auction agent and broker-dealer fees, interest due to senior noteholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect. Following such payments and after application of funds available in the collection account, but before application of funds in the reserve account, any funds remaining in the capitalized interest account will be applied towards shortfalls in payments of interest to subordinate noteholders.

Other Accounts	The prospectus supplement for your notes will also describe any other accounts established for the related issuing entity. These accounts may include cash collateralization accounts, supplemental interest accounts, investment reserve accounts, investment premium purchase accounts, currency accounts, and for any series that contains reset rate notes, one or more accumulation accounts.

Pre-funding Period	The prospectus supplement for your notes will inform you if there is a pre-funding period and the length of such pre-funding period for the trust to acquire additional student loans with amounts on deposit in the pre-funding account. The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of notes. The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of notes. The additional student loans will have the same general characteristics as the original trust student loans in the related pool.

Revolving Period	The prospectus supplement for your notes will inform you if there is a revolving period and the length of such revolving period for the trust to acquire additional student loans with the cash flows from the related pool of trust student loans. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes. The prospectus supplement for your notes will describe the characteristics or selection criteria for the additional trust student loans.

Credit and Cash Flow or other Enhancement or Derivative Arrangements	Credit or cash flow enhancement for any series of notes may include one or more of the items shown under “Additional Information Regarding the Notes—Credit Enhancement and Other Support—General” in this prospectus.

If any credit or cash flow enhancement applies to an issuing entity or any of the notes issued by that issuing entity, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. The related prospectus supplement will describe any such limitations or exclusions. See “Additional Information Regarding the Notes—Credit Enhancement and Other Support” in this prospectus.

Servicing Agreements	The servicer will enter into one or more servicing agreements covering the trust student loans held by each issuing entity. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with any guarantor of the trust student loans and the U.S. Department of Education all appropriate claims to collect any guarantee payments or interest subsidy payments and special allowance payments owed on the trust student loans. See “Servicing and Administration” in this prospectus.

Servicing Fee	The servicer will receive a servicing fee as specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement. See “Servicing and Administration—Servicing Compensation” in this prospectus.

Administration Agreement	Sallie Mae, Inc., in its capacity as administrator, will enter into an administration agreement with each issuing entity, the eligible lender trustee or trustee, as applicable, the servicer and the indenture trustee. Under this agreement, Sallie Mae, Inc. will undertake specific administrative duties for each issuing entity. See “Servicing and Administration—Administration Agreement” in this prospectus.

Administration Fee	The administrator will receive an administration fee as specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related notes, as specified in the related prospectus supplement. See “Servicing and Administration—Administration Agreement” in this prospectus.

Purchase Agreements	For each issuing entity, the depositor will acquire the related student loans under one or more purchase agreements. We will assign our rights under the purchase agreements to the trustee or eligible lender trustee, as applicable, on behalf of the issuing entity. The issuing entity will further assign these rights to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Sale Agreements	We will sell the trust student loans to the issuing entity under a sale agreement. The trustee or eligible lender trustee, as applicable, will hold legal title to the trust student loans. The issuing entity will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Representations and Warranties of the Depositor	Under the sale agreement for each issuing entity, the depositor, as the seller of the loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the student loans. We will have an obligation to repurchase any trust student loan if the issuing entity is materially and adversely affected by a breach of the depositor’s representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement. Alternatively, we may substitute qualified student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

•     principal balance;

•     status—in-school, grace, deferment, forbearance or repayment;

•     program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP loans;

•     school type;

•     total return; and

•     remaining term to maturity.

Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.

In addition, the depositor will have an obligation to reimburse the issuing entity for:

•     any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

•     any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

See “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” in this prospectus.

Representations and Warranties of SLM Education Credit Finance Corporation and the Other Sellers under the Purchase Agreements	In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans sold through that purchase agreement. These representations and warranties will be similar to the representations and warranties we made under the related sale agreement. Under each purchase agreement, the related seller will have repurchase, substitution and reimbursement obligations that match our obligations under the sale agreement.

See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in this prospectus.

Covenants of the Servicer	The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, as applicable. It will have an obligation to purchase from an issuing entity any trust student loan if the issuing entity is materially and adversely affected by a breach by the servicer of any of its covenants concerning that student loan. Alternatively, the servicer will have the right to substitute qualified student loans in those circumstances. Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, as in effect on such date of determination or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect (for example, any breach by the servicer that is cured within the applicable grace period will not be considered to have a material adverse effect).

If the servicer does not cure a breach within the grace period specified in the related prospectus supplement, the purchase or substitution will be made on the collection period end date immediately following the expiration of the applicable cure period, or as otherwise described in the related prospectus supplement.

In addition, the servicer will have an obligation to reimburse the issuing entity for:

• any shortfall between the aggregate principal balance of the qualified substitute student loans and the aggregate principal balance of the loans being replaced; and

• any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any relevant loan program payments lost as a result of a breach of the servicer’s covenants.

See “Servicing and Administration—Servicer Covenants” in this prospectus.

Optional Purchases

Subject to any limitations described in the related prospectus supplement, the servicer or another entity specified in that prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining trust student loans owned by an issuing entity on any distribution date when the pool balance of the remaining student loans is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus.

In addition, the servicer or another entity specified in the prospectus supplement may have an option to purchase or arrange for the purchase of some of the trust student loans at any time. If the servicer or another entity has this option, the related prospectus supplement will specify the percentage limitation applicable to the option together with the other limitations thereon.

Call Option and Collateral Call	If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes. If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. See “Description of the Notes—Call Option on the Notes” in this prospectus. Each class of reset rate notes will be subject to a call option as described under “Description of the Notes—The Reset Rate Notes—Call Option” in this prospectus. In addition, if specified in the related prospectus supplement and provided that the rating agency condition is satisfied, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.

See “Description of the Notes—Collateral Call” in this prospectus.

Auction of Trust Assets	Subject to any limitations described in the related prospectus supplement, the indenture trustee will offer for sale by auction all remaining trust student loans at the end of the collection period in which their aggregate pool balance is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus and “Summary of Terms—Termination of the Trust—Auction of the Trust Assets” in the related prospectus supplement.

Tax Considerations	On the closing date for a series, Shearman & Sterling LLP or another law firm identified in the related prospectus supplement, as federal tax counsel to the applicable issuing entity, will deliver an opinion stating that, for U.S. federal income tax purposes:

• the notes of that series will be characterized as debt; and

• the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.

In addition, the law firm identified in the related prospectus supplement as Delaware tax counsel to the issuing entity will deliver an opinion stating that:

• the tax characterizations which apply for U.S. federal income tax purposes would apply for Delaware state income tax purposes; and

• holders of the notes that are not otherwise subject to Delaware state income taxation will not become subject to Delaware state tax as a result of their ownership of the notes.

By acquiring a note, you will agree to treat that note as indebtedness.

See “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus.

ERISA Considerations	A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings	All of the notes will be rated in at least one of the four highest rating categories by at least two nationally recognized statistical rating organizations. The prospectus supplement for each issuing entity will specify the ratings for the notes being issued.

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any notes. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the notes.

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Investment That You Expected	The notes may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.

The Notes Are Not Suitable Investments For All Investors	The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of an investment, as well as the interaction of these factors.

If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May Diminish	The notes will be a new issue without an established trading market. While we intend to list the notes on a European exchange if specified in the related prospectus supplement, we do not intend to list the notes on any exchange in the United States. We cannot assure you that a listing on a European exchange will be accepted nor, in any event, that a secondary market for the notes will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses	An issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans and the guarantee agreements. If so provided in the related prospectus supplement, the issuing entity may have a reserve account, any other accounts established in the issuing entity’s name, any derivative contracts and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and the other specified credit or cash flow enhancements to repay your notes. If these sources of funds are unavailable or insufficient to make payments on your notes, you may experience a loss on your investment.

Private Credit Student Loans May Have Greater Risk Of Default	Private credit student loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private credit student loans typically have already borrowed up to the maximum annual or aggregate limits under FFELP loans. As a result, borrowers of private credit student loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to pay timely the principal and interest on their private credit student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity’s ability to pay principal and interest on your notes. In addition, the private credit student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency. Consequently, if a borrower defaults on a private credit student loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your notes is insufficient or unavailable to cover such default.

Past Charge-Off Rates On SLM Corporation’s Private Education Loans May Not Be Indicative Of Future Charge-Off Rates	Sallie Mae, Inc. as the servicer, has agreed to service the trust student loans on the same terms as they service substantially similar loans owned by SLM Corporation and its affiliates. SLM Corporation and its subsidiaries have established forbearance policies for their private credit loans under which they provide to the borrower temporary relief from payment of principal or interest in exchange for a processing fee paid by the borrower, which is waived under certain circumstances. During the forbearance period, generally granted in three-month increments, interest that the borrower otherwise would have paid is typically capitalized at the end of the forbearance term. At December 31, 2007, approximately 14% of SLM Corporation’s managed private credit loans in repayment and forbearance were in forbearance. Forbearance is used most heavily when the borrower’s loan enters repayment; however, borrowers may apply for forbearance multiple times and a significant number of private credit loan borrowers have taken advantage of this option. When a borrower ends forbearance and enters repayment, the account is considered current. Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments on his account will be accounted for as borrower in a current repayment status when the borrower exits the forbearance period. In addition, past charge-off rates on SLM Corporation’s private credit loans may not be indicative of future charge-off rates because of, among other things, the use of forbearance and the effect of future changes to the forbearance policies. If their forbearance policies prove over time to be less effective on cash collections than they expect or if they limit the circumstances under which forbearance may be granted under their forbearance policies, these changes could have a material adverse effect on the amount of future charge-offs and the ultimate default rate changes.

In addition, future charge-off rates can be higher than anticipated due to a variety of factors such as downturns in the economy, regulatory or operational changes in debt management operations effectiveness, and other unforeseeable future trends. You will bear the risk of loss if actual future performance in charge-offs and delinquency is worse than estimated.

Interests Of Other Persons In Private Credit Student Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes	Another person could acquire an interest in a private credit student loan that is superior to an issuing entity’s interest in that student loan because the promissory notes evidencing private credit student loans will not be segregated or marked as belonging to an issuing entity and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect an issuing entity’s interest in the related private credit student loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private credit student loans. If another party purchases (or takes a security interest in) one or more private credit student loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private credit student loans without actual knowledge of the issuing entity’s interests, the new purchaser (or secured party) will acquire an interest in those private credit student loans superior to the interest of the applicable issuing entity.

Risk Of Default By Private Guarantors	If a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement provided in the financing structure for your notes.

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Student Loans	If a borrower defaults on a trust student loan that is only 98% or 97% guaranteed, the related issuing entity will experience a loss of approximately 2% or 3%, as the case may be, of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

If A Guarantor Or Surety Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes	All of the student loans will be unsecured. As a result, the only security for payment of a guaranteed student loan is the guarantee provided by the applicable guarantor or surety. Student loans acquired by each issuing entity may be subject to guarantee or surety agreements with a number of individual guarantors or insurance companies. A deterioration of a guarantor’s or surety’s financial condition and ability to honor guarantee claims could result in a failure of that guarantor or surety to make guarantee or surety payments to the eligible lender trustee in a timely manner, or at all. The financial condition of a guarantor or surety could be adversely affected by a number of factors, including the amount of claims made against that guarantor or surety as a result of borrower defaults.

A FFELP guarantor’s financial condition and ability to honor guarantee claims could be adversely affected by a number of other factors including:

• the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;

• the amount of claims made against that guarantor as a result of borrower defaults;

•     the amount of claims reimbursed to that guarantor from the U.S. Department of Education, which range from 75% to 100% of the guaranteed portion of the loan, depending on the date the loan was made and the historical performance of the guarantor; and

•     changes in legislation that may reduce expenditures from the U.S. Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the U.S. Department of Education.

If the financial condition of a guarantor or surety deteriorates, they may fail to make guarantee payments in a timely manner, or at all. In that event, you may suffer delays in payment or losses on your notes.

The U.S. Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes	If a FFELP guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the U.S. Department of Education for payment. The U.S. Department of Education’s obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the U.S. Department of Education determines that the FFELP guarantor is able to meet its guarantee obligations, the U.S. Department of Education will not make guarantee payments to the issuing entity. The U.S. Department of Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations. If the U.S. Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control	A borrower may prepay a student loan in whole or in part, at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Various loan consolidation programs, including those offered by affiliates of the depositor, available to eligible borrowers may increase the likelihood of prepayments. In addition, an issuing entity may receive unscheduled payments due to defaults and purchases by the servicer or the depositor. Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period. Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.

On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to noteholders.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes	Asset-backed notes usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes	The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private credit student loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

• the U.S. Department of Education’s refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

• the guarantors’ or sureties’ inability or refusal to make guarantee or insurance payments on the trust student loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your notes.

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes	Under some circumstances, the issuing entity has the right to require the depositor or the servicer to purchase a trust student loan or provide the issuing entity with a substitute student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the issuing entity, and is not cured within the applicable cure period. We cannot guarantee you, however, that the depositor or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes	Some classes of notes may be subordinate to other classes of that series. Consequently, holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and extent of any subordination.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk	The notes may be repaid before you expect them to be if:
• the indenture trustee successfully conducts an auction sale or
• the servicer or other applicable entity exercises its option to purchase all of the trust student loans.

Either event would result in the early retirement of the notes outstanding on that date. If this happens, your yield on the notes may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

Incentive Programs May Affect Your Notes	At the present time, the sellers of the trust student loans make available to borrowers various incentive programs. In addition, under the terms of the servicing agreement for your notes, the servicer may make new incentive programs available to borrowers with trust student loans. See “SLM Corporation’s Student Loan Financing Business—Underwriting of Private Credit Loans—Incentive Programs” in this prospectus. These current or future incentive programs may affect payments on your notes.

For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated.

Accordingly, your notes may experience faster than anticipated principal payments.

Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan. If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.

Furthermore, incentive programs may reduce the amount of funds available to make payments on your notes by reducing the principal balances and yield on the trust student loans. In that case, you will bear the risk of any loss not covered by available credit enhancement.

Payment Offsets By FFELP Loan Guarantors Or The U.S. Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes	The eligible lender trustee may use the same U.S. Department of Education lender identification number for FFELP loans in an issuing entity as it uses for other FFELP loans it holds on behalf of other issuing entities established by us. If it does, the billings submitted by the eligible lender trustee or the servicer to the U.S. Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the U.S. Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.

If the U.S. Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the U.S. Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the issuing entity. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity’s ability to pay you principal and interest on the notes.

The servicing agreement for your notes and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes

If a servicer default occurs, the indenture trustee or the noteholders in a given series of notes may remove the servicer without the consent of the trustee or eligible lender trustee, as applicable. Only the indenture trustee or the noteholders, and not the trustee or eligible lender trustee, as applicable, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•     the cost of the transfer of servicing to the successor;

•     the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•     the servicing fees charged by the successor.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes	In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur. Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Bankruptcy Of The Depositor, SLM ECFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes	We have taken steps to assure that the voluntary or involuntary application for relief by SLM ECFC, which is the sole member of the depositor, or any other applicable seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLM ECFC and the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLM ECFC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.

SLM ECFC, the other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of SLM ECFC or the other sellers should any such seller become subject to an insolvency law.

If SLM ECFC or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur.

In addition, if the court ruled in favor of this position, reductions in the amount of payments on the notes could result.

If the transfer of student loans by SLM ECFC or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the SLM ECFC or the applicable seller that arises before the transfer of those student loans to the depositor may have priority over that issuing entity’s interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default	If an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full). However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor, SLM ECFC, Or The Other Sellers And, Accordingly, Adversely Affect Your Notes	The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of SLM ECFC, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any issuing entity or the notes that it issues.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans	For loans disbursed on or after July 1, 1999, a master promissory note evidences any student loan made to a borrower under the Federal Family Education Loan Program. When a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the issuing entity may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the student loan. It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes	The prospectus supplement for your notes will specify the minimum required ratings for the notes. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downgrade in the rating on your notes is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To Active Military Service

The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws. As a result, there may be unanticipated delays in payment and losses on the trust student loans.

Consumer Protection Laws May Affect Enforceability Of Student Loans	Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee’s ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Risk of Bankruptcy Discharge of Private Credit Student Loans	Private credit student loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy. Private credit student loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents. In addition, direct-to-consumer loans are disbursed directly to the borrowers based upon certifications and warranties contained in their promissory notes, including their certification of the cost of attendance for their education. This process does not involve school certification as an additional control and, therefore, may be subject to some additional risk that the loans are not used for qualified education expenses. If you own any notes, you will bear any risk of loss resulting from the discharge of any borrower of a private credit student loan to the extent the amount of the default is not covered by the trust’s credit enhancement.

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture	If specified in the related prospectus supplement, and an event of default occurs under the indenture, only the holders of the controlling class of notes, which is defined as the holders of the then outstanding class or classes of the most senior notes, will be able to waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the related indenture. In this event, the holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty	To the extent described in the related prospectus supplement, when a class of notes bears interest at a fixed rate, an issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of notes is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.

A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the issuing entity or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the issuing entity owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related notes, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates	If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of such notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates which the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates	To the extent described in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreements will be intended to convert:

• principal and interest payments on the related class of notes from U.S. Dollars to the applicable currency; and

• the interest rate on the related class of notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of notes denominated in a currency other than U.S. Dollars.

In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your notes and you may suffer loss.

If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency.

Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on your class of notes.

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note	If specified in the prospectus supplement for your notes, the servicer will have, or may transfer to certain of its affiliates, the option to call, in full, one or more classes of notes. If this option is exercised, the affected class of notes will either remain outstanding and be entitled to all of the benefits of the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the affected class of notes, subject to satisfaction of the rating agency condition set forth in the related prospectus supplement for your notes. In addition, if specified in the related prospectus supplement and subject to satisfaction of the rating agency condition, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes. If the note call option or collateral call option is exercised with respect to your class of notes, you will receive a payment of principal equal to the outstanding principal balance of your notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

Risks Related To Auction Rate Notes	(If auction rate notes are offered in the related prospectus supplement, the following risk factors will apply.)

The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield	The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate, generally 18% per annum, or, in certain circumstances, the auction student loan rate, which is based on the rates of return on the trust student loans, less specified administrative costs. If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a distribution date on which the interest rate for a class of auction rate notes is equal to the auction student loan rate, the carryover amount will be the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate over (b) the auction student loan rate. This carryover amount will be allocated to the applicable notes on succeeding quarterly distribution dates, and paid on the succeeding distribution date, only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carryover amount may never be paid. Any carryover amount not paid at the time of redemption of an auction rate note will be extinguished.

Risks Related To Reset Rate Notes	(If reset rate notes are offered in the related prospectus supplement, the following risk factors will apply.)

If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid	To the extent described in the prospectus supplement for your notes, a currency swap agreement supporting payment of reset rate notes denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg. If a currency swap agreement is terminated, however, the issuing entity, in turn, will make payments in respect of those reset rate notes, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes	Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identity of the remarketing agents, whether (1) such class of notes will be subject to an automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate notes by timely delivery of a hold notice, or (2) whether such class of notes is subject to mandatory tender by all of the holders regardless of a desire by any noteholders to retain their notes. The administrator also will request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate notes wishes to retain its notes or inform them of any procedures to be followed in connection with a mandatory tender of such notes.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate notes may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date. See “Additional Information Regarding the Notes—The Reset Rate Notes—Timeline” in this prospectus for a chart describing the dates related to the entire remarketing process.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss	During any reset period when an accumulation account is being maintained for a class of reset rate notes, the administrator, on behalf of the issuing entity, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the administration agreement. Eligible investments include among other things asset-backed notes and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and that have an expected maturity date at least one business day before the next reset date for the related class of reset rate notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the issuing entity sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the assets of the issuing entity, other than the accumulation account, to offset these losses, you could suffer a loss on your notes.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated Noteholders May Suffer A Loss	On and after the date on which the senior notes have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated notes will be entitled to principal distributions. However, if amounts on deposit in an accumulation account for a class of reset rate notes bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated notes. If there are insufficient available funds following any such deposit, principal payments to your subordinated notes may be delayed. In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated noteholders, you may suffer a loss.

If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Note	SLM Corporation will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate notes on each related reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes	In connection with the remarketing of your class of reset rate notes, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate notes, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest	If a failed remarketing is declared, your class of reset rate notes will become subject to the applicable failed remarketing rate. If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread. If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate notes on the closing date, as described in the related prospectus supplement. The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect a class of reset rate notes. We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar notes and you may suffer a loss in yield.

FORMATION OF THE ISSUING ENTITIES

The Issuing Entities

The depositor will establish a separate issuing entity, in the form of a Delaware statutory trust, for each series of notes. We sometimes refer to an issuing entity as a “trust.” Each trust will be formed under a trust agreement. It will perform only the following activities:

•	acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

•	enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

•	issue the notes;

•	make payments on the notes; and

•	engage in other incidental or related activities.

Other than issuing the notes or as otherwise specified in the prospectus supplement for your notes, no trust will be permitted to borrow money or make loans to other persons. Unless otherwise specified in a related prospectus supplement, the permitted activities of the trust may be amended only with the consent of a majority of the senior and subordinate noteholders, voting separately; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related notes to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the trust will include:

•	the trust student loans themselves, legal title to which either the trustee or the eligible lender trustee, as applicable, will hold;

•	all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor, surety or U.S. Department of Education payments;

•

all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

•	all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;

•

rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions; and

•	rights under the guarantee or surety agreements with guarantors or insurers.

Each trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement. The servicer will be responsible for the administration of the trust student loans pursuant to the servicing agreement. See “Servicing and Administration” in this prospectus.

The trusts will not own any other assets. The fiscal year of each trust will be a calendar year.

The notes will represent indebtedness of the trust secured by its assets. The excess distribution certificate will represent the beneficial ownership interest of the assets of the trust. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

The sections “The Transfer and Servicing Agreements,” “Servicing and Administration” and “Prospectus Summary—The Notes” in this prospectus contain descriptions of the material provisions of the transaction agreements. The related prospectus supplement may also contain additional information regarding other material provisions of certain transaction agreements.

Eligible Lender Trustee or Trustee

If the trust student loans for your notes include education loans made under the FFELP, we will specify the eligible lender trustee for that trust in the prospectus supplement for your notes. Each eligible lender trustee for a trust will be the bank or trust company as specified in the related prospectus supplement. It will acquire legal title to all trust student loans made under the FFELP on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

In the event that the trust student loans are not FFELP loans, in lieu of an eligible lender trustee, an owner trustee (referred to as the trustee) may be appointed.

If applicable, we will also specify the Delaware trustee for that trust in the prospectus supplement for your notes. The Delaware trustee’s roles will be limited to those duties required under the Delaware Statutory Trust Act. Unless otherwise provided in the related trust agreement, such roles are limited to fulfilling the provision of the Statutory Trust Act that a Delaware statutory trust shall at all times have at least one trustee, in the case of a natural person, who shall be a person who is a resident of Delaware or which, in all other cases, has its principal place of business in Delaware, and will accept service of process in Delaware on behalf of the trust.

The eligible lender trustee or trustee will act on behalf of the excess distribution certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement. Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee or trustee will also execute and deliver all agreements required to be entered into on behalf of the related trust.

The liability of the trustee or eligible lender trustee in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement and sale agreement. The trustee or eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The trustee or eligible lender trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.

The prospectus supplement will specify the trustee or eligible lender trustee for each series. A trustee or eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove a trustee or eligible lender trustee if such trustee or eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of a trustee or eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of a trustee or eligible lender trustee, as applicable, are not paid by the applicable trustee or eligible lender trustee that is being replaced or by the applicable successor trustee, the depositor will be responsible for the payment of such expenses.

The prospectus supplement will specify the principal office of each trust and trustee or eligible lender trustee, as applicable.

USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the eligible lender trustee or trustee, on behalf of the trust, will purchase student loans from the depositor and make an initial deposit into the collection account, the reserve account, any capitalized interest account, any cash collateralization account, and any pre-funding account with the net proceeds of sale of the notes. The eligible lender trustee or trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE DEPOSITOR

SLM Funding LLC is the depositor. SLM Education Credit Finance Corporation, which we sometimes refer to as SLM ECFC, is the sole member of SLM Funding LLC. It became the sole member of the depositor on June 29, 2004. Prior to that date, the Student Loan Marketing Association, which was liquidated on December 29, 2004, was the sole member. The depositor was incorporated in Delaware as SLM Funding Corporation on July 25, 1995 and was converted to a limited liability company on December 31, 2002.

The depositor has only limited purposes, which include purchasing student loans from SLM ECFC and other sellers, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 12061 Bluemont Way, V3419, Reston, VA 20190. Its telephone number is (703) 810-3000.

The depositor has taken steps intended to prevent any application for relief by SLM ECFC, as sole member, under any insolvency law resulting in consolidation of the depositor’s assets and liabilities with those of SLM ECFC. These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor’s operating agreement contains limitations including:

•	restrictions on the nature of its business; and

•	a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate limited liability company identity by:

•	maintaining records and books of accounts separate from those of its sole member;

•	refraining from commingling its assets with the assets of its sole member; and

•	refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.

Each transaction agreement will also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other seller to the depositor constitutes a “true sale” of the student loans. If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law. Although each seller and the depositor will express its intent to treat the conveyance of the related trust student loans as a sale, each seller and the depositor will also grant to the trustee or eligible lender trustee, as applicable, on behalf of the trust, a security interest in the related trust student loans. This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller’s or the depositor’s transfer of the loans as a borrowing by such seller or the depositor secured by a pledge of the trust student loans. In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the trustee or eligible lender trustee, as applicable. Each seller and the depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee or eligible lender trustee, as applicable, as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

The depositor will also represent and warrant that each sale of trust student loans by the depositor to the trust is a valid sale of those loans. In addition, the depositor, the eligible lender trustee and the trust will treat the conveyance of the trust student loans as a sale. The depositor, SLM ECFC and each other seller will take all actions that are required so the trustee or eligible lender trustee will be treated as the legal owner of the trust student loans.

The depositor’s obligations after issuance of a series of notes include the sale of any trust student loans to the related trust to be purchased with amounts on deposit in any pre-funding account, supplemental purchase account and/or add-on consolidation loan account and delivery of certain related documents and instruments, repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee or eligible lender trustee, as applicable, and maintaining the trustee’s or eligible lender trustee’s first priority perfected security interest in the assets of the related trust.

The prospectus supplement for a series may contain additional information concerning the depositor.

THE SPONSOR, SERVICER AND ADMINISTRATOR

Sallie Mae, Inc. acts as the sponsor of the SLM student loan securitization program. Sallie Mae, Inc., which we sometimes refer to as SMI, is a wholly owned subsidiary of SLM Corporation and acts as the principal management company for most of SLM Corporation’s business activities. SMI’s servicing division, Sallie Mae Servicing, manages and operates the loan servicing functions for SLM Corporation and its affiliates. SMI acts as administrator for each trust sponsored by the depositor and its affiliates. As administrator, SMI may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve SMI of its liability under the administration agreement. Effective as of December 31, 2003, SMI merged with Sallie Mae Servicing L.P. SMI was the surviving entity and succeeded to all of the rights and obligations of Sallie Mae Servicing L.P. SMI is a Delaware corporation and its principal executive offices are at 12061 Bluemont Way, Reston, Virginia 20190. Its telephone number is (703) 810-3000.

SMI is an affiliate of the depositor and each seller.

SMI’s servicing division, Sallie Mae Servicing, services the vast majority of student loans owned by SLM Corporation and its affiliates. Its loan servicing centers are located in Florida, Indiana, Nevada, Pennsylvania and Texas. As servicer, SMI may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve SMI of its liability under the servicing agreement.

Sallie Mae Servicing has serviced student loans for over 20 years. SMI itself, and as the assignee of the Student Loan Marketing Association, sponsored its first student loan securitization in 1995, called Sallie Mae Student Loan Trust 1995-1.

As of December 31, 2007, SMI and/or SLMA have sponsored 93 student loan securitizations involving 81 FFELP student loan transactions and 12 private education loan transactions. These sponsored trusts have issued, in both public offerings and private placements, an aggregate principal amount of notes greater than $202 billion.

SMI owns no loans. As the sponsor and administrator of the company’s student loan securitization program, SMI selects portfolios of loans from loans owned by its affiliates for sale to the trust. SMI is also chiefly responsible for structuring each transaction.

SLM Corporation and its subsidiaries originate both federally guaranteed student loans which are administered by the U.S. Department of Education, and private education loans, which are not federally guaranteed. SLM Corporation and its subsidiaries manage the largest portfolio of student loans in the industry, serving, as of December 31, 2007, more than ten million borrowers through SLM Corporation’s and its subsidiaries’ ownership and management of approximately $163.6 billion in managed student loans, of which approximately $135.2 billion, or approximately 83%, are federally insured. SMI is also the nation’s largest servicer of student loans, servicing a portfolio of $127.4 billion of FFELP student loans and $32.6 billion of private education loans, as of December 31, 2007.

In addition to federal loan programs, which have statutory limits on annual and total borrowing, SMI and its affiliates sponsor a variety of private education loan programs and purchase loans made under such programs to bridge the gap between the cost of education and a student’s resources. Most of these higher education private education loans are made in conjunction with a FFELP Stafford loan, so they are marketed to schools through the same marketing channels as FFELP loans by the same sales force. In 2004, SMI expanded its direct-to-consumer loan marketing channel with its Tuition Answer(SM) loan program where SMI’s affiliates originate and purchase loans outside of the traditional financial aid process. SMI’s affiliates also originate and purchase alternative private education loans, which are marketed by a subsidiary of SLM Corporation to technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools. These loans are primarily made at schools not eligible for Title IV loans. In 2006, SMI began to sponsor a private credit consolidation loan program under which certain SMI affiliates and their lender partners make new loans available to borrowers to combine two or more existing loans into a single loan. In 2005, Sallie Mae announced the formation of Sallie Mae Bank as a Utah industrial loan corporation. Beginning in 2006, Sallie Mae Bank began to originate private education and direct-to-consumer loans.

The prospectus supplement for a series may contain additional information concerning the sponsor, the servicer or the administrator.

THE SELLERS

SLM Education Credit Finance Corporation. SLM Education Credit Finance Corporation (which we refer to as SLM ECFC), formerly known as NM Education Loan Corporation and subsequently as SLM Education Credit Management Corporation, is a wholly-owned subsidiary of SLM Corporation. SLM ECFC was formed on July 27, 1999. It changed its name to SLM Education Credit Finance Corporation on November 19, 2003. SLM ECFC purchases Stafford Loans, SLS Loans and PLUS Loans originated by its affiliates under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” in this prospectus. It also purchases loans made by these affiliates that are not originated under the FFELP loan program, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, loans that are privately insured by entities other than the guarantors and not reinsured by the federal government and loans that are not insured.

SLM Education Loan Corp. SLM Education Loan Corp. is a wholly-owned subsidiary of SLM Corporation. We sometimes refer to SLM Education Loan Corp. as SLM ELC. SLM ELC was incorporated in Delaware on April 29, 1998. SLM ELC originates Stafford Loans, SLS Loans and PLUS Loans under the FFELP loan program described in “Appendix A—Federal Family Education Loan Program” in this prospectus. It also originates consolidation loans. In addition, SLM ELC holds a portfolio of Stafford Loans, SLS Loans, PLUS Loans and consolidation loans which it was assigned or received as a part of a capital contribution from SLM Corporation.

VG Funding, LLC. VG Funding, LLC is a limited liability company whose sole member is SLM Education Credit Finance Corporation. We sometimes refer to VG Funding, LLC as VG Funding. VG Funding was formed in Delaware on February 3, 2000. VG Funding is a limited purpose, bankruptcy remote entity formed to purchase education loans, whether originated under the FFELP loan program or other private credit student loans programs, for re-sale in various securitization transactions. Sallie Mae, Inc. services all loans owned by VG Funding. Chase Bank USA, National Association acts as interim eligible lender trustee on behalf of VG Funding.

The Other Sellers. If your notes will be secured by student loans being sold to the depositor by an entity other than the sellers described above, which will be an affiliate of the depositor, the prospectus supplement for your notes will provide you details about that other seller.

Third-Party Originators. With respect to FFELP loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria are in all cases prescribed by provisions of the Higher Education Act. In addition, to the extent FFELP loans are purchased in secondary market transactions the identities of the related originators are often not available.

To the extent private credit student loans are originated by entities not affiliated with SLM Corporation (and subsequently purchased by one of the sellers), such private credit student loans have been generally underwritten to the criteria specified by the Sallie Mae programs as set forth below under “Sallie Mae’s Student Loan Financing Business.” To the extent trust student loans in a pool are originated by a third-party originator and are not underwritten to the SMI student loan criteria set forth below, if the amount of such trust student loans is 10% or more of the pool, the related prospectus supplement will identify such third-party originator and if the amount of such trust student loans is 20% or more of the pool, the related prospectus supplement will also identify the originator’s form of organization and, to the extent material, describe such third-party originator’s student loan origination experience and underwriting standards.

The prospectus supplement for a series may also contain additional information concerning the sellers and/or third-party originators.

THE STUDENT LOAN POOLS

The depositor will purchase the trust student loans from SLM ECFC and other sellers described in the prospectus supplement for your notes out of the portfolio of student loans held by that seller. Each pool of trust student loans owned by any issuing entity may contain only FFELP loans, only private credit student loans or a combination of FFELP loans and private credit student loans, as will be specified in the related prospectus supplement.

The trust student loans must meet several criteria, including:

for each loan made under the FFELP:

•	The principal and interest of each loan is guaranteed by a guarantor and is reinsured by the U.S. Department of Education under the FFELP.

•	Each loan was originated in the United States, its territories or its possessions in accordance with the FFELP.

•	Each loan contains terms required by the FFELP and the applicable guarantee agreements.

•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

•	Each loan satisfies any other criteria described in the related prospectus supplement.

for each private credit student loan:

•	The principal and interest of the loan may be guaranteed or insured by a guarantor or insurer identified in the related prospectus supplement.

•	Each loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.

•	Each loan contains terms required by the program and the applicable guarantee agreements.

•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

•	Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

•	the composition of the pool,

•	the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

•	the borrowers’ states of residence, and

•	the percentages of the student loans guaranteed by the applicable guarantors.

FFELP Delinquencies, Defaults, Claims and Net Losses

Information about delinquencies, defaults, guarantee claims and net losses on FFELP loans is available in the U.S. Department of Education’s Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of FFELP trust student loans may not be comparable to this information.

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

•	with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement. Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be provided.

Prepayments and Yield

Prepayments on student loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of notes will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of notes of that series based on the assumptions stated in the prospectus supplement (including assumptions that prepayments on the student loans included in the related trust are made at rates corresponding to various percentages of the prepayment standard or model specified in that prospectus supplement).

We cannot give any assurance that the prepayment of the trust student loans included in the related trust will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of student loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the student loans is actually different than the rate anticipated by the investor at the time the notes were purchased.

The prospectus supplement relating to a series of notes will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and expected maturities of the notes.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee or trustee, as applicable, will succeed to all the rights of the indenture trustee, on behalf of the holder of the excess distribution certificate.

Termination

For each trust, the obligations of the servicer, the depositor, the administrator, the trustee or eligible lender trustee, as applicable, and the indenture trustee under the transfer and servicing agreements will terminate upon:

•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

•	the payment to the noteholders of all amounts required to be paid to them.

The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cut-off dates. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. SLM ECFC, any other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, SLM ECFC, any other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates.

SALLIE MAE’S STUDENT LOAN FINANCING BUSINESS

SLM Corporation operates its student loan financing business through several subsidiaries, including SLM ECFC, SLM ELC, VG Funding and Sallie Mae Bank. We sometimes refer to SLM Corporation and its family of subsidiaries as Sallie Mae. These companies originate and/or purchase student loans insured under various federally sponsored programs. These companies purchase Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the U.S. Department of Education. They also originate and purchase consolidation loans.

These companies also make and/or purchase loans that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and loans which are privately insured by entities other than the guarantors and not reinsured by the federal government.

They purchase insured loans from various sources including:

•	commercial banks, thrift institutions and credit unions;

•	pension funds and insurance companies;

•	educational institutions; and

•	various state and private nonprofit loan originating and secondary market agencies.

These purchases occur at various times including:

•	shortly after loan origination;

•	while the borrowers are still in school;

•	just before their conversion to repayment after borrowers graduate or otherwise leave school; or

•	while the loans are in repayment.

In addition to buying loans on a spot basis, these companies enter into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. SLM Corporation, through SLM ECFC, SLM ELC or another subsidiary, offers these lenders commitment contracts under which they have the right or the obligation to sell a specified amount of loans over a specified term, usually two to three years.

In conjunction with commitment contracts, the purchaser directly or indirectly through the servicer, frequently provides the selling institution with operational support in the form of either:

•	its automated loan administration system called PortSS® for the lender to use prior to loan sale; or

•	its loan origination and interim servicing system called ExportSS® .

Both PortSS and ExportSS provide the applicable Sallie Mae entity and the lender with the assurance that the loans will be administered by the servicer’s computerized servicing systems.

FFELP Loans. As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through the FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower’s school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related prospectus supplement (each a “Federal Guarantor” and collectively, the “Federal Guarantors”) and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the “Federal Guarantee Agreements”). See “Appendix A—Federal Family Education Loan Program” in this prospectus.

Private Credit Loans. In addition to the FFELP loans originated under the Higher Education Act, the sellers and other affiliates of SLM Corporation have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents (“Private Undergraduate Loans”), graduate students (“Private Graduate Loans”), private credit consolidation programs (“Private Consolidation Loans”) and programs marketed directly to consumers (“Direct-to-Consumer Loans”), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. Private Undergraduate Loans and some Private Graduate Loans (“Undergraduate and Graduate Loans”) are marketed as Signature Student Loans® and EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom (collectively, the “EXCEL Loans”). Private Graduate Loans made to law students (“Law Loans”) are marketed as LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, B&B EXCEL Custom and EXCEL Grad Extension Loan(SM) (collectively, the “LawEXCEL Loans”) and LAWLOANS (consisting of LAWLOANS®, LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans). Private Graduate Loans made to medical students (“Medical Loans”) are marketed as MD EXCEL, Med EXCEL Preferred, Med EXCEL Custom, Med EXCEL, R&R EXCEL, R&R EXCEL Preferred, R&R EXCEL Custom, EXCEL Grad Extension Loan R&R, Dental EXCEL Preferred, and Dental EXCEL Custom (collectively, the “MD EXCEL Loans”) and MEDLOANS (consisting of MEDLOANS® , MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans) . Private Graduate Loans made to business school graduate students (“MBA Loans”) are marketed as MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom (collectively, the “MBA EXCEL Loans”) and MBA Loans®. Private Consolidation Loans are marketed as Private Consolidation Loans. Direct-to-Consumer Loans are marketed as Tuition Answer(SM) , Tuition Answer II and Tuition Answer for Employees First (collectively, “Tuition Answer Loans”). The Undergraduate and Graduate Loans, Medical Loans, Law Loans, MBA Loans, Private Consolidation Loans and Direct-to-Consumer Loans are sometimes referred to collectively as the “Private Credit Loans.” The holders of Private Credit Loans are not entitled to receive any federal assistance with respect thereto.

In addition, a law student may be eligible for a bar examination loan to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may be eligible for a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation.

Some of the types of Private Credit Loans which may be originated or purchased by Sallie Mae include:

•

Undergraduate and Graduate Loans. Sallie Mae entities acquire Signature Student Loans and EXCEL Loans originated by several commercial banks in the United States. Sallie Mae Bank also originates Signature Student Loans. Signature Student Loans and EXCEL Loans provide undergraduate and graduate students (other than law, medical, dental or business school students) supplemental funding that allows such students the opportunity to share the responsibility of education financing with or without a cosigner. Signature Student Loans and EXCEL Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. Signature Student Loans and EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

•

Law Loans. Sallie Mae entities acquire LAWLOANS and LawEXCEL Loans originated by several commercial banks in the United States. Sallie Mae Bank also originates LAWLOANS. LAWLOANS and LawEXCEL Loans provide law students additional educational financing to help pay for the costs of attending law school and to finance the costs of taking one or more state bar examinations upon graduation from law school. LAWLOANS and LawEXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor. LAWLOANS and LawEXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

•

Medical Loans. Sallie Mae entities acquire MEDLOANS and MD EXCEL Loans originated by several commercial banks in the United States. Sallie Mae Bank also originates MEDLOANS. MEDLOANS and MD EXCEL Loans provide medical students additional educational financing to help pay for the costs of attending medical school. A medical or dental student may also receive a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation. MEDLOANS and MD EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. MEDLOANS and MD EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

•

MBA Loans. The seller acquires MBA Loans and MBA EXCEL Loans originated by several commercial banks in the United States. Sallie Mae Bank also originates MBA Loans. MBA Loans and MBA EXCEL Loans provide business school students additional educational financing to help pay for the costs of attending graduate school. MBA Loans and MBA EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor. MBA Loans and MBA EXCEL Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI and the commercial banks originating these loans.

•

Private Consolidation Loans. Sallie Mae Bank originates Private Consolidation Loans. Private Consolidation Loans allows eligible borrowers to combine several existing private education loans into one new loan. Private Consolidation Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. Private Consolidation Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI.

•

Direct-to-Consumer Loans. Sallie Mae Bank originates Direct-to-Consumer Loans. Direct-to-Consumer Loans are available to eligible adult students or parents or other creditworthy individuals borrowing on behalf of students. Direct-to-Consumer Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. Direct-to-Consumer Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by SMI.

•

Other Private Credit Loan Programs. From time to time the seller may acquire Private Credit Loans originated under other loan programs. If the trust for your notes were to purchase any of those loans, the prospectus supplement for your notes would describe the loans and the loan program.

Each trust may have a different combination of FFELP loans and private credit student loans or may consist entirely of one type or the other. The prospectus supplement for your notes will identify the specific types of trust student loans related to your notes and will provide more specific details of the loan program involved. We have included program descriptions for the Undergraduate and Graduate Loan Program, Law Loan Programs, MBA Loan Programs, Medical Loan Programs, Direct-to-Consumer Loan Programs and Private Consolidation Loan Program as described in “Appendix B,” “Appendix C,” “Appendix D,” “Appendix E,” “Appendix

F” and “Appendix G,” respectively, each of which is a part of this prospectus. The program rules and servicing criteria for these private credit student loans may be modified from time to time. Any other private credit student loan programs for loans to be purchased by a trust will be described in a similar manner in the related prospectus supplement.

Underwriting of Private Credit Loans

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Signature Student Loans, LAWLOANS and MBA Loans. Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by Sallie Mae Bank and the commercial banks originating these loans. Prior to 1998, judgmental criteria were applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc., and in the case of co-borrowers, debt to income ratios and job history. Beginning in May 1998, FICO scoring was employed along with additional judgmental tests, including debt to income tests for co-borrowers. Freshmen borrowers, in all cases, require a co-borrower and other students who fail the underwriting criteria are only granted credit if they obtain a credit-worthy co-borrower.

•

EXCEL Loans, LawEXCEL Loans, MBA EXCEL Loans, MD EXCEL Loans, MEDLOANS, Private Consolidation Loans and Direct-to-Consumer Loans. Credit underwriting criteria were developed and established by the credit departments of affiliates of SLM Corporation and approved by Sallie Mae Bank or the commercial banks originating these loans. Since inception, judgmental criteria have been applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc.

Servicing. Prior to purchase of a loan by the applicable Sallie Mae entity, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with U.S. Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Sallie Mae entity.

The U.S. Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict adherence to these stated due diligence and collection procedures.

Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called “curing the defect”. Interest penalties are commonly incurred on loans that are cured. The servicer’s recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

The servicer’s internal procedures support compliance with existing U.S. Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. SLM Corporation and its subsidiaries, including the sellers to the depositor, also require their third-party servicers to maintain operating procedures which comply with applicable U.S. Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

In addition, Sallie Mae affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under SLM ECFC’s graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.

In other cases, Sallie Mae affiliates offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

Sallie Mae affiliates also offer an income-sensitive repayment plan under which repayments are based on the borrower’s income. Under this plan, ultimate repayment may be delayed up to five years.

Consolidation/Repayment Programs. Consolidation and repayment programs made available by Sallie Mae companies to student loan borrowers will continue to be made available to borrowers with trust student loans. SLM Corporation and its subsidiaries currently participate in the consolidation loan program for FFELP loans. See “Appendix A—Federal Family Education Loan Program—Consolidation Loan Program” in this prospectus. In addition, in

2005, SLM Corporation and its subsidiaries began offering a private consolidation loan program. Therefore, the transfer and servicing agreements permit the applicable seller to purchase student loans from the trust to effect consolidations at the request of borrowers.

In addition, many Sallie Mae companies offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.

In other cases, Sallie Mae companies offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

These companies also offer various income-sensitive repayment plans under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years.

Incentive Programs. SLM Corporation and its subsidiaries have offered, and intend to continue to offer, various incentive programs to student loan borrowers. Some of the programs that may apply to student loans owned by the trusts are:

•

Great Rewards(SM). Under the Great Rewards(SM) program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

•

Great Returns(SM). Under the Great Returns(SM)program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower’s origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

•

Direct Repay plan. Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

•

Cash Back plan. Under the Cash Back plan, borrowers (i) whose loans are with a Sallie Mae lender partner, (ii) who enroll in Manage Your Loans(SM), the servicer’s on-line account manager, (iii) who agree to receive their account information by e-mail and (iv) who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

•

Federal Student Loan Consolidation Incentive. Borrowers with an initial consolidation loan balance of at least $10,000 who make their first 36 payments on time receive a 1.0% interest rate reduction during periods of active repayment. This borrower incentive does not apply to trust student loans owned by the Remarketing Issuing Entity.

We cannot predict how many borrowers will participate in these programs.

These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans. Any incentive program that becomes available after the closing date of any series of notes that effectively reduces borrower interest payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments in an amount sufficient to offset the effective yield reductions.

TRANSFER AND SERVICING AGREEMENTS

General

The following is a summary of the important and material terms of the sale agreements under which the trusts will purchase student loans from the depositor, the purchase agreements under which the depositor will acquire the student loans from the seller specified in the prospectus supplement for your notes, the servicing agreements that provide for the servicing of the related trust student loans and the administration agreement, which provides for the administration and management of each trust. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the “transfer and servicing agreements.” We have filed forms of the transfer and servicing agreements as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to the provisions of the transfer and servicing agreements.

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan. The depositor will apply net proceeds from the sale of the notes to purchase the student loans from the related seller.

In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

•	each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

•	the information provided about the student loans is true and correct as of the cutoff date;

•	each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee or insurance agreement; and

•	with respect to FFELP loans, each student loan is guaranteed by the applicable guarantor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the depositor:

•	for any shortfall between:

•	the purchase amount of the qualified substitute student loans,

and

•	the purchase amount of the trust student loans being replaced; plus

•	for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach. A seller’s repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

On the closing date, the depositor will sell to the trustee or eligible lender trustee, as applicable, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The trustee or eligible lender trustee, as applicable, concurrently with that sale will issue the notes. The trust will purchase the student loans from the depositor in exchange for the proceeds from the issuance of the related notes and the issuance of the excess distribution certificate to the depositor.

In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of noteholders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured breach. The depositor’s repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the U.S. Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the related trust (including the expenses of accountants, underwriters and rating agencies) are paid by SMI and/or the depositor. Such expenses are not paid from proceeds from the resale of the related notes.

Custodian of Promissory Notes

To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, representing the student loans and any other related documents. In acting as custodian, the servicer may use its own facilities or those of sub-custodians. The depositor’s and the servicer’s records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

Pre-funding. The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

•	the amount in the pre-funding account on the closing date,

•	the length of the funding period, and

•	the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the noteholders will receive any remaining amounts.

Supplemental Purchase Period. The related prospectus supplement will indicate whether a supplemental purchase account will exist for a particular trust as a component of pre-funding. The prospectus supplement will also indicate:

•	the amount in the supplemental purchase account on the closing date,

•	the length of the funding period, and

•	the uses to which the funds in the supplemental purchase account can be applied and the conditions to the application of those funds.

Consolidation Loan Add-on Period. With respect to trusts where some or all of the trust student loans are consolidation loans, the related prospectus supplement will indicate whether an add-on consolidation loan account will exist for that particular trust as a component of pre-funding. The prospectus supplement will also indicate:

•	the amount in the add-on consolidation loan account on the closing date,

•	the length of the consolidation loan add-on period (not to exceed the maximum permitted pre-funding period), and

•	the uses to which the funds in the add-on consolidation loan account can be applied and the conditions to the application of those funds.

Amendments to Transfer and Servicing Agreements

The parties to the transfer and servicing agreements may amend them without the consent of noteholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee or trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders. However, such an amendment may not reduce the percentage of the notes required to consent to an amendment, without the consent of the holders of all the outstanding notes.

SERVICING AND ADMINISTRATION

General

The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

For each trust, the administrator will establish one or more collection accounts with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

For any series of notes, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture. The administrator will instruct the indenture trustee concerning investment decisions.

Each trust account will be either:

•

a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

•

a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Each trust may invest sums on deposit in trust accounts in “eligible investments” which are book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

•

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the rating agencies for collateral for securities having ratings equivalent to the respective ratings of the related series of notes in effect at the related closing date;

•

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating specified by each of the rating agencies rating the notes issued by that trust;

•

guaranteed investment certificates issued by an institution or entity having, at the time of investment, a rating to be specified by each of the rating agencies rating the notes issued by that trust (not applicable to the Remarketing Issuing Entity).

•

commercial paper having, at the time of the investment, a rating to be specified by each of the rating agencies rating the notes issued by that trust (which for the Remarketing Issuing Entity is the highest investment category granted by such rating agency);

•

investments in money market funds having a rating to be specified by each of the rating agencies rating the notes issued by that trust (including funds for which the indenture trustee, the administrator or the trustee or eligible lender trustee, as applicable, or any of their respective affiliates is investment manager or advisor) (which for the Remarketing Issuing Entity is the highest investment category granted by such rating agency);

•	bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet above;

•

asset-backed securities, including asset-backed securities issued by affiliates, or entities formed by affiliates, of SLM Corporation, but excluding mortgage-backed securities, that at the time of investment have a rating to be specified by each of the rating agencies rating the notes issued by that trust (which for the Remarketing Issuing Entity is the highest investment category granted by such rating agency), but not at a purchase price in excess of par;

•

repurchase obligations with respect to student loans serviced by the servicer or an affiliate thereof, entered into with an institution that is an eligible lender (under the FFELP) or that holds student loans through an eligible lender trustee and whose short-term debt ratings are not less than a rating to be set by the rating agencies rating the notes issued by that trust, provided that the applicable repurchase date shall occur no later than the business day prior to the next distribution date (not applicable to the Remarketing Issuing Entity); and

•	any other investment which would not result in the downgrading or withdrawal of any rating of the related series of notes by any of the rating agencies as affirmed in writing to the indenture trustee.

The administrator will prepare a monthly account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by either the indenture trustee or the eligible lender trustee.

Servicing Procedures

Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

The duties of the servicer include the following:

•	collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

•	responding to inquiries from borrowers;

•	attempting to collect delinquent payments; and

•	sending out statements and payment coupons to borrowers.

In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by SLM Corporation and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act. It will also furnish periodic statements to the indenture trustee, the trustee or eligible lender trustee, as applicable, and the noteholders. See “—Statements to Indenture Trustee and Trust” below.

Payments on Student Loans

The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of receipt. The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans that it receives for each collection period into the collection account within two business days of receipt.

A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

The servicer may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

No servicing agreement will require the servicer to make advances to any trust and no such advances have been made by the servicer with respect to any trust student loans.

Servicer Covenants

For each trust, the servicer will agree that:

•

it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

•

with respect to trust student loans owned by the Remarketing Issuing Entity, it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower’s account is less than $50;

•	it will do nothing to impair the rights of the noteholders in the trust student loans; and

•

it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferment or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by SLM Corporation and its affiliates.

Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the U.S. Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest. If the trust student loan to be purchased is a FFELP loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the U.S. Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust’s interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

In addition, the servicer will be obligated to reimburse the related trust:

•	for the shortfall, if any, between

•	the purchase amount of any qualified substitute trust student loans;

and

•	the purchase amount of the trust student loans being replaced; and

•	for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

•	a specified annual percentage of the pool balance;

•	a unit amount based on the number of accounts and other activity or event related fees;

•	any combination of these; or

•	any other formulation described in the related prospectus supplement.

The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the notes, to the extent specified in the applicable prospectus supplement.

The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

•	collecting and posting all payments;

•	responding to inquiries of borrowers on the trust student loans;

•	investigating delinquencies;

•	pursuing, filing and collecting any program payments;

•	accounting for collections;

•	furnishing monthly and annual statements to the trustees; and

•	paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer’s compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and the trustee or eligible lender trustee, as applicable, notice of servicer defaults under the servicing agreement.

You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

If applicable, the servicing agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the servicer will provide the administrator such compliance statements, assessments and attestation reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Matters Regarding the Servicer

The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

•	the successor to the servicer’s operations assumes in writing all of the obligations of the servicer,

•	the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

•

its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the U.S. Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer’s actions, or

•

any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or because of reckless disregard of its obligations and duties.

In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

A servicer default under each servicing agreement will consist of:

•

any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the trustee or eligible lender trustee, as applicable;

•

any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, the trustee or eligible lender trustee, as applicable, or the administrator or (2) to the servicer, the indenture trustee and the trustee or eligible lender trustee, as applicable, by holders of 50% or more of the notes (or the most senior notes then outstanding, if applicable);

•	the occurrence of an insolvency event involving the servicer; and

•	any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer’s actions.

Notwithstanding the foregoing, the servicer shall not be deemed to have breached its obligations to service the applicable student loans, nor will a servicer default be deemed to have occurred under the related servicing agreement, if the servicer is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties to the related servicing agreement (including, without limitation, acts of God, acts of war or terrorism, fires, earthquakes, hurricanes, floods and other material natural or man made disasters). The servicer will be required to diligently resume the performance of its duties under the related servicing agreement as soon as practicable following the termination of such business interruption or, if necessary and appropriate in its reasonable judgment to enable the proper servicing of the trust student loans, to transfer servicing, either temporarily or permanently, to another servicer. This force majeure provision is not applicable to the Remarketing Issuing Entity.

Rights Upon Servicer Default

As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the most senior notes then outstanding, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the trustee or eligible lender trustee (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or the most senior notes then outstanding if applicable) are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

For each trust, the holders of a majority of the outstanding notes (or the most senior notes then outstanding, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the most senior noteholders then outstanding, if applicable) may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the senior noteholders, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the holder of the excess distribution certificate (or subordinate noteholders if applicable). No waiver will impair the noteholders’ rights as to subsequent defaults.

Administration Agreement

Sallie Mae, Inc., as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

•	directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

•

preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the trustee or eligible lender trustee, as applicable, and the indenture trustee and any related U.S. federal income tax reporting information; and

•	providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SMI may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SMI’s duties under the administration agreement.

Each administration agreement will provide that SMI may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

The administrator may sub-contract any or all of its duties to a sub-administrator if the following conditions are met:

•	the sub-administrator assumes in writing all of the obligations of the administrator that are sub-contracted,

•	the sub-administrator covenants to comply with the requirements of the administration agreement, and

•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

All expenses related to the resignation or removal for cause of any administrator will be paid solely by the administrator being replaced.

Administrator Default

An administrator default under the administration agreement will consist of:

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any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

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any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

•

any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given:

(1)	to the administrator by the indenture trustee or the trustee or eligible lender trustee, as applicable, or

(2)	to the administrator, the indenture trustee, the trustee or the eligible lender trustee, as applicable, by holders of 50% or more of the notes (or senior notes, if applicable); and

•	the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable), may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders, or the senior noteholders, if applicable, and not the eligible lender trustee, or the subordinate noteholders, if applicable, may remove the administrator if an administrator default occurs while the notes, or senior notes, if applicable, are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes.

Statements to Indenture Trustee and Trust

Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and the trustee or eligible lender trustee, as applicable, as of the end of the preceding collection period. The statement will include:

•	the amount of principal distributions for each class;

•	the amount of interest distributions for each class and the applicable interest rates;

•	the pool balance at the beginning and at the end of the preceding collection period;

•	the outstanding principal amount and the note pool factor for each class of the notes for that distribution date;

•	the servicing and the administration fees for that collection period;

•	the interest rates, if available, for the next period for each class or the website where those rates may be found;

•	the amount of any aggregate realized losses for that collection period;

•	the amount of any note interest shortfall and note principal shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

•	the amount of any carryover servicing fee for that collection period;

•	the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;

•	the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer, any seller from the trust in that collection period;

•	the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period;

•	any amounts paid to any credit enhancement provider or swap counterparty;

•	the balance of any reserve account or capitalized interest account, after giving effect to changes in the balance on that distribution date;

•	to the extent applicable, any amount of available credit enhancement drawn upon with respect to such distribution date;

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any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

•	any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

•

if applicable, the amount of trust student loans added during a pre-funding period (including any add-on consolidation loans) or a revolving period and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

•	amounts distributed to the holders of the excess distribution certificates and the uses of available funds to the extent not otherwise set forth above.

Evidence as to Compliance

Each administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator’s compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer’s certificate will describe the default. The administrator will agree to give the indenture trustee and trustee or eligible lender trustee, as applicable, notice of administrator defaults under the administration agreement.

You may obtain copies of these reports and certificates by a request in writing to the trustee or eligible lender trustee, as applicable.

If applicable, the administration agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the administrator will provide or obtain such compliance statements, assessments and attestations reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

TRADING INFORMATION

The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

•	borrower default, death, disability or bankruptcy;

•	the closing of the borrower’s school;

•	the school’s false certification of borrower eligibility;

•	liquidation of the student loan or collection of the related guarantee payments; and

•	purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time without penalty.

A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferment and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes.

Some of the terms of payment that a seller offers to borrowers may extend principal payments on the notes. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. The sellers also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related notes could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and reduce the effective yield on student loans included in the trust.

The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, new incentive programs or repayment programs that currently are or in the future will be made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See “Sallie Mae’s Student Loan Financing Business—Incentive Programs” in this prospectus.

In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•	the original denomination of your note; and

•	the applicable pool factor.

Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See “Additional Information Regarding the Notes—Reports to Noteholders” in this prospectus.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedel Bank, société anonyme, and the Euroclear System in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined, reset rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also “Additional Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes”. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor’s exercising its option to purchase the related trust student loans.

Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See “Additional Information Regarding the Notes—Distributions” and “—Credit Enhancement and Other Support; Derivative Instruments.”

In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

Call Option on the Notes

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in that prospectus supplement may exercise its option to call, in full, one or more classes of notes. If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. Each class of reset rate notes will be subject to the call option described under “Description of the Notes—The Reset Rate Notes—Call Option.”

Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes, subject to satisfaction of the rating agency condition. The related prospectus supplement will identify which class or classes of notes will be subject to the collateral call.

The Indenture

The notes will be issued under and secured by an indenture entered into by the trust, the indenture trustee and, if any portion of the trust student loans are FFELP loans, the eligible lender trustee. If specified in the related prospectus supplement, the voting rights of noteholders may be limited only to the holders of the most senior class or classes of outstanding notes (except with respect to those matters requiring consent of 100% of all noteholders); and if not so specified, all noteholders will have voting rights regarding any actions requiring the consent of noteholders as set forth below.

Modification of Indenture. With the consent of the holders of a majority of the affected notes of the related series, the indenture trustee and the trustee or eligible lender trustee, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.

However, without the consent of the holder of each affected note, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

•	change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

•	change the place of payment or the payment currency for any note;

•	impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

•	reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

•	modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

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reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

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modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

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modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

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permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

Events of Default; Rights Upon Event of Default. An “event of default” under the indenture will consist of the following:

•	a default for five business days or more in the payment of any interest on any note after it is due (or senior notes only if so provided in the related prospectus supplement);

•	a default in the payment of the principal of any note at maturity;

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a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes, or senior notes, if applicable; or

•	the occurrence of an insolvency event involving the trust.

The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes, or senior notes, if applicable, may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes, or senior notes, if applicable.

If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

•	exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture;

•	sell those properties; or

•

elect to have the trustee or eligible lender trustee, as applicable, maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

•	the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes, or senior notes, if applicable, at the date of the sale, or

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the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66  2/3% of the outstanding notes (or senior notes, if applicable).

Such a sale also requires the consent of the holders of a majority of the outstanding subordinate notes, if applicable, unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate notes.

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default,

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the holders of not less than 25% of the outstanding notes (or senior notes, if applicable), have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

•	the holder or holders have offered the indenture trustee reasonable indemnity,

•	the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

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no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes, or senior notes, if applicable.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The indenture trustee, each seller, the depositor, the administrator, the servicer, the trustee or eligible lender trustee, as applicable, in its individual capacity, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•

the surviving entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

•	no default will occur and be continuing immediately after the merger or consolidation,

•	the trust has been advised that the ratings of the notes would not be reduced or withdrawn as a result of the merger or consolidation, and

•

the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes.

Each trust will not:

•	except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

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claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

•	except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

•	permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust—The Trust.” In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

Indenture Trustee’s Annual Report. Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

The Indenture Trustee. The prospectus supplement will specify the indenture trustee for each series. The indenture trustee or trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the related indenture.

The indenture trustee may resign at any time, in which event the eligible lender trustee or trustee, as the case may be, must appoint a successor. The eligible lender trustee or trustee, as the case may be, may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee or trustee, as the case may be, must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment. To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence. The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the issuing entity) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements. Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

The prospectus supplement will specify the principal office of each indenture trustee.

ADDITIONAL INFORMATION REGARDING THE NOTES

Each class of notes may be fixed rate notes that bear interest at a fixed annual rate or floating rate notes that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Notes

Each class of fixed rate notes will bear interest at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.

Floating Rate Notes

Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate note. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate that is an interest rate for debt instruments. See “—Determination of Indices” below for a more detailed description of potential indices and how they are calculated.

Floating rate notes also may have either or both of the following:

•	a maximum limitation, or ceiling, on its interest rate, and

•	a minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.

Each trust that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the trustee, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate notes will be rounded, if necessary, to the nearest 1/100,000 of 1%, or 0.0000001, with five one-millionths of a percentage point being rounded upward.

Auction Rate Notes

Unless stated otherwise in the applicable prospectus supplement, the interest rate for auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.

Determination of Note Interest Rates. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on each class of auction rate notes will be determined periodically by means of a “Dutch Auction.” In the Dutch Auction, investors and potential investors submit orders through one or more registered broker-dealers, which have been engaged to perform this function for the related issuing entity, as to the principal amount of auction rate notes that they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent. The auction agent processes all orders submitted by these eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. The auction agent and broker-dealers will be listed in the applicable prospectus supplement. The prospectus supplement will also set forth the fees of the auction agent and the broker-dealers.

In the auction, the following types of orders may be submitted:

•	“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;

•	“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•

“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate notes.

(a)	Assumptions:

1. Denominations (Units)	= $50,000
2. Interest period	= 28 days
3. Principal amount outstanding	= $50 Million (1000 Units)

(b)	Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
	100 Units Sell	60 Units at 3.00%
60 Units at 3.02%	200 Units Sell	100 Units at 3.05% 100 Units at 3.10%
120 Units at 3.05%	400 Units	100 Units at 3.11%
100 Units at 3.14%
200 Units at 3.10%		200 Units at 3.15%
200 Units at 3.12%		700 Units
600 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

(c)	Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent
1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%

(W) Winning Order            (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate which will be set forth in the applicable prospectus supplement.

If a payment default on the notes has occurred (which is a failure to pay interest or principal when due and owing), the rate will be the non-payment rate that will be set forth in the related prospectus supplement.

Maximum Auction Rate and Interest Carryovers. If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

In such event, if the interest rate for a class of auction rate notes is set at the auction student loan rate (which is the weighted average interest rate of the trust student loans minus the rate of administrative expenses), the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate, over (b) the auction student loan rate will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the auction student loan rate, the excess of the maximum auction rate which would have been applied if the auction student loan rate was not a component of the maximum auction rate over the auction student loan rate will be carried over for that class of auction rate notes. The carryover amount will bear interest calculated at the one-month LIBOR rate. The ratings of the notes do not address the payment of carryover amounts or interest accrued on carryover amounts.

The carryover amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a quarterly distribution date to the extent funds are available as described in the applicable prospectus supplement on that quarterly distribution date. Any carryover amount and interest accrued on the carryover amount so allocated will be paid to the registered owner on the record date with respect to which the carryover amount accrued on the immediately succeeding auction rate distribution date.

The margin to be added to the LIBOR rates for purposes of determining the maximum rate varies depending on the then-current rating of the applicable class of auction rate notes, as shown below:

Rating Category	LIBOR Margin
If the ratings assigned by Moody’s, Standard & Poor’s and Fitch to the Auction Rate Notes are “Aaa,” “AAA” and “AAA,” respectively, or better	1.50%

If any one of the ratings assigned by Moody’s, Standard & Poor’s and Fitch to the Auction Rate Notes is less than “Aaa,” “AAA” and “AAA,” respectively, and greater than or equal to “A3,” “A-” and “A-,” respectively	2.50%

If any one of the ratings assigned by Moody’s, Standard & Poor’s and Fitch to the Auction Rate Notes is less than “A3,” “A-” and “A-”, respectively	3.50%

If the auction agent fails to complete the auction procedures for a class of auction rate notes, those notes will bear interest for the next auction period at the maximum rate. If, during the auction process, each holder of a class of auction rate notes indicates a desire to hold the notes regardless of the interest rate, that class of notes will bear interest at the “all hold rate” (which will be defined in each related prospectus supplement). If a payment default occurs, the notes will bear interest at a “non-payment rate” (which will be defined in each related prospectus supplement).

Changes in Auction Period. The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes as described in the applicable prospectus supplement. Any adjusted auction period, unless otherwise set forth in the applicable prospectus supplement, will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

Changes in the Auction Date. The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.

The Reset Rate Notes

General. The applicable currency and interest rate for a class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

Interest. Interest will be payable on the reset rate notes on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•	if a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•

if a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement. See “—Determination of Indices—Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below for a description of potential day-count conventions including Actual/Actual (ISMA).

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under “—Determination of Indices—Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below.

Interest on a class of reset rate notes during any reset period when such reset rate notes bear interest determined pursuant to the auction procedures will be computed as described under “Additional Information Regarding the Notes—Auction—Rate Notes.”

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under “—Reset Periods” below.

Principal. In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate notes may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate notes is structured in this manner, amounts that otherwise would have been paid to the reset rate noteholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture trustee) as described in the related prospectus supplement. If structured in this manner, on each reset date, the trust will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate noteholders of such class, or to the related swap counterparty for payment to the reset rate noteholders of such class, if the reset rate notes are then denominated in a currency other than U.S. Dollars.

Reset Periods. During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate notes.

The applicable currency and interest rate on each class of reset rate notes will be reset as of each reset date as determined by:

•

the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate notes is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See “—Fixed Rate Mode” below. The spread for each reset period will be determined in the manner described under “—Spread Determination Date”.

Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.

Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case such reset rate notes are said to be in floating rate mode, or

•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “remarketing terms determination date,” unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate noteholders whether tender is deemed mandatory or optional as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below. In consultation with the administrator, the remarketing agents will also establish the following terms for the reset rate notes on or prior to the remarketing terms determination date, which terms will be applicable during the upcoming reset period:

•	the weighted average life of that class of reset rate notes under several assumed prepayment scenarios;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denomination and additional increments;

•

if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	the applicable currency;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•

whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case generally, but not exclusively, wherever such class bears a fixed rate of interest);

•

if in floating rate mode described under “Additional Information Regarding the Notes—Auction—Rate Notes,” the applicable interest rate index or whether such rate will be determined pursuant to the auction procedures (provided that the Remarketed Notes may not reset to an auction rate-based rate of interest);

•	if in floating rate mode, the interval between interest rate change dates;

•	if in floating rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in floating rate mode, whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

•	if the floating rate mode is an auction rate, the auction period and the identity of the broker-dealer(s) and auction agent(s);

•	the applicable interest rate day-count basis;

•	the related all-hold rate, if applicable; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require satisfaction of the “rating agency condition,” which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the related remarketing terms determination date.

If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related noteholders will be deemed to have tendered their reset rate notes on the related reset date, regardless of any desire by such holders to retain their ownership thereof, and no all-hold rate will be applicable.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all noteholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the all-hold rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under “—Failed Remarketing” below.

In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below.

If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.

Call Option. Each class of reset rate notes will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class of reset rate notes, less all amounts distributed to the related noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust through the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to such date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of such call option.

If a call option is exercised, the interest rate for the related class of reset rate notes following the reset date of the purchase under the call option will be:

•

if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•

if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

•

a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate notes.

In addition, for reset rate notes listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of the exercise of a call option and will cause to be published a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort).

Spread Determination Date. At any time after the notice date but no later than 3:00 p.m., New York City time, on the date which is three business days prior to the related reset date, which time period we refer to as the “spread determination date”, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate notes that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate notes that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under “—Reset Rate Notes—Identification Numbers” below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream, Luxembourg’s respective procedures, the indenture trustee, the Luxembourg Stock Exchange, if the related class of reset rate notes is then listed on the Luxembourg Stock Exchange, or another applicable exchange then listing the applicable notes, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any swap counterparty or counterparties, including the floating rate (or rates) of interest to be due to each selected swap counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

Timeline: The following chart shows a timeline of the remarketing process:

Timing	Event
Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	(Administrator to provide notices to clearing agencies specifying the identity of the remarketing agents and whether tender of the related notes is voluntary or mandatory)
At Least Eight Business Days Prior to Reset Date	REMARKETING TERMS DETERMINATION DATE (Notices sent to reset rate noteholders stating the new terms of the reset rate notes, including the related all hold rate, if applicable)
Six Business Days Prior to Reset Date	NOTICE DATE (Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
Three to Six Business Days Prior to Reset Date	SPREAD DETERMINATION DATE (Based on market conditions, the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and, if in foreign exchange mode, the outstanding principal balance of the related class of reset rate notes in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)
Reset Date	RESET DATE (New terms of the remarketed reset rate notes become effective; any swap agreement for previous reset period terminates; any new swap agreement for next reset period becomes effective; payments to tendering noteholders of U.S. Dollar denominated securities; any interest rate swap agreement for the previous reset period terminates)
Two Business Days After Reset Date	SPECIAL RESET PAYMENT DATE (Payments to tendering reset rate noteholders of non-U.S. Dollar denominated securities; any currency swap agreement for the previous reset period terminates)

Failed Remarketing. There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

•

either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•

one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Floating Rate Mode” and “—Fixed Rate Mode” below;

•	the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

•	all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•	the related reset period will be three months; and

•	any existing interest rate swap agreement will be terminated in accordance with its terms.

In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

•	all holders of that class will retain their reset rate notes;

•	that class will remain denominated in the then-current non-U.S. Dollar currency;

•

each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

•

the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

If there is a failed remarketing of a class of reset rate notes, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

Foreign Exchange Mode. A class of reset rate noteholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•

to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•

to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•

on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•

on or before each distribution date, (1) the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the related class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•

with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each related swap counterparty will receive from the trust:

•

on the effective date of such currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate notes in the applicable currency;

•

on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterpart’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•

on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•

the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the related class of reset rate notes.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the related class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for that class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes as described below, payments of interest and principal to the related reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.

Floating Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

Principal payments on a class of reset rate notes in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under “—Fixed Rate Mode” below.

Fixed Rate Mode. If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•	the applicable spread as determined by the remarketing agents on the spread determination date; and

•

the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed notes of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

Interest on a class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “—Determination of Indices” below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

Principal on a class of reset rate notes during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate notes and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the trust, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture trustee. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate holders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.

However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate notes will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate notes, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

The related indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.

In addition, if a class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in “—Foreign Exchange Mode” above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

•

the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

•	the related reset date of an exercise of the call option;

•

the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee; or

•	the maturity date of the related class of reset rate notes.

No interest rate swap agreement with respect to a class of reset rate notes then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.

Tender of Reset Rate Notes; Remarketing Procedures. On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date. If for any reset period a class of reset rate notes is to bear interest at an auction rate, the administrator may appoint one or more broker-dealers and auction agents; provided, that the Remarketed Notes may not be reset to bear an auction rate-based rate of interest.

Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•

inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•

request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such note, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, Luxembourg, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under “—Remarketing Terms Determination Date” above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under “—Spread Determination Date” above.

On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the related class of reset rate notes are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate notes will be deemed to have elected to tender such note for remarketing by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the notes subject to remarketing in fact were not called, none of the notes have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the notes have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.

No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent’s not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior notes, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior notes.

Determination of Indices

Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. If a class of notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate notes bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate noteholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•

“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•

“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•

where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of notes that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below. If the reset rate notes bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate noteholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR. “LIBOR”, for any accrual period, will be the rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Page 3750 or on such comparable service as is customarily used to quote LIBOR as of 11:00 a.m., London time, on the related LIBOR Determination Date. If this rate does not appear on Reuters Page 3750 or on such comparable service as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity, are offered by the Reference Banks at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks having the specified maturity. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period. For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any accrual period will be determined on an Actual/360 basis.

For this purpose:

•	“LIBOR Determination Date“ means, for each accrual period, the second business day before the beginning of that accrual period.

•	“Reference Banks“ means four major banks in the London interbank market selected by the administrator.

•

“Reuters Page 3750“ means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

GBP-LIBOR. “GBP-LIBOR”, for any accrual period, will be the rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen 3750 Page or on such comparable service as is customarily used to quote GBP-LIBOR as of 11:00 a.m. London time, on the related GBP-LIBOR Determination Date. If this rate does not appear on Reuters Page 3750 or on such comparable service as is customarily used to quote GBP-LIBOR, the rate for that GBP-LIBOR Determination Date will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity are offered by the Reference Banks at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that GBP-LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that GBP-LIBOR Determination Date will be the arithmetic mean of the rates quoted by prime banks in London, selected by the calculation agent, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date for loans in Pounds Sterling to leading European banks having the specified maturity. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period. For any GBP-LIBOR-based notes, interest due for any accrual period will be determined on an Actual/365 basis.

For this purpose:

•	“GBP-LIBOR Determination Date“ means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•	“Reference Banks“ means four major banks in the London interbank market selected by the administrator.

•

“Reuters Screen 3750 Page“ means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

•

“Settlement Day“ means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

EURIBOR. “EURIBOR”, for any accrual period, will be the rate for deposits in Euros having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date. If this rate does not appear on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR, the rate for that EURIBOR Determination Date will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity, are offered by Reference Banks at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market. The calculation agent will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the calculation agent, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date for loans in Euros to leading European banks having the applicable maturity. If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable accrual period will be EURIBOR in effect for the previous accrual period.

For all EURIBOR-based securities, interest due for any accrual period will be determined on an Actual/360 basis.

For this purpose:

•	“EURIBOR Determination Date“ means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•	“Reference Banks“ means four major banks in the Euro-zone interbank market selected by the administrator.

•

“Reuters Screen 248 Page“ means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

•

“Settlement Day“ means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

Commercial Paper Rate. If the reset rate notes bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N × D	× 100
360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If any class of notes bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “…Treasury Constant Maturities…Federal Reserve Board Release H.15…Mondays Approximately 3:45 p.m.,” under the column for:

•	If the Designated CMT Page is Reuters Screen FRBCMT Page, the rate on that interest determination date; or

•

If the Designated CMT Page is Reuters Screen 7052 Page, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT shown above and published in H.15(519).

•

If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•

If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If any class of notes bears interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on FedFunds1 under the heading “Federal Funds Rate”. The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

•

If the rate described above does not appear on FedFunds1 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•

If the rate described above does not appear on FedFunds1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

•

If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If any class of notes bears interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If any class of notes bears interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•

If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•

If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

•	If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Successor Service. When an interest rate or interest rate index is determined by reference to any display page provided by an information vendor, such as Reuters or Bloomberg, such page shall mean the display page so designated on the information vendor’s service or any successor service. A successor service shall mean the successor display page, other published source, information vendor or provider that has been selected by the administrator and published on the administrator’s website or if the administrator has not selected and published a successor service, the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or service.

Auction Rate. If any class of notes bears interest based on an auction rate, the auction rate will be determined as described in “Additional Information Regarding the Notes—Auction— Rate Notes.”

Other Indices. If the reset rate notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate notes.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of notes.

To the extent specified in any prospectus supplement, one or more classes of notes of the trust may have targeted scheduled distribution dates on which the notes will be paid in full or in part to the extent the trust is able to issue in sufficient amount additional notes in order to pay in full or in part the original notes issued by the trust. The proceeds of such additional notes, which may be issued publicly or privately, will be applied to pay the specified class of original notes in the manner set forth in the related prospectus supplement, and the additional notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

Credit Enhancement and Other Support

General

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

•	subordination of one or more classes of notes,

•	reserve accounts,

•	capitalized interest accounts,

•	cash capitalization or cash collateral accounts,

•	supplemental interest accounts,

•	investment premium purchase accounts,

•	investment reserve accounts,

•	overcollateralization,

•	letters of credit,

•	liquidity agreements,

•	pool insurance policies,

•	financial guaranty insurance policies or surety bonds,

•	repurchase bonds, or

•	any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

Subordination of Notes

If specified in the related prospectus supplement one or more classes of notes of a series may be subordinate notes. The rights of the holders of subordinate notes to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate notes in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Reserve Accounts

The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the specified reserve account balance will be distributed to noteholders.

Capitalized Interest Accounts

If specified in the related prospectus supplement, the depositor may deposit cash or eligible investments on the closing date into a capitalized interest account maintained by the indenture trustee for the purpose of providing additional available funds to pay interest on the notes for a limited time period following the closing date. Any amount remaining in the capitalized interest account at the end of such limited time period will be remitted as specified in the related prospectus supplement.

Cash Capitalization or Cash Collateral Accounts

If specified in the related prospectus supplement, the depositor may be required to deposit cash into a cash capitalization or cash collateral account maintained by the indenture trustee for the purpose of assuring the availability of funds to pay interest on the notes. Amounts in the cash capitalization or cash collateral account will be remitted as specified in the related prospectus supplement.

Supplemental Interest Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable distribution date, the indenture trustee, subject to sufficient available funds therefor, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the notes. Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.

Investment Premium Purchase Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable payment date, the indenture trustee, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par. Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

Investment Reserve Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, amounts may be required to be deposited into an investment reserve account to offset the effect of a downgrade of eligible investments in a related accumulation account. Such amounts will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to classes of subordinated notes. If there are insufficient available funds following any such deposit, principal payments to subordinated notes may be delayed.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate, to a limited extent, the amortization of one or more classes of notes relative to the amortization of the related trust student loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of notes. This acceleration feature creates overcollateralization, which is the excess of the total principal balance of the related trust student loans, over the principal balance of the related class or classes of notes. This acceleration may continue for the life of the related notes, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Letters of Credit

If specified in the related prospectus supplement, credit support for a series of notes may be provided by the issuance of a letter of credit by the bank or financial institution that is specified in such prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of notes will be set forth in the related prospectus supplement.

Liquidity Agreements

If specified in the related prospectus supplement, credit or liquidity support for a series of notes may be provided by advances made to the issuing entity by a liquidity provider(s) under the terms and conditions of a liquidity agreement(s). The amount, frequency and other material terms of any advances made by a liquidity provider to the issuing entity related to a series of notes will be set forth in the related prospectus supplement. Disclosure regarding the identity and description of the liquidity providers, to the extent required, will be presented in the related prospectus supplement. The related prospectus supplement will also disclose the amounts and priority of payment of reimbursements, to the extent applicable, to be made by the issuing entity to the liquidity provider(s) for advances made under the terms of the related liquidity agreement(s).

Pool Insurance Policies

If specified in the related prospectus supplement, a pool insurance policy for the trust student loans may be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related trust student loan is not covered by any guaranty agency or guarantor. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement. All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.

Financial Guaranty Insurance Policies or Surety Bonds

If specified in the related prospectus supplement, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer specified in such prospectus supplement. All required disclosure regarding the provider of such policy or bond will be presented in the related prospectus supplement.

Repurchase Bonds

If specified in the prospectus supplement, the depositor or servicer will be obligated to repurchase any trust student loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the trust student loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the servicer.

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments;

If so specified in the prospectus supplement relating to a series of notes, the related trust will enter into, or obtain an assignment of, one or more interest rate and/or currency swap agreements, cap agreements, floor agreements, collar agreements or liquidity agreements pursuant to which the trust will have the right to receive particular payments of interest or foreign currency, or other payments, as set forth or determined and as described in the related swap agreement, cap agreement or similar agreement, as applicable. The related prospectus supplement will describe the material terms of each such derivative agreement and the particular risks associated with the swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the series of notes also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB under the Securities Act), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB of the Securities Act.

Insolvency Events

Each trust agreement will provide that the trustee or eligible lender trustee, as applicable, may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all noteholders of the related series. In order to commence a voluntary bankruptcy, all noteholders must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream, Luxembourg or Euroclear.

Cede & Co., as nominee for DTC, will hold one or more global notes. Unless the related prospectus supplement provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see “Appendix H—Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the trustee or eligible lender trustee, as applicable, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Reset Rate Notes

Form and Denomination. Interests in the reset rate notes will be represented by one or more of the following types of global notes:

•	for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or

•	for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).

On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the trust will deposit:

•	a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

•

one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, Luxembourg, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream, Luxembourg.

On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.

Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary.

Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, Luxembourg as applicable, and their respective direct and indirect participants.

Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders’ interests are held indirectly through participants in European clearing systems.

The reset rate notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes. With respect to reset rate notes denominated in a non-U.S. Dollar currency, the administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate and denominations for each class of reset rate notes and a notice containing that information will also be published in a leading newspaper having general circulation in Luxembourg, which is expected to be d’Wort.

On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

Identification Numbers. Each related trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry settlement systems of a each class or reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non-U.S. Dollar denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non-U.S. Dollar denominated notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:

•

the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the notes and the administrator is unable to locate a successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these notes.

Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes. When DTC surrenders the definitive notes, the applicable trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive notes will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Noteholders

Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

Three or more noteholders of any series or one or more holders of notes of that series evidencing at least 25% of the notes balance of those notes may, by written request to the trustee or eligible lender trustee, as applicable, obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding their rights under the trust agreement or under the notes.

Reports to Noteholders

On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under “Servicing and Administration—Statements to Indenture Trustee and Trust” in this prospectus. If applicable, these statements and reports will be included with filings to be made with the SEC under the Securities Exchange Act of 1934 and the rules promulgated thereunder, as required. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See “U.S. Federal Income Tax Consequences” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trustee or eligible lender trustee, as applicable, on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee or trustee, as applicable, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts.

Accordingly:

•

A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

•

A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related trustee’s or eligible lender trustee’s, as the case may be, interest. A tax or other government lien on property of the seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the trustee or the eligible lender trustee, as applicable, in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the trustee or the eligible lender trustee, as applicable, free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the trustee or the eligible lender trustee, as applicable. The administrator will be required to maintain the perfected security interest status by filing all requisite continuation statements.

Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the trustee or the eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

•	purchased the student loans in the ordinary course of its business,

•	took possession of the student loans, and

•	acquired the student loans for new value and without actual knowledge of the related trustee’s or eligible lender trustee’s interest, as the case may be,

then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “Servicing and Administration—Servicer Covenants” in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

FFELP Loans. The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts. In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the U.S. Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Non-FFELP Loans. If the Private Credit Loans in any trust are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts. In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by SLM ECFC and its affiliates. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.

Student Loans Generally Not Subject to Discharge in Bankruptcy

FFELP loans and other student loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, the following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is general in nature and does not address issues that may be relevant to a particular holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in notes or currencies and traders that elect to mark-to-market their notes). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax), other than U.S. federal income tax considerations, that may be applicable to particular holders. Furthermore, this discussion assumes that holders hold notes as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion also assumes that, with respect to notes reflected on the books of a qualified business unit of a holder, such qualified business unit is a U.S. resident.

This discussion is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. There are no rulings or cases on similar transactions. Moreover, the administrator does not intend to request rulings with respect to the U.S. federal income tax treatment of the notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment. Each trust will be provided with an opinion of federal tax counsel regarding certain U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a note to any holder who is not a U.S. person. As used herein, “U.S. person” means a person that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

The U.S. federal income tax treatment of a partner in a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) that holds a note will depend, among other things, upon whether or not the partner is a U.S. person. Partners and partnerships should consult their tax advisors as to the particular federal income tax consequences applicable to them.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

For purposes of this discussion, references to the trust, the notes and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes and related terms, parties and documents applicable to that trust. References to a holder of a note generally are deemed to refer to the beneficial owner of the note.

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Notes In General

Treatment of the Notes as Indebtedness. Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes. The consequences of the notes being treated as debt for U.S. federal income tax purposes are described below. Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Noteholders are strongly encouraged to consult with their own tax advisors regarding the possibility that the notes could be treated as equity interests.

Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes.

Original Issue Discount. Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount (“OID”). Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated notes as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. Unless otherwise stated herein, the discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to OID, except as described below. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

A note will be treated as issued with OID if the excess of the note’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to one-fourth of 1 percent of the note’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the “prepayment assumption,” if any, used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of “qualified stated interest.” Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note. Any de minimis OID must be included in income as principal payments are received on the notes in the proportion that each such payment bears to the original principal balance of the note. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

If the notes are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

Holders of the notes are strongly encouraged to consult with their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID. In the event a holder purchases a note issued with OID at an acquisition premium—that is, at a price in excess of its “adjusted issue price” but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than “qualified stated interest” payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

Market Discount. The notes, whether or not issued with OID, may be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Disposition” below.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a holder purchases a note at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under “—Market Discount” over the remaining term of the note, using the prepayment assumption, if any. A holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Election to Treat all Interest as OID. A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under “—Original Issue Discount.” This election will generally apply only to the specific note for which it was made. It may not be revoked without the consent of the IRS. Holders are strongly encouraged to consult with their own tax advisors before making this election.

Sale or Other Disposition. If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

Waivers and Amendments. An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax Consequences to Foreign Investors. The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons. The term “foreign person” means any person other than a U.S. person, as defined above. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the notes.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person:

•

is not actually or constructively a “10 percent shareholder” of SLM Corporation or a “controlled foreign corporation” with respect to which SLM Corporation is a “related person” within the meaning of the Code, and

•

provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person’s name and address. For beneficial owners that are individuals or entities treated as corporations, this certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see “Appendix H—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements” in this prospectus.

Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a U.S. social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the noteholder, or the proceeds from the sale or other disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder’s federal income tax liability.

Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Notes

The discussion under this heading addresses the U.S. federal income tax consequences to a holder (which, as stated above, is assumed to be a U.S. person for purposes of this discussion) whose functional currency is the U.S. dollar of the ownership and disposition of notes denominated in a currency other than U.S. dollars (“foreign exchange notes”), such as reset rate notes in foreign exchange mode.

With respect to currencies other than U.S. dollars, currency gains and losses are generally subject to special timing and characterization rules. Such rules, however, will not apply to a holder who enters into a “qualified hedging transaction.” A qualified hedging transaction is an integrated economic transaction consisting of a “qualifying debt instrument,” as defined in section 1.988-5(a)(3) of the Treasury regulations, and a “section 1.988-5(a) hedge,” as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, a qualified hedging transaction, if properly identified as an integrated economic transaction by either the U.S. holder or the IRS, is treated as a single transaction for U.S. federal income tax purposes, the effect of which is to treat a holder as owning a U.S. dollar denominated synthetic debt instrument. See “—Tax Consequences to Holders of Notes In General” above. For purposes of the discussion that follows, it is assumed that qualified hedging transactions will not be entered into with respect to foreign exchange notes.

A holder of a foreign exchange note who uses the cash method of accounting will be required to include in income the U.S. dollar value of the applicable currency denominated interest payment determined on the date the payment is received by using the spot rate for that date regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value of the applicable currency will be the holder’s tax basis in such currency.

A holder of a foreign exchange note who uses the accrual method will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a foreign exchange reset rate note during the applicable accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year.

A holder of a foreign exchange note who uses the accrual method may elect to translate interest income into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period or taxable year, the spot rate on the date of receipt (“spot accrual convention”; the amount of such translated interest income is referred to below as the “translated amount”). A holder of a foreign exchange note that makes such an election must apply it consistently to all debt instruments held by such holder at the beginning of the first taxable year to which the election applies or thereafter acquired by such holder and cannot change the election without the consent of the IRS.

In either of the two cases described in the preceding two paragraphs, an accrual method holder will, in addition, recognize ordinary income or loss with respect to the accrued interest amount on the date the payment in respect of such interest amount (including a payment upon the sale, exchange or retirement of a foreign exchange note) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the applicable currency denominated payment received, determined on the date the payment is received by using the spot rate for that date, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as discussed above.

A holder’s tax basis in a foreign exchange note will be the U.S. dollar value of the applicable currency denominated amount paid for such note determined on the date of its purchase. A holder of a foreign exchange note who purchases a foreign exchange note with previously owned non-U.S. dollar currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder’s tax basis in the applicable currency and the U.S. dollar fair market value of the foreign exchange note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign exchange note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions. As noted above, a holder of a foreign exchange note who uses the cash method of accounting will determine the holder’s interest income inclusion using the spot rate on the date of payment. In addition, currency gains or losses with respect to the principal balance of the foreign exchange notes will be recognized in amounts equal to the difference between:

•

the U.S. dollar value of the applicable currency denominated principal balance determined on the date such payment is received or the foreign exchange note is disposed of by using the spot rate for the date of receipt or disposition, and

•	the U.S. dollar value of such currency denominated principal balance determined on the date the holder acquired the foreign exchange note by using the spot rate for the date of acquisition.

In the case of an accrual method taxpayer, gain or loss attributable to fluctuations in exchange rates will equal the sum of:

•

the difference between: (1) the U.S. dollar value of the applicable currency denominated principal balance of the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the rate for the date of receipt or disposition, and (2) the U.S. dollar value of such currency denominated principal balance of the foreign exchange note, determined on the date the holder acquired such note, by using the spot rate for the date of acquisition, and

•

the difference between: (1) the U.S. dollar value of the payment of any accrued interest on the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the date of receipt or disposition, and (2) the translated amount.

The non-U.S. dollar currency gain or loss will be recognized only to the extent of the total gain or loss realized by a holder of a foreign exchange note on the sale, exchange or retirement of such note. Any non-U.S. dollar currency gain or loss recognized by a holder will be treated as U.S. source gain or loss. Any gain or loss realized by such a holder in excess of the non-U.S. dollar currency gain or loss will generally be capital gain or loss. Holders who realize a loss on the sale, exchange or other disposition of their foreign exchange notes (including a loss realized upon a mandatory tender of such notes on a reset date) and who repurchase such notes within 30 days should be aware that their ability to recognize the loss might be limited by section 1091 of the Code.

For U.S. federal income tax purposes, the stated redemption price at maturity of the foreign exchange notes is not expected to equal or exceed by more than a de minimis amount the issue price thereof and, therefore, the foreign exchange notes are not expected to be issued with OID. See “—Tax Consequences to Holders of Notes in General” above for a discussion of the meaning of “stated redemption price at maturity,” “issue price” and de minims amount” for such purposes. In the unlikely event that, contrary to the foregoing conclusion, the foreign exchange notes were treated as issued with OID, such OID would be determined for any accrual period in the relevant currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis. Likewise, upon receipt of payment attributable to OID (whether in connection with a payment of principal or the sale, exchange or retirement of a foreign exchange note), a holder will recognize exchange gain or loss to the extent of the difference between the U.S. dollar value of such payment (determined by translating any non-U.S. dollar denominated amount received at the spot rate on the date of payment) and such holder’s basis in the accrued OID (determined in the same manner as for accrued interest). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions.

Except with respect to a holder who does not elect to amortize bond premium under section 171 of the Code, any bond premium on a foreign exchange note will be determined for an accrual period in the applicable currency, and such amount will reduce (in units of the relevant currency) the amount of interest income that the holder would otherwise report with respect to such notes. As described above, a holder who uses the cash method of accounting would translate interest income based on the spot rate on the date of receipt, and a U.S. holder who uses the accrual method of accounting would translate interest income based on the average exchange rate for the accrual period, unless such holder elected to use the spot accrual convention. Additionally, exchange gain or loss will be recognized with respect to bond premium by treating the portion of the premium amortized in an accrual period as a return of principal.

Market discount on a foreign exchange note is also determined in the applicable currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder of a foreign exchange note who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount in the same manner as interest income accrued by a holder on the accrual basis. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a foreign exchange note received by a holder on the accrual basis.

For a discussion of U.S. federal income tax consequences to non-U.S. holders of a note denominated in a currency other than U.S. dollars, see “—Tax Consequences to Holders of Notes in General—Tax Consequences to Foreign Investors” above.

Reportable Transaction Disclosure Statement. Pursuant to Treasury regulations, any taxpayer who has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year in which the taxpayer participated in the reportable transaction. Reportable transactions include transactions that produce a foreign exchange loss of at least $50,000, for taxpayers that are individuals or trusts, or higher amounts, for certain other non-individual taxpayers. If a holder of foreign exchange notes recognizes a foreign exchange loss that exceeds the threshold amounts for that holder, he or she might be required to report such loss on IRS form 8886. Holders are strongly encouraged to consult with their own tax advisors concerning the implications of the reportable transaction disclosure requirements in light of their particular circumstances.

Special Tax Consequences to Holders of Auction Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the auction procedure for setting the interest rate and other terms of auction rate notes. For a general discussion of the U.S. federal income tax accounting treatment applicable to holders of auction rate notes, holders should refer to “—Tax Consequences to Holders of Notes in General” above.

Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and reissuance of the notes under applicable Treasury regulations. Accordingly, a holder of an auction rate note will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining OID thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing OID solely because interest rates are set under the auction procedure, although OID could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate notes.

If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate note in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

Special Tax Consequences to Holders of Reset Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

In General. As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars (“foreign exchange reset rate notes”) are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars (“U.S. dollar reset rate notes”) will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion under “—Possible Alternative Treatment of the Reset Rate Notes” below, a non-tendering holder of a U.S. dollar reset rate note will not realize gain or loss if the note continues to be denominated in U.S. dollars, and such note will be deemed to remain outstanding until the note is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the note will be treated as retired and reissued upon such reset.

Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining OID thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).

If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, OID, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

Tax Accounting for Holders of the Reset Rate Notes. For a discussion of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to “—Tax Consequences to Holders of Notes in General” above, and for a discussion of the U.S. federal income tax accounting treatment of foreign exchange reset rate notes, holders of such notes should refer to “—Special Tax Consequences to Holders of Non- U.S. Dollar Denominated Notes” above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion under “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above are correct but is subject to the discussion under the heading “—Possible Alternative Treatment of the Reset Rate Notes” below.

Possible Alternative Treatment of the Reset Rate Notes. There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed under the heading “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing will result in the material modification of such notes and will give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations. See “—Special Tax Consequences to Holders of Auction Rate Notes” above for a discussion of such regulations.

It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating OID. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Treasury regulations governing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency may apply to the reset rate notes under this alternative characterization. The rules set forth in these regulations are complex and their potential application to the reset rate notes is not clear. Holders are strongly encouraged to consult with their own tax advisors regarding the tax treatment of the reset rate notes if the reset rate notes were recharacterized in the manner described in this paragraph.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

The European Union has adopted a Directive regarding the taxation of savings income. Member states of the European Union (“Member States”) are required to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg have instead opted to impose a withholding system for a transitional period unless during such period they elect otherwise.

The withholding tax provisions of the Directive could apply to payments on notes made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the related trust, the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.

* * *

The federal and state tax discussions described above may not be applicable depending upon each holder’s particular tax situation. Prospective purchasers are strongly encouraged to consult with their own tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA;

•	certain other retirement plans and arrangements described in Section 4975 of the Code, including:

1.	individual retirement accounts and annuities,

2.	Keogh plans,

3.	collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code, and

4.	any other entity whose assets are deemed to be “plan assets” as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

•	persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

The term “Plans” includes the plans and arrangements listed in the first two bullet points above.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of any other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the trustee, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, the auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

Under regulations issued by the Department of Labor called the “Plan Asset Regulations”, if a Plan makes an “equity” investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.

Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan

Asset Regulations. However, without regard to this characterization of the notes, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee or certain of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions.

Included among the administrative exemptions are the following exemptions:

•	Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

•	PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.

There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the Department of Labor.

These administrative and statutory exemptions may not apply with respect to any particular Plan’s investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, the swap provider or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is eligible for one or more statutory, regulatory or administrative exemptions.

* * *

A Plan fiduciary considering the purchase of the notes of a given series is strongly encouraged to consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences. Each Plan fiduciary also should determine whether, under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, also considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

SLM Funding LLC, as the originator of each trust and the depositor, has filed with the SEC a registration statement for the notes under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement.

You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at: 100 First Street, N.E., Washington, D.C. 20549, or at the SEC’s regional offices.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 First Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-732-0330.

The registration statement may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov. The Securities Act file number for this registration statement is 333-141930.

REPORTS TO NOTEHOLDERS

The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the notes. However, these reports may be viewed at sponsor’s website: http://www.salliemae.com/investors/debtasset/slmsltrusts/. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

So long as it is required to do so, the trust will cause the administrator to file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reports concerning the trust are required to be delivered to the holders of the notes. These reports include (but are not limited to):

•

Reports on Form 8-K (Current Report), following the issuance of the series of notes of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

•

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•

Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Each trust will have a separate Central Index Key assigned by the SEC for the trust. Reports filed with respect to a trust with the SEC after the prospectus supplement is filed will be available under that trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor shown above.

INCORPORATION OF DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to SLM Funding LLC, in care of Corporate and Investor Relations, Sallie Mae, Inc., 12061 Bluemont Way, V3419, Reston, Virginia 20190. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

The depositor, SLM, ECFC and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and/or a separate placement agreement for the notes of that series. Under the underwriting agreement, the depositor will agree to cause the related trust to issue to the depositor, the depositor will agree to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the notes for sale directly.

Underwriters may offer the notes to potential investors in person, by telephone, over the internet or by other means.

Each prospectus supplement will either:

•	show the price at which each class of notes is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

•

specify that the notes will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes, the offering prices and concessions may be changed.

Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If an underwriter creates a short position in the notes in connection with the offering—that is, if it sells more notes than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing notes in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases notes in the open market to reduce the underwriters’ short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.

In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the notes to the extent that it discourages resales of the notes.

Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the notes but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the notes offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by SLM Corporation or its affiliate after its exercise of the related call option with respect to that class.

In connection with any remarketing of a class of reset rate notes, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

If SLM Corporation or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Each underwriting agreement will provide that the depositor and SLM ECFC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from one or more of the underwriters.

Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the notes will appear in the related prospectus supplement.

The Remarketed Notes were originally underwritten by the applicable underwriters upon initial issuance, but the applicable remarketing agents will not re-underwrite such Remarketed Notes. See “Description of the Notes—Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” for a description of the applicable remarketing procedures and the role of the remarketing agents.

LEGAL MATTERS

Michael E. Sheehan, Senior Vice President and General Counsel of SLM Corporation or any Deputy General Counsel or Associate General Counsel of Sallie Mae, Inc., as counsel to SLM ECFC, any other affiliates of SLM Corporation who are selling loans to the trust, the administrator, the servicer and the depositor, and McKee Nelson LLP as special counsel to SLM

ECFC, any other sellers, the administrator, the sponsor, the servicer and the depositor, will give opinions on specific matters for the trust, the applicable sellers, the depositor, the servicer and the administrator.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

Federal Family Education Loan Program

General

The Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guaranty agency against:

•	default of the borrower;

•	the death, bankruptcy or permanent, total disability of the borrower;

•	closing of the borrower’s school prior to the end of the academic period;

•	false certification by the borrower’s school of his eligibility for the loan; and

•	an unpaid school refund.

In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guaranty agencies to reimbursement from the U.S. Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of student loans are currently authorized under the Higher Education Act:

•	Subsidized Stafford Loans to students who demonstrate requisite financial need;

•	Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•	Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

•	Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.

Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Recent Legislative Developments

On May 21, 2008, the Department of Education announced that it will implement a program under the recently enacted “Ensuring Continued Access to Student Loan Act of 2008” (P.L. 110-227) to purchase certain FFELP loans and to provide liquidity to FFELP lenders. Under the program, the Department of Education will purchase, until September 30, 2009, eligible FFELP loans originated between May 1, 2008 and June 30, 2009 at a purchase price equal to the sum of (i) par value, (ii) accrued interest (net of special allowance payments), (iii) the 1% origination fee paid to the Department of Education, and (iv) a fixed amount of $75.00 per loan. Also, the Department of Education will provide liquidity until September 30, 2009 by purchasing participation interests in pools of eligible FFELP loans at a price that will yield the Department of Education the commercial paper rate plus 50 basis points. Details of the program will be available in the Federal Register.

Legislative Matters

The FFELP is subject to comprehensive reauthorization every 5 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Reconciliation Act of 2005, which was signed into law February 8, 2006 as part of the Deficit Reduction Act, Public Law 109-171. The 2005 reauthorization extends the Department of Education’s authority to provide federal insurance on loans, make subsidized loans and make consolidation loans through September 30, 2012. Several provisions of the Higher Education Act governing the FFELP were also amended, including (i) an increase in the annual Stafford loan limits for first and second year undergraduate students, (ii) the reduction of reimbursement due to servicers deemed as exceptional performers from 100% to 99%, (iii) requiring lenders to pay the Department of Education interest paid by borrowers that exceed the special allowance support levels applicable to such loans, (iv) deferment eligibility for a borrower who is on active military or other qualifying service duty, (v) the increase in forgiveness amounts for certain teachers and (vi) the availability of PLUS loans to graduate and professional students.

On September 27, 2007, the President of the United States signed the “College Cost Reduction and Access Act of 2007”, Public Law 110-84, into law, which, by amending the Higher Education Act of 1965, eliminates certain government subsidies to education lenders. The legislation also includes provisions that: (1) phase in cuts in the interest rate charged to undergraduate student borrowers on subsidized FFELP loans from 6.8%, which rate became effective in July 2006, to 3.4%, in July 2012, (2) reduce the Federal Family Education Loan Program lender insurance percentage to 95% of the unpaid balance of such FFELP loans disbursed on or after October 1, 2012, (3) reduce special allowance payments made to FFELP lenders and (4) eliminate the “exceptional performance” status for lenders, servicers and guaranty agencies as of October 1, 2007.

The Department of Education amended the FFELP regulations on November 1, 2007.

In 1993, Congress created the William D. Ford Federal Direct Loan Program (“FDLP”) pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

The Higher Education Amendments of 1998 extended the principal provisions of the FFELP and the FDLP to October 1, 2004, which was extended through federal fiscal year 2005 by Public Law 108-366. The 1998 reauthorization, as modified by the Ticket to Work and Work Incentives Improvement Act of 1999, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3% (1.7% during in-school and grace periods) and the lender’s rate after special allowance payments to the 91-day Treasury bill rate plus 2.8% (2.2% during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1%.

The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34% (1.74% during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

The Consolidated Appropriations Act of 2001 changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

Public Law 107-139, dated February 8, 2002, amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

Other amendments since the 1998 reauthorization include Public Law 108-98, dated October 10, 2003, Public Law 108-409, dated October 30, 2004, and the Third Higher Education Extension Act of 2006, Public Law 109-292, dated September 30, 2006.

We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.

Eligible Lenders, Students and Educational Institutions

Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

•	is a United States citizen, national or permanent resident;

•	has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

•	is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

•	meets the financial need requirements for the particular loan program.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the U.S. Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents’ and student’s financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student’s cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student’s costs to attend the institution to determine the student’s need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student’s “unmet need” is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the U.S. Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans

From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00 through 09/30/07	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans

From 10/01/07 and after	1.19% for Stafford Loans that are In-School, Grace or Deferment
1.79% for Stafford Loans that are in Repayment and PLUS
2.09% for Consolidation Loans

For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.

Special allowance payments are available on variable rate PLUS Loans and SLS Loans only if the variable rate, which is reset annually, exceeds the applicable maximum borrower rate. The variable rate is based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day Treasury bill for loans made on or after July 1, 1998. The maximum borrower rate for these loans is between 9% and 12%. Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on and after January 1, 2000 was repealed.

Fees

Origination Fee. An origination fee must be paid to the Department of Education for all Stafford and PLUS Loans originated in the FFELP. An origination fee is not paid on a Consolidation Loan. A 3% origination fee must be deducted from the amount of each PLUS Loan.

An origination fee may be, but is not required to be, deducted from the amount of a Stafford Loan according to the following table:

Date of First Disbursement	Maximum Origination Fee
Before 07/01/06	3.0%
From 07/01/06 through 06/30/07	2.0%

From 07/01/07 through 06/30/08	1.5%
From 07/01/08 through 06/30/09	1.0%
From 07/01/09 through 06/30/10	0.5%
From 07/01/10 and after	0.0%

Federal Default Fee. A federal default fee up to 1% (previously called an insurance premium) may be, but is not required to be, deducted from the amount of a Stafford or PLUS Loan. A federal default fee is not deducted from the amount of a Consolidation Loan.

Lender Loan Fee. A lender loan fee is paid to the Department of Education on the amount of each loan disbursement of all FFELP loans. For loans disbursed from October 1, 1993 to September 30, 2007, the fee was 0.50% of the loan amount. The fee increased to 1% of the loan amount for loans disbursed on or after October 1, 2007.

Loan Rebate Fee. A loan rebate fee of 1.05% is paid annually on the unpaid principal and interest of each Consolidation Loan disbursed on or after October 1, 1993. This fee was reduced to 0.62% for loans made from October 1, 1998 to January 31, 1999.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provides for:

•	federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

•	federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers’ making interest payments; and

•	special allowance payments representing an additional subsidy paid by the Department of Education to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance”.

Interest. The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
			before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06 through 06/30/08	6.8%	N/A	N/A
From 07/01/08 through 06/30/09	6.0% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate subsidized loans	6.0%, 6.8%	N/A
From 07/01/09 through 06/30/10	5.6% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	5.6%, 6.8%	N/A
From 07/01/10 through 06/30/11	4.5% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	4.5%, 6.8%	N/A
From 07/01/11 through 06/30/12	3.4% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	3.4%, 6.8%	N/A
From 07/01/12 and after	6.8%	6.8%	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate

and

•	the sum of

•	the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

•	the applicable interest rate margin.

Interest Subsidy Payments. The U.S. Department of Education is responsible for paying interest on Subsidized Stafford Loans:

•	while the borrower is a qualified student,

•	during the grace period, and

•	during prescribed deferment periods.

The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferment periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

•	satisfaction of need criteria, and

•	continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the U.S. Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

Loan Limits. The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Higher Education Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students			Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Subsidized and Unsubsidized on or after 7/1/07	Subsidized and Unsubsidized on or after 7/1/08	Additional Unsubsidized only on or after 7/1/94	Additional Unsubsidized only on or after 7/1/07	Additional Unsubsidized only on or after 7/1/08	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$2,625	$3,500	$5,500	$4,000	$4,000	$4,000	$9,500
2nd year	$3,500	$4,500	$6,500	$4,000	$4,000	$4,000	$10,500
3rd year and above	$5,500	$5,500	$7,500	$5,000	$5,000	$5,000	$12,500
Graduate (per year)	$8,500	$8,500	$8,500	$10,000	$12,000	$12,000	$20,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$31,000	$23,000	$23,000	$26,500	$57,500
Graduate (including undergraduate)	$65,500	$65,500	$65,500	$73,000	$73,000	$73,000	$138,500

For the purposes of the table above:

•	The loan limits include both FFELP and FDLP loans.

•

The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•

Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

•	Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

•	The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment. Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate FFELP loans totaling more than $30,000 in principal and unpaid interest are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts. Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. Outlined in the table below are the maximum repayment periods available based on the outstanding FFELP indebtedness.

Outstanding FFELP Indebtedness	Maximum Repayment Period
$7,500-$9,999	12 Years
$10,000-$19,999	15 Years
$20,000-$30,000	20 Years
$30,001-$59,999	25 Years
$60,000 or more	30 Years

Note: Maximum repayment period excludes authorized periods of deferment and forbearance.

In addition to the outstanding FFELP indebtedness requirements described above, the Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Higher Education Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment. The 2007 legislation introduces an income-based repayment plan on July 1, 2009 that a student borrower may elect during a period of partial financial hardship and have annual payments that do not exceed 15% of the amount by which adjusted gross income exceeds 150% of the poverty line. The Secretary repays or cancels any outstanding principal and interest under certain criteria after 25 years.

Grace Periods, Deferment Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be postponed:

•	while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

•	when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of three years; or

•	when the lender determines that repayment will cause the borrower “economic hardship”, as defined in the Higher Education Act, subject to a maximum deferment of three years.

For loans with a disbursement made on or after July 1, 2001, a borrower who is serving on active military duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency is eligible for deferment for up to three years. Math, science and special education teachers, with loans disbursed on or after October 1, 1998 are now eligible for increased forgiveness amounts of up to $17,500.

Interest that accrues during a deferment is paid by the U.S. Department of Education for Subsidized Stafford Loans or deferred and capitalized for Unsubsidized Stafford Loans.

The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized. When a borrower ends forbearance and enters repayment, the account is considered current.

PLUS and SLS Loan Programs

The Higher Education Act authorizes (i) PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and (ii) previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents or graduate or professional students who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits. PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest. The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate

and

•	the sum of:

•	the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,

and

•	the applicable interest rate margin.

Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

•	the borrower rate is set at the maximum borrower rate and

•	the sum of the average of the bond equivalent rates of 91-day Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on or after January 1, 2000 was repealed.

Repayment; Deferments. Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Higher Education Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to any eligible borrower who has eligible student loans. Under limited circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Prior to July 1, 2006, married couples who agreed to be jointly and severally liable could apply for one Consolidation Loan. In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9% for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25%.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46%, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3%. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25%. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64% for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education. All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.

No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay an origination fee to the Department of 0.50% on principal of Consolidation Loans disbursed and a monthly rebate fee to the Department at an annualized rate of 1.05% on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been disbursed. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guaranty Agencies under the FFELP

Under the FFELP, guaranty agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.

Guaranty agencies also guarantee lenders against default. For loans made prior to October 1, 1993, lenders are insured against default for 100% of principal and accrued interest. For loans disbursed from October 1, 1993 through June 30, 2006, lenders are insured against default for 98% of principal and accrued interest. For loans disbursed on or after July 1, 2006, lenders are insured against default for 97% of principal and accrued interest.

The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guaranty agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 30 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

FFELP loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guaranty agency which guaranteed that loan and that agency then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Student loans are discharged if the borrower dies or becomes totally and permanently disabled. A physician must certify eligibility for discharge due to disability. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment. Effective January 29, 2007, discharge eligibility was extended to survivors of eligible public servants and certain other eligible victims of the September 11, 2001 terrorist attacks on the United States.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund. Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower’s eligibility for the loan was falsely certified as a result of a crime of identity theft.

Rehabilitation of Defaulted Loans

The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the guarantor must have received reasonable and affordable payments for 12 months (reduced to 9 payments in 10 months effective July 1, 2006), and then the borrower may request that the loan be rehabilitated. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

In addition to providing the primary guarantee on FFELP loans, guaranty agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement

Loan Processing and Origination Fee	0.40% of the principal amount guaranteed, paid by the U.S. Department of Education

Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the U.S. Department of Education

Source	Basis
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund

Collection Retention Fee	16% of the amount collected on loans on which reinsurance has been paid (10% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

The Higher Education Act requires guaranty agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor’s property and is not subject to strict limitations on its use.

U.S. Department of Education Oversight

The Secretary of Education has oversight powers over guarantors. If the U.S. Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department’s obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

Recent Developments

For each series of notes, the related prospectus supplement will describe any recent developments that are material to your class of notes.

APPENDIX B

Undergraduate and Graduate Loan Programs

The Signature Student Loans® (“Signature Student Loans”) and the EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom Program loans (collectively, “EXCEL Loans”) provide private supplemental funding for undergraduate, graduate, and health professional students. The Signature Student Loan and EXCEL Loan programs are referred to collectively as the “Undergraduate and Graduate Loan Programs.” Since the inception of the Signature Student Loan program and since 1999 for the EXCEL Loan program, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements. The eligibility requirements for Undergraduate and Graduate Loan Programs are as follows:

•	Be enrolled or admitted at least half-time at a college or university eligible for the loan.

Note: An eligible school for the Signature Student Loan program and EXCEL Loan program is a 4- or 5-year college or university that also is eligible under the Federal Family Education Loan Program. Trade schools and 2-year schools generally are not eligible for a Signature Student Loan or EXCEL Loan. In addition, students in certificate programs are not eligible for these loan programs unless the student has already obtained a Bachelor’s Degree and is furthering his or her education through a certificate program.

•

In the case of the Signature Student Loan program, be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

•	In the case of the EXCEL Loan program, be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•	Have all outstanding student loans in good standing (i.e., not in default).

•	Meet established credit requirements (including in some cases debt-to-income tests).

•	In most cases, be 18 years or older or apply with a creditworthy co-borrower with certain exceptions, including in the case of Signature Student Loans:

•	Nebraska residents must be 19 years old.

•	Alabama (AL) residents attending an AL school must be 17 years old, while AL residents attending a school outside of AL must be 19 years old.

•	For the EXCEL Loan program, have a valid U.S. social security number.

Interest.

Signature Student Loans. The interest rate for a Signature Student Loan depends on the date of disbursement and period of enrollment. The borrower’s interest rate on a Signature Student Loan is variable and currently ranges from T-Bill plus 3.10% to T-Bill plus 3.50% and from prime rate minus 0.50% to prime rate plus 6.5%. For loans first disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October. For loans first disbursed on or after June 1, 2004, the borrower’s interest rate resets monthly on the first day of each month. The margin may be based on whether there is a co-borrower and/or the borrower or co-borrower’s credit history. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history. If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for Signature Student Loans disbursed before June 1, 2004 is equal to the lesser of:

•	The maximum borrower interest rate allowed by law,

and

•	The sum of

•

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

•	or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date, and

•	the applicable interest rate margin,

and is

•	Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for Signature Student Loans disbursed on or after June 1, 2004 is equal to the lesser of:

•	The maximum borrower interest rate allowed by law,

and

•	The sum of

•	the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

•	the applicable interest rate margin,

and is

•	Rounded to the nearest one-eighth (0.125) of one percent.

EXCEL Loans. The borrower’s interest rate on EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate. Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on or about the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.

If specified in the related promissory note, borrowers are permitted to change their interest rate option from the monthly variable interest rate to the annual variable (or vice versa) by notifying Sallie Mae by July 1, with an effective date of August 1. These loans are referred to as “Adjustable Period Loans.” A change of the borrower’s interest rate option at any other time may be granted with the consent of Sallie Mae, Inc. for a fee generally equal to 3.00% of the outstanding principal of the related student loan. The amount of any such fee will be capitalized as principal of the applicable trust student loan and included in the pool balance.

The spreads for interest rate for EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%. All interest rates for EXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

Signature Student Loan program. Borrowers typically begin to repay principal on a Signature Student Loan after the applicable grace period, which is usually six months after graduation or when the borrower falls below half-time enrollment at an eligible school. For borrowers with an eligible health student deferment, repayment begins six months after the deferment ends. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:

•	At commencement of repayment.

•	Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

•	Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•	At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins. The Signature Student Loan program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding Signature Student Loan Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months)
$20,000-$40,000	20 years (240 months)
Greater than $40,000	25 years (300 months)

Under the Signature Student Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.

EXCEL Loan program. Borrowers typically begin to repay an EXCEL Loan 4  1/2 years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier. Borrowers may make an election upon applying for an EXCEL Loan to either:

•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.

Interest that accrues on an EXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The EXCEL Loan program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the EXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.

The Undergraduate and Graduate Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest. In general, forbearance is used most heavily when a loan first enters repayment. However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Undergraduate and Graduate Loan Programs have taken advantage of this option. When a borrower ends forbearance and enters repayment, the account is considered current. Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement and when the loan enters repayment. For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is added to the requested loan amount. For loans disbursed prior to the 1999/2000 Academic Year, the disbursement fee was 6%. For loans disbursed during or after the 1999/2000 Academic Year, the disbursement fee is based on the borrower’s and/or co-borrower’s credit and ranges from 0% to 6%. The repayment fee or some portion of the repayment fee may be added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. The repayment fee is based on the borrower’s and/or the co-borrower’s credit rating as well as loan losses on similarly situated loans. It currently ranges from 0% to 3%.

The Undergraduate and Graduate Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX C

Law Loan Programs

LAWLOANS®, LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans, (“LAWLOANS”) and LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, EXCEL Grad Extension Loan(SM) and B&B EXCEL Custom loans (“LawEXCEL Loans”) provide private supplemental funding for law school students. The LAWLOAN and LawEXCEL Loan programs are referred to collectively as the “Law Loan Programs.” Since late 1996, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed all application and origination functions for these loan programs.

Eligibility Requirements. The eligibility requirements for Law Loan Programs are as follows:

•

Be currently enrolled or admitted at least half-time at in a degree-granting program at an American Bar Association accredited law school program, and for an EXCEL Grad Extension Loan, must be in the final year of a law program.

•

In the case of the LAWLOAN programs, be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

•	In the case of the LawEXCEL Loan programs, be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•	Have all outstanding student loans in good standing (i.e., not in default).

•	Meet established credit requirements.

•	For a LAWLOAN Bar Study Loan, the borrower also must be sitting for the bar exam no later than nine (9) months after graduation.

•	For the LawEXCEL Loan program, have a valid U.S. social security number.

Interest.

LAWLOANS. The interest rate for a LAWLOAN depends on the date of disbursement and the period of enrollment. The borrower’s interest rate on a LAWLOAN is variable and ranges from T-Bill plus 3.25% to T-Bill plus 3.50% and Prime Rate minus 0.50% to Prime Rate plus 6.0%. For loans disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October. For loans disbursed on or after June 1, 2004, the borrower’s interest rate resets monthly on the first day of each month. The interest rate margin on a LAWLOAN may be based on whether there is a co-borrower and/or the borrower or co-borrower’s credit history. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history. If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for LAWLOANS disbursed before June 1, 2004 is equal to the lesser of:

•	The maximum borrower interest rate allowed by law,

and

•	The sum of

•

either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result, as the “bond equivalent” rate of the most recent auction,

•	or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the change date, and

•	the applicable interest rate margin,

and is

•	Rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for LAWLOANS disbursed on or after June 1, 2004 is equal to the lesser of:

•	The maximum borrower interest rate allowed by law

and

•	The sum of

•	the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and

•	the applicable interest rate margin,

and is

•	Rounded to the nearest one-eighth (0.125) of one percent.

LawEXCEL Loans. The borrower’s interest rate on LawEXCEL Loans can be a monthly variable or annual variable rate. Both interest rates are based on the Prime Rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on or about the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for LawEXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%. All interest rates for LawEXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

LAWLOANS. Borrowers typically begin to repay principal on a LAWLOAN after the applicable grace period, which is usually nine months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment and economic hardship. Interest will capitalize:

•	At commencement of repayment.

•	Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•	At the end of each hardship forbearance period.

In general, each loan must be scheduled for full repayment over a period of not more than 25 years after repayment begins. The LAWLOANS Program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding LAWLOANS Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months)
$20,000-$40,000	20 years (240 months)
Greater than $40,000	25 years (300 months)

Under the LAWLOANS Program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.

LawEXCEL Loans. Borrowers typically begin to repay a LawEXCEL Loan 4 1/2 years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier. Borrowers may make an election upon applying for a LawEXCEL Loan to either:

•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.

Interest that accrues on a LawEXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total LawEXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the LawEXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The LawEXCEL Loan program currently requires a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Law Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest. In general, forbearance is used most heavily when a loan first enters repayment. However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Law Loan Programs have taken advantage of this option. When a borrower ends forbearance and enters repayment, the account is considered current. Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement and when the loan enters repayment. For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For LAWLOANS disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. The disbursement fee is based on the borrower and/or co- borrower’s credit tier and currently ranges from 0% to 11.5%. For LawEXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 8%. For LAWLOANS and LawEXCEL Loans, the repayment fee or some portion of the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. The repayment fee is based on the borrower’s or the co-borrower’s credit rating as well as loan losses on similarly situated loans. It currently ranges from 0% to 8%.

The Law Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX D

MBA Loan Programs

The MBA Loans® (“MBA Loans”) and MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom loans (“MBA EXCEL Loans”) provide private supplemental funding for students enrolled in a graduate business program. The MBA Loans and MBA EXCEL Loans programs are referred to collectively as the “MBA Loan Programs.” Since 1996 for new, non-serial loans and, since 1999 for all loans, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements. The eligibility requirements for the MBA Loan Programs are as follows:

•	Be currently enrolled or admitted (including less than half-time students) in an approved graduate business program.

•

Be a U.S. citizen, national, or permanent resident without conditions and with proper evidence of eligibility; international students may apply with a creditworthy U.S. citizen or permanent resident co-borrower.

•	Meet established credit requirements.

•	For the MBA EXCEL Loan program, have a valid U.S. social security number.

•	In most cases, be 18 years or older or apply with a creditworthy co-borrower with certain exceptions, including in the case of MBA Loans:

•	Nebraska residents must be 19 years old.

•	Alabama (AL) residents attending an AL school must be 17 years old, while AL residents attending a school outside of AL must be 19 years old.

Interest.

MBA Loans. For MBA Loans disbursed beginning with the 1988/1989 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills. During repayment, the borrower’s rate is fixed and the index is the reported yield on 15-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed during the 1990/1991 Academic Year and the 1991/1992 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills. During repayment, the borrower’s rate is fixed and the index is the reported yield on 10-

year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed beginning with the 1992/1993 Academic Year, the borrower received a variable rate during the in-school, grace, and repayment periods, with resets on January 1, April 1, July 1 and October 1. The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills, the 10-year United States Treasury Bond or the 15-year United States Treasury Bond, as the case may be.

For MBA Loans disbursed beginning with the 1996/1997 Academic Year and through the 1998/1999 Academic Year, the borrower received a variable rate during the in-school, grace and repayment periods, with resets on every January 1, April 1, July 1 and October 1. The index is the rate published weekly in The Wall Street Journal, “Credit Markets” section in the table that quotes the results as the “coupon equivalent” rate of the most recent auction of the 13-week U.S. Treasury Bills.

For MBA Loans disbursed beginning with the 1999/2000 Academic Year and through the 2003/2004 Academic Year, the borrower received a variable rate during the in-school, grace and repayment period, with resets on January 1, April 1, July 1, and October 1. The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date.

For MBA Loans disbursed on or after June 1, 2004, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month. The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date.

The interest rate margin for a MBA Loan may be based on whether the loan is in repayment and the borrower’s credit history. Interest rates currently range from T-Bill plus 3.25% to T-Bill plus 4.50%, 10-year Treasury Bond plus 4.50%, 15-year Treasury Bond plus 4.625%, and Prime Rate minus 1.00% to Prime Rate plus 4.00%.

The rate for MBA Loans is equal to the lesser of:

•	the maximum borrower interest rate allowed by law, and

•	the sum of the applicable index and the applicable interest rate margin,

and is

•	rounded to the nearest one-eighth (0.125) of one percent.

MBA EXCEL Loans. The borrower’s interest rate on MBA EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate. Both interest rates are based on the prime rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. prime rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for MBA EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75%% to plus 2.25%. All interest rates for MBA EXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MBA Loans. Borrowers typically begin to repay principal on a MBA Loan after the applicable grace period, which is usually six months after graduation or when the borrower is no longer continuously enrolled at an eligible school at least half time at an eligible school. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, unemployment, internship/residency and economic hardship. Interest will capitalize:

•	At commencement of repayment.

•	Every six (6) months during periods of in-school forbearance and at the end of each in-school forbearance period.

•	Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

•	At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 25 years after repayment begins. The MBA Loans Program currently requires a minimum $50.00 monthly payment per loan. The standard repayment term schedule for the MBA Loans Program is presented below. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

•	Prior to the 1996/1997 Academic Year, repayment terms were as follows:

•	Twelve (12) years (144 months).

•	Minimum monthly payment was $50.00 per loan program.

•	The maximum repayment excludes periods of in-school, grace, deferment and forbearance.

•	For the 1996/1997 Academic Year, repayment terms were as follows:

•	If the outstanding MBA Loan debt was $15,000 or less, the maximum repayment term was twelve (12) years (144 months).

•	If the total indebtedness exceeded $15,000, the maximum repayment term was fifteen (15) years (180 months).

•	Minimum monthly payment is $50.00 per loan program.

•	The maximum repayment excludes periods of in-school, grace, internship/residency, and forbearance.

•	For the 1997/1998 Academic Year to the present:

•

The initial repayment schedule will default to fifteen (15) years at the beginning of repayment. However, the repayment schedule may extend on a case-by-case basis to prevent default, depending on the total indebtedness as outlined below. The extended repayment option was implemented in the 2000/2001 Academic Year.

•	Repayment terms exclude periods of in-school, grace, deferment and forbearance.

•	The minimum monthly payment is $50.00 per loan program.

Total Outstanding MBA Loan Indebtedness	Maximum Repayment Terms
Less than $20,000	15 years (180 months)
$20,000-$40,000	20 years (240 months)
Greater than $40,000	25 years (300 months)

Under the MBA Loans Program, borrowers may also choose a graduated repayment option.

For loans disbursed prior to the 1997/1998 Academic Year, the borrower may receive one of the alternative graduated repayment schedules set forth below in the Select Step(SM) Repayment Plan:

•

If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period allowed is twelve (12) years, the first year (12 months) will be interest-only payments followed by eleven (11) years (132 months) of principal and interest payments.

•

If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period is fifteen (15) years, the first year (12 months) will be interest-only payments followed by fourteen (14) years (168 months) of principal and interest payments.

The Select Step(SM) Repayment Plan also offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet eligibility requirements for this repayment option.

MBA EXCEL Loans. Borrowers typically begin to repay a MBA EXCEL Loan 4 1/2 years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at least half time at an eligible school, whichever is earlier. Borrowers may make an election upon applying for an MBA EXCEL Loan to either:

•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.

Interest that accrues on an MBA EXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total Outstanding MBA EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the MBA EXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The MBA EXCEL Loan programs currently require a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The MBA Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest. In general, forbearance is used most heavily when a loan first enters repayment. However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the MBA Loan Programs have taken advantage of this option. When a borrower ends forbearance and enters repayment, the account is considered current. Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement and when their MBA Loan enters repayment. For an MBA Loan, disbursement fees currently range from 0% to 4%. The disbursement fee is generally added to the requested loan amount. For MBA EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 6%. For MBA Loans and MBA EXCEL Loans, the repayment fee, or some portion of that fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period. Repayment fees currently range from 0% to 4%.

The MBA Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX E

Medical Loan Programs

MEDLOANS® , MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans (“MEDLOANS”) and MD EXCEL, R&R EXCEL Custom, MED EXCEL Preferred, Med EXCEL Custom, R&R EXCEL Preferred, R&R EXCEL Custom, EXCEL Grad Extension Loan R&R, Dental EXCEL Preferred, and Dental EXCEL Custom loans (“MD EXCEL Loans”) provide private supplemental funding for osteopathic, allopathic, veterinary and dental students and can be used to cover education-related expenses. The MEDLOANS and the MD EXCEL Loans programs are referred to collectively as the “Medical Loan Programs.” Since 2000, the Student Loan Marketing Association, prior to its liquidation, Sallie Mae, Inc. and, prior to its merger with Sallie Mae, Inc., Sallie Mae Servicing L.P. have performed the application and origination functions for these loan programs on behalf of the originating lenders. The MEDEX Loan, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R programs help students in their final year of medical school to cover the costs related to internship/residency interviews and relocation.

Eligibility Requirements.

The eligibility requirements for Medical Loan Programs are as follows:

•	Graduate student enrolled or admitted at least half-time at a medical school approved by the Association of American Medical Colleges (AAMC) (for allopathic medical students only).

•	Be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as co-borrower).

The eligibility requirements for MD EXCEL Loans are as follows:

•

Graduate student enrolled at least half time in a graduate level degree granting program at an approved institution, and must be in the final year of a medical program for the EXCEL Grad Extension Loan R&R program.

•	Be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as co-borrower).

•	Meet established credit requirements.

•	In general, be of the age of majority.

•	Have a valid U.S. social security number.

Interest

MEDLOANS. The interest rate for MEDLOANS depends on the date of disbursement and the period of enrollment.

The borrower’s interest rate on MEDLOANS may be fixed or variable. Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment. As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1. The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date. As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1. The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date. As of June 1, 2004 for MEDLOANS ALP Loans, and as of August 1, 2004 for MEDEX Loans, rate changes are monthly variable with resets on the first day of each month. The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date. Interest rates currently range from 91-day T-Bill plus 2.50% to 91-day T-Bill plus 3.50% and Prime Rate to Prime Rate plus 2.00%.

The rate for MEDLOANS is equal to the lesser of:

•	The interest rate cap as presented in the following chart

	Interest Rate Cap		Limitations on Changes in Interest Rates
App Year	Minimum	Maximum
1986/1987 through 1988/1989	6.00%	20.00%	Rate will not change more than 10% during each year
1989/1990 through 1990/1991	6.00%	20.00%	Rate will not change more than 10% during each year
1991/1992 to present	N/A	N/A	The rate will not exceed the maximum allowed by law

and

•	The sum of

Prior to 1992/1993	Variable (In-School and Grace)	Fixed (Repayment)
	• Weekly variable. • Changes each Wednesday. • The index is the weekly auction of the 91-day T-Bill that occurs each Tuesday.	• The most recent weekly average yield on United States Treasury securities adjusted to a constant maturity of 30 years published prior to the beginning of the repayment period.

As of 1992/1993	Variable (In-School and Grace)
• Quarterly variable. • Changes January 1, April 1, July 1 and October 1. • The index is the average of the weekly auctions of the 91-day T-Bill for the quarter preceding the change date.

As of 1999/2000	Variable (In-School, Grace, and Repayment)
• Quarterly variable. • Changes January 1, April 1, July 1 and October 1. • The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.

As of June 1, 2004 for	Variable (In-School, Grace, and Repayment)
MEDLOANS ALP Loans, and as of August 1, 2004 for MEDEX Loans

•     Monthly variable.

•     Changes on the first business day of each month.

•     The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date.

and

•	The applicable interest rate margin.

and

•	Rounded to the nearest one-eighth (0.125) of one percent.

MD EXCEL Loans. The borrower’s interest rate on MD EXCEL Loans can be a monthly variable or annual variable rate. Both interest rates are based on the prime rate determined by Sallie Mae, Inc., which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•

The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month. Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for MD EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%. All interest rates for MD EXCEL Loans are rounded to the nearest 0.25%. If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MEDLOANS. Borrowers typically begin to repay a MEDLOAN within 45 days of the status end date. Borrowers are eligible for a three-year (36 month) grace period for internship/residency upon graduation. When a borrower withdraws from school or is no longer continuously enrolled at an eligible school at least half time, the borrower may be eligible for a nine-month grace period. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.

1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.

1998/1999 to Present	Interest will capitalize at the beginning of repayment and at the end of any deferment or forbearance.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The MEDLOANS program currently requires a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

Under the MEDLOANS program, borrowers may choose a graduated repayment option. The Select Step (SM) Repayment Plan offers the borrower:

•

For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

•

For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

•

For all loans, the borrower has the choice of two (2) years of interest-only payments followed by level payments for the remaining term of the loan, or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan.

•	The borrower must meet certain eligibility requirements.

MD EXCEL Loans. Borrowers typically begin to repay a MD EXCEL Loan 4 1/2 years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier. Borrowers may make an election upon applying for a MD EXCEL Loan to either:

•	pay principal and interest while in school;

•	pay only interest while in school; or

•	defer principal and interest while in school.

Borrowers are also eligible for a four year (48 month) grace period for an internship or residency upon graduation.

Interest that accrues on a MD EXCEL Loan is capitalized at the start of repayment. An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total MD EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the MD EXCEL Loan program, borrowers may also choose a graduated repayment option. The Select Step(SM) Repayment Plan offers the borrower a choice between two (2) years of interest-only payments followed by level payments for the remaining term of the loan or up to four (4) years of interest-only payments followed by level payments for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The MD EXCEL Loan program currently requires a minimum $50.00 monthly payment per loan. Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Medical Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest. In general, forbearance is used most heavily when a loan first enters repayment. However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Medical Loan Programs have taken advantage of this option. When a borrower ends forbearance and enters repayment, the account is considered current. Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement of the loan and when their MEDLOAN enters repayment. For MEDLOANS disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. The disbursement fee currently ranges from 0% to 8%. For MD EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a co-borrower. Supplemental fees at disbursement range from 0% to 6%. For MEDLOANS and MD EXCEL Loans, the repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee currently ranges from 0% to 6%.

The Medical Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX F

Direct-to-Consumer Loan Programs

The Tuition AnswerSM Loan Program, the Tuition Answer II Loan Program and the Tuition Answer Loan Employee First Loan Program (each, a “Tuition Answer Loan” and together the “Tuition Answer Loan Programs”) are direct-to-consumer loan programs that are available to adult students or parents or other creditworthy individuals borrowing on behalf of students who are enrolled, at least half time, in a two or four year degree granting college or university. Since the inception of the Tuition Answer Loan Programs in 2004, Sallie Mae, Inc. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements. The eligibility requirements for the Tuition Answer Loan Programs are as follows:

•	Be currently enrolled at least half-time in a degree or certificate granting program at an eligible degree-granting institution.

•	Have a valid U.S. social security number.

•	Be a U.S. citizen or eligible permanent resident.

•	Meet established credit requirements.

•	In most cases, be 18 years or older or apply with a creditworthy co-borrower.

Interest.

The interest rate for a Tuition Answer Loan is variable and currently ranges from prime rate plus 0.00% to prime rate plus 7.75%. The borrower’s interest rate resets monthly on the first day of each month. The margin will be based on the payment option chosen and on whether there is a co-borrower and/or the borrower or co-borrower’s credit score. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history. If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for Tuition Answer Loans is equal to the lesser of:

•	The maximum borrower interest rate allowed by law,

and

•	The sum of

•	the highest U.S. Prime Rate, as published in The Wall Street Journal under the “Money Rates” section on the next to last New York business day of the month prior to the reset date, and

•	the applicable interest rate margin,

and is

•	Rounded to the nearest one-fourth (0.25) of one percent.

F-1

A borrower’s interest rate may also be increased by 2% if a borrower fails to make a payment when due, is in default, or if certain other events outlined in the promissory note occur.

Repayment.

Borrowers typically begin to repay principal on a Tuition Answer Loan after the applicable grace period, which is usually six months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:

•	At commencement of repayment.

•	At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins. The Tuition Answer Loan Programs currently require a minimum monthly payment of $50.00 per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of deferment and forbearance.

Total Outstanding Tuition Answer Loan Indebtedness	Maximum Repayment Terms
$2,999 and under	4 years (48 months)
$3,000 to $3,999	6 years (72 months)
$4,000 to $7,499	10 years (120 months)
$7,500 to $9,999	15 years (180 months)
$10,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and above	30 years (360 months)

Under the Tuition Answer Loan Programs, borrowers may also choose an interest-only repayment option. Under the interest-only repayment option while the student is continuously enrolled at an eligible school, a borrower may make interest-only payments for up to four (4) years followed by level payments of principal and interest for the remaining term of the loan. The borrower must meet certain eligibility requirements for this repayment option.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement. The disbursement fee is added to the requested loan amount and is based among other factors on the borrower’s and/or co-borrower’s credit score and ranges from 0% to 10%.

The Tuition Answer Loan Programs and the servicing requirements thereunder may be amended from time to time.

F-2

APPENDIX G

Private Consolidation Loan Program

The Sallie Mae Private Consolidation Loan Program (“Private Consolidation Loans”) allows eligible borrowers to combine several existing private education loans into one new loan. Since the inception of the Sallie Mae Private Consolidation Loan Program in 2006, Sallie Mae, Inc. and its affiliates have performed all application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements. The eligibility requirements for the Private Consolidation Loan Program are as follows:

•	Be a U.S. citizen or eligible permanent resident.

•	Have a valid U.S. Social Security number.

•	Have good credit or apply with a creditworthy co-borrower and have a minimum three-year credit history.

•	Meet minimum income requirements.

•	In most cases, be 18 years or older.

•	Be consolidating private education loans on which he/she is the primary borrower.

•	Students must have successfully completed his/her post-secondary course of study (or will do so within the next 30 days).

Interest.

The interest rate for a Private Consolidation Loan is variable and currently ranges from prime rate plus 0.0% to prime rate plus 6.0%. The borrower’s interest rate resets monthly on the first day of each month. The margin is generally based on whether there is a co-borrower and the borrower and/or co-borrower’s credit score and payment history. If the margin is determined by the credit rating and the loan does not have a co-borrower, the analysis is based on the borrower’s credit history. If there is a co-borrower, the analysis is based on the co-borrower’s credit history.

The interest rate for Private Consolidation Loans is equal to the lesser of:

•	The maximum borrower interest rate allowed by law,

and

•	The sum of

•	the highest U.S. Prime Rate, as published in The Wall Street Journal under the “Money Rates” table on the next to last New York business day of the month prior to the reset date, and

•	the applicable interest rate margin,

and is

G-1

•	Rounded to the nearest one-fourth (0.25) of one percent.

A borrower’s interest rate may also be increased by 2% if the borrower fails to make any monthly installment payment within 15 days after it becomes due.

Repayment.

Borrowers typically begin to repay principal and interest on a Private Consolidation Loan immediately, within 45 days after the disbursement date. If a student borrower re-enrolls in school at least half-time, the student borrower is eligible for up to forty-eight (48) months of in-school payment postponement, during which time the borrower is not required to make any payments. Borrowers may defer the repayment of and capitalize interest due during periods of educational enrollment, internship/residency, unemployment and economic hardship. Interest will capitalize:

•	At commencement of repayment.

•	At the end of each hardship forbearance period.

In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins. The Private Consolidation Loan Program currently require a minimum monthly payment of $50.00 per loan. The standard repayment term schedule is presented in the following chart. Repayment terms exclude periods of postponement, deferment and forbearance.

Total Outstanding Private Consolidation Loan Indebtedness	Maximum Repayment Terms
$5,000 to $19,999	15 years (180 months)
$20,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and above	30 years (360 months)

Under the Private Consolidation Loan Program, borrowers may also choose an interest-only repayment option. Under the interest-only repayment option, a borrower will make one (1) year of interest-only payments followed by level payments of principal and interest for the remaining term of the loan. The interest-only period, if any, is included in the maximum repayment term. Interest only payments are based on the interest rate in effect at the time of disclosure. The borrower must meet certain eligibility requirements for this repayment option.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement. The disbursement fee is added to the requested loan amount and is based on the borrower’s and/or co-borrower’s credit and ranges from 0% to 5%.

The Private Consolidation Loan Program and the servicing requirements thereunder may be amended from time to time.

G-2

APPENDIX H

Global Clearance, Settlement and

Tax Documentation Procedures

Except in some limited circumstances, the notes offered under the related prospectus supplement will be available only in book-entry form as “Global Securities.” Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Additional Information Regarding the Notes—Book Entry Registration” in this prospectus) will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions in U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

All non-U.S. Dollar denominated Global Securities will be held in book-entry form by a common depositary for Clearstream, Luxembourg and Euroclear in the name of a nominee to be selected by the common depositary. Investors’ interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream, Luxembourg or Euroclear.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading on a Reset Date. Secondary market trading on a reset date will be settled as described under “Additional Information Regarding the Notes—Book-Entry Registration” in this prospectus.

Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear participants. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.

Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%), or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•	that holder takes one of the following steps to obtain an exemption or reduced tax rate:

1. Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax. To obtain this exemption, they are generally required to file a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

2. Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or partnership, for which the income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

3. Exemption or reduced rate for non-U.S. persons resident in treaty countries— Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

4. Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification certifying that they are not subject to U.S. backup withholding tax).

U.S. Federal Income Tax Reporting Procedure. The Global Securityholder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN, provided without a taxpayer identification number (“TIN”) and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year. Form W-8BEN provided with a TIN will generally be effective until a change in circumstances makes any information on the form incorrect.

For these purposes, a U.S. person is:

•	a citizen or individual resident of the United States,

•	a corporation or partnership, including an entity treated as such, organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

•	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

(up to)

$406,791,000

CLASS A-4 NOTES

SLM Student Loan Trust 2005-8

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

PRELIMINARY REMARKETING

PROSPECTUS SUPPLEMENT

Remarketing Agents

Deutsche Bank Securities

Merrill Lynch & Co.

October     , 2008